                                                                EXHIBIT 4.1


================================================================================




                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                                     among


                           WESCO DISTRIBUTION, INC.


                              THE SEVERAL LENDERS
                     FROM TIME TO TIME PARTIES HERETO, and



                              BARCLAYS BANK PLC,
                          as Administrative Agent and
                              as Collateral Agent



                          DATED AS OF MARCH 14, 1997


================================================================================

                               TABLE OF CONTENTS

                                                             Page

SECTION 1.  DEFINITIONS.......................................  2
      1.1    Defined Terms....................................  2
      1.2    Other Definitional Provisions.................... 46

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS................... 47
      2.1    Commitments...................................... 47
      2.2    Revolving Credit Notes........................... 47
      2.3    Procedure for Revolving Credit Borrowing......... 48
      2.4    CAF Advances..................................... 48
      2.5    Procedure for CAF Advance Borrowing.............. 49
      2.6    CAF Advance Payments............................. 52
      2.7    Evidence of Debt................................. 52
      2.8    Certain Restrictions............................. 53
      2.9    Termination or Reduction of Commitments;
             Transfers of the Commitments and the Canadian
             Commitments...................................... 53
      2.10   Swing Line Commitments........................... 55

SECTION 3.  LETTERS OF CREDIT................................. 58
      3.1    L/C Commitment................................... 58
      3.2    Procedure for Issuance of Letters of Credit...... 58
      3.3    Fees, Commissions and Other Charges.............. 59
      3.4    L/C Participations............................... 60
      3.5    Reimbursement Obligation of the Borrower......... 61
      3.6    Obligations Absolute............................. 62
      3.7    Letter of Credit Payments........................ 63
      3.8    Application...................................... 63

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO
               LOANS AND LETTERS OF CREDIT.................... 63
      4.1    Interest Rates and Payment Dates................. 63
      4.2    Conversion and Continuation Options.............. 64
      4.3    Minimum Amounts of Tranches...................... 65
      4.4    Optional and Mandatory Prepayments............... 65
      4.5    Facility Fees; Agency Fees; Other Fees........... 67

                                                             Page

      4.6    Computation of Interest and Fees................. 67
      4.7    Inability to Determine Interest Rate............. 68
      4.8    Pro Rata Treatment and Payments.................. 68
      4.9    Borrowing Base Compliance........................ 69
      4.10   Illegality....................................... 70
      4.11   Requirements of Law.............................. 70
      4.12   Taxes............................................ 72
      4.13   Indemnity........................................ 74
      4.14   Certain Rules Relating to the Payment of
             Additional Amounts............................... 75

SECTION 5.  REPRESENTATIONS AND WARRANTIES.................... 77
      5.1    Financial Condition.............................. 77
      5.2    No Change; Solvent............................... 77
      5.3    Corporate Existence; Compliance with Law......... 78
      5.4    Corporate Power; Authorization; Enforceable
             Obligations...................................... 78
      5.5    No Legal Bar..................................... 79
      5.6    No Material Litigation........................... 79
      5.7    No Default....................................... 80
      5.8    Ownership of Property; Liens..................... 80
      5.9    Intellectual Property............................ 80
      5.10   No Burdensome Restrictions....................... 80
      5.11   Taxes............................................ 80
      5.12   Federal Regulations.............................. 81
      5.13   ERISA............................................ 81
      5.14   Collateral....................................... 82
      5.15   Investment Company Act; Other Regulations........ 83
      5.16   Subsidiaries..................................... 83
      5.17   Purpose of Loans................................. 83
      5.18   Environmental Matters............................ 83
      5.19   Certain Documents................................ 85
      5.20   Acquisition Documents; First Mortgage Note
             Documents........................................ 85
      5.21   Master Lease Agreement; RealCo Landlord Waiver
             ................................................. 86

SECTION 6.  CONDITIONS PRECEDENT.............................. 87
      6.1    Conditions to Effectiveness...................... 87

                                                             Page

      6.2    Conditions to Each Extension of Credit........... 88

SECTION 7.  AFFIRMATIVE COVENANTS............................. 89
      7.1    Financial Statements............................. 89
      7.2    Certificates; Other Information.................. 91
      7.3    Payment of Obligations........................... 93
      7.4    Conduct of Business and Maintenance of
             Existence........................................ 93
      7.5    Maintenance of Property; Insurance............... 93
      7.6    Inspection of Property; Books and Records;
             Discussions...................................... 93
      7.7    Notices.......................................... 94
      7.8    Environmental Laws............................... 95
      7.9    Landlord Waivers................................. 96
      7.10   Loans to Cover Canadian Borrowing Base
             Defaults......................................... 96
      7.11   Cash Management System........................... 96

SECTION 8.  NEGATIVE COVENANTS................................ 97
      8.1    Financial Condition Covenants.................... 98
      8.2    Limitation on Indebtedness....................... 99
      8.3    Limitation on Liens..............................101
      8.4    Limitation on Guarantee Obligations..............104
      8.5    Limitation on Fundamental Changes................106
      8.6    Limitation on Sale of Assets.....................106
      8.7    Limitation on Dividends..........................107
      8.8    Limitation on Optional Payments and
             Modifications of Debt Instruments and other
             Contractual Obligations..........................109
      8.9    Limitation on Capital Expenditures...............111
      8.10   Limitation on Investments, Loans and Advances....111
      8.11   Limitation on Transactions with Affiliates.......113
      8.12   Limitation on Sales and Leasebacks...............114
      8.13   Limitations on Dispositions of Collateral........115
      8.14   Limitation on Changes in Fiscal Year.............115
      8.15   Limitation on Negative Pledge Clauses............115

                                       5
                                                             Page

      8.16   Limitation on Lines of Business; Creation of
             Subsidiaries.....................................115

SECTION 9.  EVENTS OF DEFAULT.................................117

SECTION 10. THE AGENT.........................................121
      10.1   Appointment......................................121
      10.2   Delegation of Duties.............................122
      10.3   Exculpatory Provisions...........................122
      10.4   Reliance by Agent................................122
      10.5   Notice of Default................................123
      10.6   Non-Reliance on Agent and Other Lenders..........123
      10.7   Indemnification..................................124
      10.8   Agent in Its Individual Capacity.................124
      10.9   Successor Agent..................................124
      10.10  Swing Line Lender................................125
      10.11  Co-Agents........................................125

SECTION 11. MISCELLANEOUS.....................................125
      11.1   Amendments and Waivers...........................125
      11.2   Notices..........................................127
      11.3   No Waiver; Cumulative Remedies...................128
      11.4   Survival of Representations and Warranties.......128
      11.5   Payment of Expenses and Taxes....................128
      11.6   Successors and Assigns; Participations and
             Assignments......................................130
      11.7   Adjustments; Set-off.............................133
      11.8   Counterparts.....................................134
      11.9   Severability.....................................134
      11.10  Integration......................................134
      11.11  GOVERNING LAW....................................134
      11.12  Submission To Jurisdiction; Waivers..............135
      11.13  Acknowledgements.................................135
      11.14  WAIVERS OF JURY TRIAL............................136
      11.15  Confidentiality..................................136
      11.16  Amendment to Security Documents..................136
      11.17  Amendment and Restatement........................137

SCHEDULES

     1         Commitments; Addresses
     5.4       Consents Required
     5.9       Intellectual Property Claims
     5.16      Subsidiaries
     6.1(j)    Filing Jurisdictions
     7.11      Depositary Banks
     8.2(h)    Existing Indebtedness
     8.3(j)    Existing Liens
     8.4(a)    Guarantee Obligations
     8.10(c)   Existing Investments
     8.11(v)   Existing Transactions with Affiliates


EXHIBITS

     A-1       Form of Revolving Credit Note
     A-2       Form of Swing Line Note
     B         Form of U.S. Tax Compliance Certificate
     C         Form of Landlord's Waiver
     D-1       Form of Opinion of Debevoise & Plimpton
     D-2       Form of Opinion of Secretary of the Borrower
     E         Form of Monthly Borrowing Base Certificate
     F         Form of Subsidiary Guarantee
     G         Form of Assignment and Acceptance
     H         Form of CAF Advance Confirmation
     I         Form of CAF Advance Offer
     J         Form of CAF Advance Request
     K         Form of Fleet Resignation Letter

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 14, 1997, among WESCO DISTRIBUTION, INC., a Delaware corporation (the "Borrower"), the several
                                                       --------
banks and other financial institutions from time to time parties to this

Agreement (the "Lenders"), BARCLAYS BANK PLC, a banking corporation organized
                -------
under the laws of the United Kingdom ("Barclays"), as administrative agent for
                                       --------
the Lenders hereunder (in such capacity, the "Administrative Agent"), and
                                              --------------------
Barclays, as collateral agent (in such capacity, the "Collateral Agent").
                                                      ----------------


                             W I T N E S S E T H :
                             - - - - - - - - - -


     WHEREAS, the Borrower is a company organized by Clayton, Dubilier & Rice, Inc. ("CD&R");
       ----

     WHEREAS, the Borrower is a wholly owned Subsidiary of CDW Holding Corporation, a Delaware corporation ("Holdings") organized by CD&R;
                                      --------

     WHEREAS, the Borrower is a party to the Credit Agreement, dated as of February 24, 1995 (as amended by the First Amendment, dated as of March 29, 1996, and the Second Amendment, dated as of August 5, 1996, the "Existing Credit
                                                                 ---------------
Agreement") with the banks and other financial institutions party thereto,
---------
Barclays, as administrative agent, and Fleet Capital Corporation (as successor to Shawmut Capital Corporation), as collateral agent, and WESCO Distribution-Canada, Inc., an Ontario corporation and a wholly owned Subsidiary of the Borrower (the "Canadian Borrower"), is a party to the Canadian Credit Agreement
               -----------------
(as such term is defined in the Existing Credit Agreement, the "Existing
                                                                --------
Canadian Credit Agreement");
-------------------------

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Existing Canadian Agreement is being amended and restated (as so amended and restated
and as further amended, supplemented or otherwise modified from time to time, the "Canadian Credit Agreement");
     -------------------------

     WHEREAS, the Company has requested that the Existing Credit Agreement be amended and restated to extend the period during which loans may be made thereunder, increase the aggregate commitments and modify the adjustments to the interest rate margin to be charged on the loans made thereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree that, effective on the Effective Date (as hereinafter defined), the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:


     SECTION 1.  DEFINITIONS

     1.1 Defined Terms.  As used in this Agreement, the following terms shall
         -------------
have the following meanings:

     "Accounts":  as defined in the Uniform Commercial Code as in effect in the
      --------
State of New York; and, with respect to the Borrower or any of its Additional Subsidiaries, all such accounts of the Borrower or such Additional Subsidiary, whether now existing or existing in the future, including, without limitation
(i) all accounts receivable of the Borrower or such Additional Subsidiary (whether or not specifically listed on schedules furnished to the Administrative Agent), including, without limitation, all accounts created by or arising from all of the Borrower's or such Additional Subsidiary's sales of goods or rendition of services made under any of its trade names, or through any of its divisions, (ii) all rights to any goods represented by any of the foregoing, including returned or repossessed goods, (iii) all reserves and credit balances held by the Borrower or such Additional Subsidiary with respect to any such accounts receivable or Obligors, (iv) all letters of credit, guarantees or collateral for any of the foregoing and (v) all insurance policies or rights relating to any of the foregoing.

     "Acquisition":  the collective reference to (i) the acquisition by Holdings
      -----------
of substantially all of the U.S.-based assets of WESCO, the transfer of such assets (other than certain real property) on its behalf by Westinghouse U.S. to the Borrower and the transfer of such real property by Westinghouse U.S. on its behalf to RealCo, in each case pursuant to the Acquisition Agreement and certain of the Collateral Documents (as defined in the Acquisition Agreement) and (ii) the acquisition by the Canadian Borrower of substantially all of the Canadian-based assets of WESCO pursuant to the Canadian Acquisition Agreement and certain of the Collateral Documents (as defined in the Acquisition Agreement).

     "Acquisition Agreement":  the Acquisition Agreement, dated as of February
      ---------------------
15, 1994, between Holdings and Westinghouse U.S., as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

     "Acquisition Agreements":  the collective reference to the Acquisition
      ----------------------
Agreement and the Canadian Acquisition Agreement.

     "Acquisition Documents":  the collective reference to the Acquisition
      ---------------------
Agreement, the Canadian Acquisition Agreement and each Collateral Agreement (as defined in the Acquisition Agreement) that is not also a First Mortgage Note Document.

     "Acquisition Documentation":  as defined in subsection 6.1(c) of the
      -------------------------
Existing Credit Agreement.

     "Additional Subsidiary":  each Subsidiary of the Borrower other than RealCo
      ---------------------
and the Canadian Borrower and its Subsidiaries.

     "Adjustment Date":  the first Business Day following receipt by the
      ---------------
Administrative Agent of (a) the financial statements required to be delivered pursuant to subsection 7.1(a), (b) or (c), as the case may be, for the then most recently completed fiscal period or (b) unaudited financial statements which (i) comply with all requirements of subsection 7.1(a) (other than the requirement that such financial statements be reported on by a certified public accountant) and (ii) are certified by a Responsible Officer of the Borrower as being fairly stated in all material respects.

     "Administrative Agent":  as defined in the preamble hereto.
      --------------------

     "Administrative Agents":  the collective reference to the Administrative
      ---------------------
Agent and the Canadian Administrative Agent.

     "Affiliate":  as to any Person, any other Person (other than a Subsidiary)
      ---------
which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Asset Sale Shortfall Amount":  as of any date of determination,
      -------------------------------------
with respect to all Mixed Asset Sales (or series of related Mixed Asset Sales) consummated on or prior to such date, the difference between (i) the sum of all Asset Sale Shortfall Amounts in respect of such Mixed Asset Sales (or series of related Mixed Asset Sales) which are determined to be a positive number in accordance with the definition of Asset Sale Shortfall Amount, minus (ii) the sum of the absolute value of all Asset Sale Shortfall
        -----
Amounts in respect of such Mixed Asset Sales (or series of related Mixed Asset Sales) which are determined to be a negative number in accordance with the definition of Asset Sale Shortfall Amount.

     "Aggregate Canadian Outstandings":  the meaning ascribed to the term
      -------------------------------
"Aggregate Outstandings" in the Canadian Credit Agreement.

     "Aggregate Majority Lenders":  at any time, Lenders and Canadian Lenders
      --------------------------
which, in the aggregate, have Commitments (or, if the Commitments have terminated or expired, Aggregate Outstandings) and Canadian Commitments (or, if the Canadian Commitments have terminated or expired, Aggregate Canadian Outstandings) aggregating at least 51% of the sum of the Commitments of all Lenders (or, if the Commitments have terminated or expired, the Aggregate Outstandings of all Lenders) and the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the Canadian Commitments of all Canadian Lenders (or, if the Canadian Commitments have terminated or expired, the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange
Rate) of the Aggregate Canadian Outstandings of all Canadian Lenders), provided
                                                                       --------
that at any time after the Commitments, all Letters of Credit and the Canadian Commitments have terminated or expired and the Aggregate Outstandings and the Aggregate Canadian Outstandings have been paid in full, Aggregate Majority Lenders shall mean Lenders which, in the aggregate, have CAF Outstandings aggregating at least 51% of the sum of the CAF Outstandings of all Lenders.

     "Aggregate Outstandings":  as to any Lender at any time, an amount equal to
      ----------------------
the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Commitment Percentage of the Swing Line Loans then outstanding.

     "Aggregate Supermajority Lenders":  at any time, Lenders and Canadian
      -------------------------------
Lenders which, in the aggregate, have Commitments (or, if the Commitments have terminated or expired, Aggregate Outstandings) and Canadian Commitments (or, if the Canadian Commitments have terminated or expired, Aggregate Canadian Outstandings) aggregating at least 75% of the sum of the Commitments of all Lenders (or, if the Commitments have terminated or expired, the Aggregate Outstandings of all Lenders) and the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the Canadian Commitments of all Canadian Lenders (or, if the Canadian Commitments have terminated or expired, the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange
Rate) of the Aggregate Canadian Outstandings of all Canadian Lenders), provided
                                                                       --------
that at any time after the Commitments, all Letters of Credit and the Canadian Commitments have terminated or expired and the Aggregate Outstandings and the Aggregate Canadian Outstandings have been paid in full, Aggregate Supermajority Lenders shall mean Lenders which, in the aggregate, have CAF Outstandings aggregating at least 75% of the CAF Outstandings of all Lenders.

     "Agreement":  this Credit Agreement, as amended, supplemented or otherwise
      ---------
modified from time to time.

     "Applicable Margin":  for each Type of Loan, the rate per annum set forth
      -----------------
under the relevant column heading below, less the Margin Reduction Percentage in
                                         ----
effect from time to time, provided that for Base Rate
                          --------

Loans the Applicable Margin shall not be less than zero:

     Base Rate Loans    Eurodollar Loans
     ---------------    ----------------

          0.25%              1.00%

  "Application":  an application, in such form as the Issuing Lender may specify
   -----------
from time to time, requesting the Issuing Lender to open a Letter of Credit.

  "Asset Sale":  any sale, issuance, conveyance, transfer, lease or other
   ----------
disposition (any of the foregoing, a "Disposition") by the Borrower or any of
                                      -----------
its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries), in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, Capital Stock, but excluding any sale or issuance of equity securities of any Additional Subsidiary to one or more Permitted Equity Purchasers to the extent such sale or issuance is permitted by this Agreement) of the Borrower or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) to any Person other than the Borrower or an Additional Subsidiary.

  "Asset Sale Shortfall Amount":  with respect to any Mixed Asset Sale or series
   ---------------------------
of related Mixed Asset Sales, the difference between (i) the book value of all Inventory of the Borrower or any Additional Subsidiary and all other Collateral sold or to be sold in connection with such Mixed Asset Sale or series of related Mixed Asset Sales (or, at the option of the Borrower in lieu of such book value, the purchase price allocated to such Inventory and other Collateral by the Borrower or the applicable Additional Subsidiary and the purchaser thereof in good faith and set forth in the related purchase agreement) minus (ii) the Net
                                                            -----
Cash

Proceeds of such Mixed Asset Sale; the Asset Sale Shortfall Amount with respect to any Mixed Asset Sale or series of related Mixed Asset Sales may be either a positive or a negative number.

  "Assignee":  as defined in subsection 11.6(c).
   --------

  "Available Canadian Commitment":  the meaning ascribed to the term "Available
   -----------------------------
Commitment" in the Canadian Credit Agreement.

  "Available Commitment":  as to any Lender at any time, an amount equal to the
   --------------------
excess, if any, of (a) the amount of such Lender's Commitment at such time over
                                                                           ----
(b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender, (ii) an amount equal to such Lender's Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans and CAF Advances, and (iii) an amount equal to such Lender's Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "Available
                                                                    ---------
Commitments".
-----------

  "Barclays":  as defined in the preamble hereto.
   --------

  "Base Rate":  for any day, a rate per annum (rounded upwards, if necessary, to
   ---------
the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per
                               ----------
annum publicly announced from time to time by Barclays as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Barclays in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall
                                            ----------------------------
mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

  "Base Rate Loans":  Loans bearing interest at a rate based upon the Base Rate
   ---------------
(including, without limitation, the Swing Line Loans).

  "Borrower":  as defined in the preamble hereto.
   --------

  "Borrowers":  the collective reference to the Borrower and the Canadian
   ---------
Borrower.

  "Borrower Canadian First Mortgage Note Guarantees":  the guarantees included
   ------------------------------------------------
on the Canadian First Mortgage Notes and made by the Borrower in favor of the holders of the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8 hereof and subsection 9.6 of the Canadian Credit Agreement.

  "Borrower Canadian Stock Pledge Agreement":  the Stock Pledge Agreement
   ----------------------------------------
executed and delivered by the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit D to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Borrower Guarantee":  the meaning ascribed to the term "U.S. Borrower
   ------------------
Guarantee" in the Canadian Credit Agreement.

  "Borrower Patent Security Agreement":  the Patent Security Agreement executed
   ----------------------------------
and delivered by the Borrower in favor of the Collateral Agent, substantially in the form of Exhibit E to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Borrower RealCo First Mortgage Note Guarantees":  the guarantees included on
   ----------------------------------------------
the RealCo First Mortgage Notes and made by the Borrower in favor of the holders of the RealCo First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "Borrower Security Agreement":  the Security Agreement executed and delivered
   ---------------------------
by the Borrower in favor of the Collateral Agent, substantially in the form of Exhibit F to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Borrower Stock Pledge Agreement":  the Stock Pledge Agreement executed and
   -------------------------------
delivered by the Borrower in favor of the Collateral Agent, substantially in the form of Exhibit G to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Borrower Trademark Security Agreement":  the Trademark Security Agreement
   -------------------------------------
executed and delivered by the Borrower in favor of the Collateral Agent, substantially in the form of Exhibit H to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Borrowing Base":  an amount, calculated on a monthly basis based upon the
   --------------
most recent Monthly Borrowing Base Certificate delivered pursuant to subsection 7.2(c), equal to the sum (without duplication) of (a) 85% of Eligible Accounts plus (b) the lesser of (1) the U.S. Inventory Sublimit Amount and (2) 60% of
----
Eligible Inventory; provided, however, that the Borrowing Base shall be deemed
                    --------  -------
to be infinite in amount at all times during any Borrowing Base Elimination Period. All determinations in connection with the Borrowing Base shall be made by the Borrower and certified to the Collateral Agent by a Responsible Officer of the Borrower; provided, however, that the Collateral Agent shall have the
                 --------  -------
final right to review and adjust any such determination to the extent the Collateral Agent determines, in its reasonable judgment after consultation with the Borrower and the Administrative Agent, that such determination is not in accordance with this Agreement. The Borrower shall from time to time provide such assistance to the Collateral Agent as the Collateral Agent reasonably may request for the purpose of determining compliance by the Borrower with the Borrowing Base.

  "Borrowing Base Default":  any Default or Event of Default which occurs solely
   ----------------------
because the Total Aggregate Outstandings exceed the Borrowing Base then in effect.

  "Borrowing Base Elimination Period":  any period commencing on an Adjustment
   ---------------------------------
Date and ending on the Business Day immediately preceding the next succeeding Adjustment Date, provided that (a) the Fixed Charge Coverage Ratio for the four
                 --------
consecutive fiscal quarters of the Borrower reflected in the financial statements delivered by the Borrower hereunder for the period ending immediately prior to the first such Adjustment Date is greater than or equal to 4.00:1 and (b) no Borrowing Base Elimination Period may exist so long as an Event of Default shall have occurred and be continuing.

  "Borrowing Date":  any Business Day specified in a notice pursuant to
   --------------
subsection 2.3, 2.5(a) or 2.10 as a date on which the Borrower requests the Lenders to make Loans hereunder.

  "Business":  as defined in subsection 5.18.
   --------

  "Business Day":  a day other than a Saturday, Sunday or other day on which
   ------------
commercial banks in New York City are authorized or required by law to close; provided, that when such term is used to describe a day on which a borrowing,
--------
payment or interest rate determination is to be made in respect of a Eurodollar Loan or a Eurodollar Rate CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

  "CAF":  competitive advance facility.
   ---

  "CAF Advance":  each CAF Advance made pursuant to subsection 2.4.
   -----------

  "CAF Advance Availability Period":  the period from and including the
   -------------------------------
Effective Date to and including
the date which is 14 days prior to the Termination Date.

  "CAF Advance Confirmation":  each confirmation by the Borrower of its
   ------------------------
acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit H and shall be delivered to the Agent by facsimile transmission.

  "CAF Advance Interest Payment Date":  as to each CAF Advance, each interest
   ---------------------------------
payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

  "CAF Advance Maturity Date":  as to any CAF Advance, the date specified by the
   -------------------------
Borrower in its acceptance of a CAF Advance offer pursuant to subsection 2.5(d)(ii) in its acceptance of the related CAF Advance Offer.

  "CAF Advance Offer":  each offer by a Lender to make CAF Advances pursuant to
   -----------------
a CAF Advance Request, which offer shall contain the information specified in
Exhibit I and shall be delivered to the Agent by telephone, immediately confirmed by facsimile transmission.

  "CAF Advance Request":  each request by the Borrower for Lenders to submit
   -------------------
bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit J and shall be delivered to the Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

  "CAF Outstandings":  as to any Lender at any time, an amount equal to the
   ----------------
aggregate then outstanding principal amount of all CAF Advances owing to such Lender.

  "Canada-U.S. Transfer":  as defined in subsection 2.4(b).
   --------------------

  "Canadian Accounts":  the meaning ascribed to the term "Accounts" in the
   -----------------
Canadian Credit Agreement.

  "Canadian Acquisition Agreement":  the Asset Acquisition Agreement, dated as
   ------------------------------
of February 28, 1994, between the Canadian Borrower and Westinghouse Canada, as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "Canadian Administrative Agent":  the Bank of Nova Scotia, a Canadian
   -----------------------------
chartered bank.

  "Canadian Aggregate Asset Sale Shortfall Amount":  the meaning ascribed to the
   ----------------------------------------------
term "Aggregate Asset Sale Shortfall Amount" in the Canadian Credit Agreement.

  "Canadian Asset Sale":  the meaning ascribed to the term "Asset Sale" in the
   -------------------
Canadian Credit Agreement.

  "Canadian Borrower":  as defined in the recitals hereto.
   -----------------

  "Canadian Borrower Security Agreement":  the meaning ascribed to the term
   ------------------------------------
"Borrower Security Agreement" in the Canadian Credit Agreement.

  "Canadian Borrowing Base":  the meaning ascribed to the term "Borrowing Base"
   -----------------------
in the Canadian Credit Agreement.

  "Canadian Borrowing Base Default":  the meaning ascribed to the term
   -------------------------------
"Borrowing Base Default" in the Canadian Credit Agreement.

  "Canadian Cash Collateral Agreement":  the Cash Collateral and Security
   ----------------------------------
Agreement, dated as of February 28, 1994, between the Canadian Borrower and

Westinghouse Canada, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8 hereof and subsection 9.6 of the Canadian Credit Agreement.

  "Canadian Collateral":  the meaning ascribed to the term "Collateral" in the
   -------------------
Canadian Credit Agreement.

  "Canadian Collateral Agent":  Barclays.
   -------------------------

  "Canadian Collateral Covenant Agreement":  the meaning ascribed to the term
   --------------------------------------
"Collateral Covenant Agreement" in the Canadian Credit Agreement.

  "Canadian Commitment":  the meaning ascribed to the term "Commitment" under
   -------------------
the Canadian Credit Agreement.

  "Canadian Commitment Percentage":  the meaning ascribed to the term
   ------------------------------
"Commitment Percentage" in the Canadian Credit Agreement.

  "Canadian Credit Agreement":  as defined in the recitals hereto.
   -------------------------

  "Canadian Dispositions":  the meaning ascribed to the term "Dispositions" in
   ---------------------
the Canadian Credit Agreement.

  "Canadian Dollar Increase Amount":  as defined in subsection 2.4(b).
   -------------------------------

  "Canadian Dollar Reduction Amount":  as defined in subsection 2.4(b).
   --------------------------------

  "Canadian Dollars" and "C$":  dollars in the lawful currency of Canada.
   ----------------       --

  "Canadian Eligible Accounts":  the meaning ascribed to the term "Eligible
   --------------------------
Accounts" in the Canadian Credit Agreement.

  "Canadian Eligible Inventory":  the meaning ascribed to the term "Eligible
   ---------------------------
Inventory" in the Canadian Credit Agreement.

  "Canadian Extensions of Credit":  the meaning ascribed to the term "Extensions
   -----------------------------
of Credit" in the Canadian Credit Agreement.

  "Canadian First Mortgage Note Documents":  the collective reference to the
   --------------------------------------
Canadian First Mortgage Notes, the Canadian Mortgages, the Holdings Canadian First Mortgage Note Guarantees, the Borrower Canadian First Mortgage Note Guarantees, the RealCo Canadian First Mortgage Note Guarantees and the Canadian Cash Collateral Agreement.

  "Canadian First Mortgage Notes":  the First Mortgage Note, dated as of
   -----------------------------
February 28, 1994, originally issued by the Canadian Borrower to Westinghouse Canada and all notes issued in exchange therefor and in exchange for such exchanged notes, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8 hereof and subsection 9.6 of the Canadian Credit Agreement.

  "Canadian Inventory":  the meaning ascribed to the term "Inventory" in the
   ------------------
Canadian Credit Agreement.

  "Canadian Issuing Lender":  the meaning ascribed to the term "Issuing Lender"
   -----------------------
in the Canadian Credit Agreement.

  "Canadian L/C Obligations":  the meaning ascribed to the term "L/C
   ------------------------
Obligations" in the Canadian Credit Agreement.

  "Canadian Lenders":  the meaning ascribed to the term "Lenders" in the
   ----------------
Canadian Credit Agreement.

  "Canadian Letters of Credit":  the meaning ascribed to the term "Letters
   --------------------------
of Credit" in the Canadian Credit Agreement.

  "Canadian Loans":  the meaning ascribed to the term "Loans" in the Canadian
   --------------
Credit Agreement.

  "Canadian Loan Documents:  the meaning ascribed to the term "Loan Documents"
   -----------------------
in the Canadian Credit Agreement.

  "Canadian Loan Parties":  the meaning ascribed to the term "Loan Parties" in
   ---------------------
the Canadian Credit Agreement.

  "Canadian Mortgaged Property":  each parcel of real property owned by the
   ---------------------------
Canadian Borrower and encumbered by a Canadian Mortgage.

  "Canadian Mortgages":  the collective reference to (i) each of the fee
   ------------------
mortgages, each dated as of February 28, 1994, each made by the Canadian Borrower in favor of Westinghouse Canada and (ii) any other mortgage made from time to time by the Canadian Borrower in favor of Westinghouse Canada pursuant to the Canadian First Mortgage Notes, each of such mortgages encumbering one of the Canadian Mortgaged Properties with a first mortgage lien securing the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8 hereof and subsection 9.6 of the Canadian Credit Agreement.

  "Canadian Net Cash Proceeds":  the meaning ascribed to the term "Net Cash
   --------------------------
Proceeds" in the Canadian Credit Agreement.

  "Canadian Notes":  the meaning ascribed to the term "Notes" in the Canadian
   --------------
Credit Agreement.

  "Canadian Obligations":  as of any date of determination, (i) the aggregate
   --------------------
outstanding principal amount of the Canadian Loans, together with all accrued and unpaid interest thereon, (ii) the outstanding Canadian Reimbursement Obligations, together with all accrued and unpaid interest thereon, (iii) the aggregate outstanding Acceptance Reimbursement Obligations (as such term is defined in the Canadian Credit Agreement), (iv) all accrued and unpaid fees payable pursuant to subsections 4.3 and 5.3 of the Canadian Credit Agreement and
(v) all other amounts then due and payable under Canadian Credit Agreement or under any of the other Canadian Loan Documents.

  "Canadian Secured Parties":  the collective reference to the Canadian
   ------------------------
Administrative Agent, the Canadian Collateral Agent and the Canadian Lenders (including, without limitation, the Canadian Issuing Lender and the Canadian Swing Line Lender).

  "Canadian Security Documents":  the meaning ascribed to the term "Security
   ---------------------------
Documents" in the Canadian Credit Agreement.

  "Canadian Subsidiary Guarantee":  the meaning ascribed to the term "Subsidiary
   -----------------------------
Guarantee" in the Canadian Credit Agreement.

  "Canadian Swing Line Lender":  the meaning ascribed to the term "Swing Line
   --------------------------
Lender" in the Canadian Credit Agreement.

  "Canadian Transfer Commitment Percentage":  as to any Common Lender at any
   ---------------------------------------
time, the percentage of the aggregate Canadian Commitments of all Canadian Lenders then constituted by the Canadian Commitment of such Common Lender (in its capacity as a Canadian Lender under the Canadian Credit Agreement) or, if such Common Lender is not a Canadian Lender, the Canadian Lender which is a subsidiary or an affiliate of such Common Lender.

  "Capital Expenditures":  with respect to any Person for any period, the sum of
   --------------------
the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person for such period.

  "Capital Stock":  any and all shares, interests, participations or other
   -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

  "Cash Equivalents":  (i) with respect to the Borrower, each Additional
   ----------------
Subsidiary and RealCo, investments in U.S. Dollars consisting of (a) securities issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (1) any Lender or (2) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation ("S&P") or at least P-2 or the equivalent thereof by Moody's
                     ---
Investors Service, Inc. ("Moody's") (or if at such time neither is issuing
                          -------
ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), and (c) commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), in each case provided in clauses (i)(a), (b) and (c) above, maturing within twelve months after the date of acquisition; and (ii) with respect to the Canadian Borrower and its Subsidiaries, investments denominated in Canadian Dollars consisting of (a) securities issued or fully guaranteed or insured by the government of Canada or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (1) any Canadian Lender, (2) any bank listed under Schedule I to the Bank Act (Canada), (3) any other bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), or (4) any Canadian bank the short-term debt or deposit ratings of which have been assigned an investment grade credit rating by CBRS, Inc. or the Dominion Bond Rating Service Limited (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), and (c) commercial paper rated at least A1 or the equivalent by CBRS, Inc. and R2 (high) or R2 (middle) by the Dominion Bond Rating Service Limited (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), in each case provided in clauses (ii)(a), (b) and (c) above, maturing within twelve months after the date of acquisition.

  "C&D Fund IV":  The Clayton & Dubilier Private Equity Fund IV Limited
   -----------
Partnership, a Connecticut limited partnership.

  "CD&R":  as defined in the recitals hereto.
   ----

  "Change of Control":  the occurrence of any one or more of the following
   -----------------
events: (i) CD&R, C&D Fund IV and the Affiliates of C&D Fund IV and CD&R shall in the aggregate beneficially own shares of Voting Stock having less than 51% of the total voting power of all outstanding shares of Voting Stock of Holdings; or
(ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than CD&R, C&D Fund IV and the Affiliates of C&D Fund IV and CD&R shall have acquired (a) beneficial ownership of more than 30% of the outstanding shares of Voting Stock of Holdings or (b) the power (whether or not exercised) to elect a majority of Holdings' directors; or (iii) Holdings shall cease for any reason to own beneficially and of record 100% of the Capital Stock of the Borrower; or (iv) the Borrower shall cease for any reason to own beneficially and of record 100% of the Capital Stock of the Canadian Borrower and of RealCo; or (v) except as permitted by subsection 8.5 or 8.6, the Borrower, directly or indirectly through one or more Additional Subsidiaries, shall cease for any reason to own beneficially and of record at least 80% of the Capital Stock of each Additional Subsidiary; (vi) except as permitted by subsection 9.1 or 9.2 of the Canadian Credit Agreement, the Canadian Borrower, directly or through one or more of its Subsidiaries, shall cease for any reason to own beneficially and of record 100% of the Capital Stock of each Subsidiary of the Canadian Borrower or (vii) during any two year period, individuals who at the beginning of such period constituted Holdings' board of directors (together with any new directors whose election by the board of directors of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings; as used in this paragraph, "Voting Stock" shall mean shares of Capital Stock entitled to
                    ------------
vote generally in the election of directors.

  "Closing Date":  the date on which all the conditions precedent set forth in
   ------------
subsection 6.1 to the Existing Credit Agreement were satisfied or waived.

  "Closing Date Exchange Rate":  $1.00 equals C$1.39310.
   --------------------------

  "Co-Agents":  each Lender designated as such on the signature pages hereof.
   ---------

  "Code":  the Internal Revenue Code of 1986, as amended from time to time.
   ----

  "Collateral":  all assets of the Loan Parties, now owned or hereinafter
   ----------
acquired, upon which a Lien is purported to be created by any Security Document.

  "Collateral Agent":  Barclays, in its capacity as collateral agent for the
   ----------------
Administrative Agent and the Canadian Administrative Agent under each Security Document (other than the Borrower Canadian Stock Pledge Agreement).

  "Commercial Letter of Credit":  as defined in subsection 3.1.
   ---------------------------

  "Commitment":  as to any Lender, its obligation to make Revolving Credit Loans
   ----------
to, and/or participate in Swing Line Loans made to, and/or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in Schedule 1 under the heading "Commitment", as such amount may be reduced or increased from time to time as provided in subsection 2.9 and the other applicable provisions hereof; collectively, as to all the Lenders, the "Commitments".
                                                  ------------

  "Commitment Percentage":  as to any Lender at any time, the percentage of the
   ---------------------
aggregate Commitments then constituted by its Commitment (or, if the Commitments have terminated or expired, the percentage which (i) the sum of (a) such Lender's then outstanding Revolving Credit Loans plus (b) such Lender's participating interests in the aggregate L/C Obligations and Swing Line Loans then outstanding then constitutes of (ii) the sum of (a) the aggregate Revolving Credit Loans of all the Lenders then outstanding plus (b) the aggregate L/C Obligations then outstanding plus (c) the aggregate Swing Line Loans then outstanding).

  "Commitment Period":  the period from and including the Closing Date to but
   -----------------
not including the Termination Date, or such earlier date as the Commitments shall terminate as provided herein.

  "Common Lender":  each Lender which is also a Canadian Lender or the parent or
   -------------
a subsidiary or affiliate thereof.

  "Commonly Controlled Entity":  an entity, whether or not incorporated, which
   --------------------------
is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

  "Consolidated Adjusted EBITDA":  of any Person, for any period, the difference
   ----------------------------
between (i) Consolidated EBITDA of such Person for such period, minus (ii)
                                                                -----
Capital Expenditures (excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations and excluding the amount of any Net Cash Proceeds of Dispositions of assets pursuant to subsection 8.6(g) which are reinvested in the business of the Borrower or an Additional Subsidiary and the amount of any Canadian Net Cash Proceeds of Canadian Dispositions of assets pursuant to subsection 9.2(g) of the Canadian Credit Agreement which are reinvested in the business of the Canadian Borrower or any of its Subsidiaries) paid in cash during such period.

  "Consolidated EBITDA":  of any Person, for any period, the Consolidated Net
   -------------------
Income of such Person for such period, adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash interest expense and any other non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits and (h) any gains or losses associated with the sale or write-up or write-down of assets.

  "Consolidated Funded Indebtedness":  of the Borrower and its consolidated
   --------------------------------
Subsidiaries, at the date of determination thereof, (i) all Indebtedness of the Borrower hereunder and of the Canadian Borrower under the Canadian Credit Agreement (in each case, regardless of when such Indebtedness matures) and (ii) all other Indebtedness of the Borrower and its consolidated Subsidiaries (other than Indebtedness referred to in clause (e) of the definition thereof), determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after such date, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date; provided that Indebtedness of the
                                        --------
Borrower and its consolidated Subsidiaries in respect of the First Mortgage Notes shall be excluded from the calculation of Consolidated Funded Indebtedness of the Borrower and its consolidated Subsidiaries.

  "Consolidated Interest Expense":  of any Person, for any period, cash interest
   -----------------------------
expense of such Person for such period on its Indebtedness determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income":  of any Person, for any period, net income of such
   -----------------------
Person for such period, determined on a consolidated basis in accordance with GAAP, provided that, for purposes of determining Consolidated Net Income of the
      --------
Borrower and its consolidated Subsidiaries for any period, all Dividends for such period shall be deducted therefrom as an expense.

  "Consolidated Net Worth":  of any Person, at the date of determination, the
   ----------------------
sum of (a) all items which in conformity with GAAP would be classified as preferred stock (provided that such preferred stock (i) has no mandatory
                 --------
redemptions prior to the Termination Date and (ii) was issued and is outstanding on terms and conditions reasonably satisfactory to the Administrative Agent), and common stockholders' equity on a consolidated balance sheet of such Person at such date plus (b) to the extent that such items would be deducted in the
             ----
calculation of Consolidated Net Income of such Person, (i) amortization of good will and other intangible assets during the period commencing on the Closing Date to and including the date of determination and (ii) the non-cash portion of any write-down of Inventory during the period from the Closing Date to and including August 31, 1995; provided that, in calculating Consolidated Net
                           --------
Worth, (x) the effect of
any translation gains or losses attributable to fluctuations in currency exchange rates and (y) the effect of any write-up in the book value of inventory, fixed assets and intangible assets resulting from, and the depreciation, amortization and write-off of fixed assets and intangible assets pertaining to, adjustments required or permitted by Accounting Principles Board Opinion Nos. 16 and 17, shall be excluded.

  "Contractual Obligation":  as to any Person, any provision of any security
   ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

  "Credit Documents":  the collective reference to the Loan Documents and the
   ----------------
Canadian Loan Documents.

  "Credit Parties":  the collective reference to the Loan Parties and the
   --------------
Canadian Loan Parties.

  "Current Exchange Rate":  as at any date of determination, the average of the
   ---------------------
bid/ask spot rates specified on the WRLD screen of Reuters Information Services Inc. at 10:00 A.M., New York City time, on such date, with respect to the purchase and sale of Canadian Dollars for U.S. Dollars.

  "DCBU Supply Agreement":  the WESCO Distributor Agreement, dated as of January
   ---------------------
31, 1994, between Westinghouse U.S. and Eaton and assigned (with the consent of Eaton) by Westinghouse U.S. to the Borrower on February 28, 1994, as the same may be amended, supplemented or otherwise modified from time to time.

       "Default":  any of the events specified in Section 9 prior to the
        -------
satisfaction of any requirement for the giving of notice, the lapse of time, or both, or any other condition.

  "Defaulted Receivable":  any Account of the Borrower or any of its Additional
   --------------------
Subsidiaries which:

          (i) has been or should have been charged-off as not creditworthy in conformity with the accounting policies of the Borrower as in effect on the Closing Date; or

          (ii) is owed by an account debtor described in clause (l) of the definition of Eligible Accounts.

  "Depositary Account":  as defined in subsection 7.11.
   ------------------

  "Depositary Bank":  as defined in subsection 7.11.
   ---------------

  "Dispositions":  as defined in the definition of Asset Sale.
   ------------

  "Dividends":  for any period, all dividends and other distributions paid by
   ---------
the Borrower to Holdings in cash during such period, other than (i) the payment permitted by subsection 8.7(g) and (ii) dividends and other distributions permitted by subsection 8.7(d) (but only to the extent such dividends or distributions are made in respect of repurchases by Holdings of its common stock or options, warrants or other rights to purchase its common stock from Permitted Equity Purchasers referred to in clauses (i) and (ii) of the definition thereof) which are paid by the Borrower to or on the behalf of Holdings and used by Holdings for the purposes described in the immediately preceding parenthetical.

  "Dollars", "U.S. Dollars" and "$":  dollars in lawful currency of the United
   -------    ------------       -
States of America.

  "Eaton":  Eaton Corporation, an Ohio corporation.
   -----

  "EECORP":  EESCO Equity Corporation, a Delaware corporation and the owner of
   ------
the outstanding common stock of EESCO.

  "EESCO":  EESCO Inc., a Delaware corporation.
   -----

  "EESCO Acquisition":  the acquisition by the Borrower  of substantially all of
   -----------------
the assets of EESCO relating to its electrical products distribution business pursuant to the EESCO Acquisition Agreement.

  "EESCO Acquisition Agreement":  an Asset Purchase  Agreement in the form
   ---------------------------
attached to the commitment letter, dated March 19, 1996, between the Borrower and Stamford EEC Acquisition Corp., as in effect on March 29, 1996 without giving effect to any amendments or other modifications thereof.

  "Effective Date":  as defined in subsection 6.1.
   --------------

  "Eligible Accounts":  at any time, an amount equal to the aggregate
   -----------------
outstanding balance of all Accounts of the Borrower and its Additional Subsidiaries payable in Dollars as of such time, provided that, unless otherwise
                                                 --------
approved in writing by the Collateral Agent, no Account shall be deemed to be an Eligible Account if:

          (a) either (i) the Account is unpaid more than 60 days after the original statement due date (including, without limitation, the aggregate credit balance determined on an Account by Account basis more than 60 days old) or (ii) the Account is unpaid more than 120 days after the date on which an invoice therefor has been sent to the Obligor in respect of such Account;

          (b) the Obligor has been obligated in respect of a Defaulted Receivable at any time during the immediately preceding 12-month period, unless the payment of Accounts from such Obligor is secured in a manner satisfactory to the Collateral Agent or, if the Account from such Obligor arises subsequent to a decree or order for relief with respect to such Obligor under any bankruptcy or insolvency laws (or other similar laws), as now or hereafter in effect, the Collateral Agent shall have determined that the timely payment and collection of such Account will not be impaired;

          (c) it is payable by an Obligor (or any known Subsidiary or Affiliate thereof) and 50% or more, in face amount, of all Accounts payable by such Obligor (and its known Affiliates) are ineligible pursuant to (a) above;

          (d) it is payable by an Obligor (or any known Subsidiary or Affiliate thereof) and all Accounts payable by such Obligor (and its known Subsidiaries and Affiliates) exceed 10% of all Eligible Accounts; provided that Accounts of
                                                     --------
such an Obligor (and its known Subsidiaries and Affiliates) shall only be deemed ineligible pursuant to this clause (d) to the extent of such excess;

          (e) it arises out of a sale or an administrative charge made by the Borrower or any Additional Subsidiary to the Canadian Borrower or any Affiliate (other than Westinghouse or any division, Subsidiary or Affiliate of Westinghouse) or Subsidiary of the Borrower or the Canadian Borrower;

          (f) the sale is to an Obligor located outside (i) any of the fifty states constituting the United States of America, (ii) the District of Columbia,
(iii) Puerto Rico and (iv) Guam if the Obligor located in Guam is either the United

States of America (or any department, agency or instrumentality thereof) or the Guam Power Authority (or any successor thereto);

          (g) the Account is the result of a charge-back or a reinvoice of a disputed Account, the disposition of which has not been resolved, or the Account is a Defaulted Receivable;

          (h) the Account has been or should have been charged off as not creditworthy in conformity with the accounting policies of the Borrower as in effect on the Closing Date;

          (i) it is an Account which may be set-off or charged against any security deposit, progress payment or other similar advance or deposit made by or for the benefit of the applicable Obligor; provided that any Account deemed
                                              --------
ineligible pursuant to this clause (i) shall only be ineligible to the extent of such set-off or charge against such security deposit, progress payment or other similar advance or deposit;

          (j) the sale to the Obligor giving rise to the Account is on a bill-and-hold basis, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return, provided, however, that no Account shall be excluded
                      --------  -------
pursuant to this clause (j) solely as a result of the customary quality warranties or the general right to return goods provided by the Borrower or any Additional Subsidiary to its customers; provided, further, that, with respect to
                                        --------
Accounts arising from sales to an Obligor on a bill-and-hold basis, if such Obligor has requested that the goods subject to such sales be held by the Borrower or an Additional Subsidiary and has nonetheless agreed to make payment on such

Accounts, such Accounts shall not be considered ineligible pursuant to this clause (j); provided, further, that the amount of Accounts included as
                 --------
Eligible Accounts pursuant to the foregoing proviso, when aggregated with the U.S. Dollar equivalent (determined from time to time on the basis of then Current Exchange Rates) of the Canadian Dollar amount of Canadian Accounts included as Canadian Eligible Accounts pursuant to the corresponding proviso to clause (j) of the definition of Eligible Accounts contained in the Canadian Credit Agreement, shall not exceed $2,500,000;

        (k) (i) the Obligor has disputed its liability on, or the Obligor has made any claim or defense with respect to, such Account or any other account due from such Obligor to the Borrower, the Canadian Borrower or any of their respective Subsidiaries, which has not been resolved or (ii) the Account otherwise is, or is reasonably expected to become, subject to any right of set-off by the Obligor; provided that any Account deemed ineligible pursuant to
                    --------
this clause (k) shall only be ineligible to the extent of the amount owed by the Borrower, the Canadian Borrower or any of their respective Subsidiaries to the Obligor, the amount of such dispute, claim or defense, or the maximum amount at any time of such right of set-off, as applicable; provided, further, that
                                                  --------  -------
routine adjustments to an Account common in the industry in which the Borrower, the Canadian Borrower or any of their respective Subsidiaries conduct business and common to such businesses, such as for volume or quantity differences or returned goods, will be deemed not to constitute a dispute, claim, defense or setoff;

       (l) a proceeding under any bankruptcy or insolvency laws (or any similar laws) has occurred and is continuing with respect to the Obligor, unless the payment of Accounts from such Obligor is secured in a manner satisfactory to the Collateral Agent or, if the Account from such Obligor arises subsequent to a decree or order for relief with respect to such Obligor under any bankruptcy or insolvency laws (or any similar laws), as now or hereafter in effect, the Collateral Agent shall have determined that the timely payment and collection of such Account will not be impaired;

       (m) Accounts the Obligor in respect of which is the United States of America or any department, agency or instrumentality thereof; provided that
                                                              --------
Accounts otherwise ineligible pursuant to this clause (m) shall only be ineligible to the extent that the aggregate amount of all such Accounts is in excess of $6,000,000; and provided further that amounts in excess of $6,000,000
                          -------- -------
in respect of such Accounts shall nonetheless be considered eligible to the extent that the Borrower or the applicable Additional Subsidiary duly assigns its rights to payment of such Accounts to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.);

       (n) (i) except to the extent set forth in the second and third provisos to clause (j) above, the goods giving rise to such Account have not been delivered to, and are not in-transit to, the Obligor or (ii) the services giving rise to such Account have not been performed or (iii) the Account otherwise does not represent a final sale or transfer of title to the Obligor;

       (o) the Account (or the sale giving rise thereto) does not comply in all material respects with all applicable legal requirements, including, where applicable, the Federal Consumer Credit

Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended;

       (p) the Account is subject to any material restrictions on the transfer, assignability or sale thereof, enforceable against the assignee, except as described in clause (m) above;

       (q) the Administrative Agent does not have a valid and perfected first priority security interest in such Account or the Account does not otherwise conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

       (r) any portion of an Account to the extent such portion is for interest or finance charges accrued on past due balances of any Accounts;

       (s) to the extent the Account represents an amount of billed receivables resulting from the shipping and invoicing of finished product which will not be subsequently collected because payment has already been received on account of progress payment billing (as such progress billings may be reduced by adjustment thereto);

       (t) to the extent an Account is to be reduced as a result of pending price decreases relating to the agreement giving rise to such Account, such reduction of such Account; provided that an Account otherwise ineligible
                           --------
pursuant to this clause (t) shall not be considered ineligible to the extent that the pending price decrease consists of a discount for early payment which is not then determinable or a credit for volume purchases which is not then determinable; or

       (u) Accounts classified as "Legal Accounts" on the books of the Borrower or an Additional Subsidiary in conformity with the accounting policies of the Borrower as in effect of the Closing Date.

  "Eligible Inventory":  all Inventory of the Borrower and its Additional
   ------------------
Subsidiaries that consists of finished goods or spare parts available for sale to customers to the extent not excluded pursuant to clauses (a) through (g) below. In determining the amount to be so included, the amount of such Inventory shall be valued at the lower of average cost or market value on a basis consistent with the Borrower's or the relevant Additional Subsidiary's accounting practice as in effect on the Closing Date less reserves taken, if
                                                     ----
any, on account of physical inventory adjustments (in respect of aged Inventory, excess Inventory or otherwise) as recorded in the Borrower's or the relevant Additional Subsidiary's accounting records and goods in transit from third parties that are not excluded pursuant to clauses (a) through (g) below. Unless otherwise approved in writing by the Collateral Agent, no Inventory shall be deemed Eligible Inventory of the Borrower or any of its Additional Subsidiaries if:

  (a) the Inventory is not owned solely by the Borrower or an Additional Subsidiary or the Borrower or an Additional Subsidiary does not have good, valid and marketable title to such Inventory;

  (b) the Inventory is (i) not located at property that is owned or leased by the Borrower, an Additional Subsidiary or RealCo and (ii) subject to a Lien other than Liens pursuant to the Security Documents, Liens arising by operation of law (appropriate reserves for which have been reasonably established by the Borrower or an

Additional Subsidiary) and Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established by the Borrower or an Additional Subsidiary);

  (c) the Inventory is not subject to a perfected first priority Lien in favor of the Collateral Agent or the Administrative Agent except for Liens arising by operation of law (appropriate reserves for which have been reasonably established by the Borrower or an Additional Subsidiary) and, with respect to Eligible Inventory located at sites described in clause (b) above, for Liens for normal and customary warehousing and transportation charges (appropriate reserves for which have been reasonably established by the Borrower or an Additional Subsidiary);

  (d) the Inventory is not located in (i) any of the fifty states constituting the United States of America, (ii) the District of Columbia or (iii) Puerto Rico;

  (e) the Inventory does not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

  (f) Specialized Inventory (other than New Inventory) of a particular stock keeping unit to the extent that the number of such stock keeping units held by the Borrower or an Additional Subsidiary on any date of determination exceeds the number of such stock keeping units sold by WESCO, the Borrower or an Additional Subsidiary during the 12 consecutive fiscal month period immediately preceding such date of determination; provided that in no event shall the value
                                      --------
of all

Inventory included as Eligible Inventory pursuant to this clause (f), when aggregated with the U.S. Dollar equivalent (determined from time to time on the basis of then Current Exchange Rates) of the value of the Canadian Inventory included as Canadian Eligible Inventory pursuant to the corresponding proviso to clause (f) of the definition of Eligible Inventory in the Canadian Credit Agreement, exceed at any time $5,000,000 in the aggregate; or

          (g) Inventory (other than Specialized Inventory and New Inventory) of a particular stock keeping unit to the extent that the number of such stock keeping units held by the Borrower or an Additional Subsidiary on any date of determination exceeds (i) for any date of determination during the period from the Closing Date to May 31, 1995, two times, and (ii) thereafter, one times, the
                                      -----                           -----
number of such stock keeping units sold by WESCO, the Borrower or an Additional Subsidiary during the 12 consecutive fiscal month period immediately preceding such date of determination; provided that in no event shall the value of all
                            --------
Inventory included as Eligible Inventory pursuant to subclause (i) of this clause (g), when aggregated with the U.S. Dollar equivalent (determined from time to time on the basis of then Current Exchange Rates) of the value of all Inventory included as Canadian Eligible Inventory pursuant to subclause (i) of clause (g) of the definition of Eligible Inventory in the Canadian Credit Agreement, exceed in the aggregate at any time the sum of (x) $8,500,000 and (y) the value of such Inventory (and the U.S. Dollar equivalent (determined from time to time on the basis of then Current Exchange Rates) of the value of such Canadian Inventory) that would have been included as Eligible Inventory (or Canadian Eligible Inventory) pursuant to subclause (i) of this clause (g) (or subclause (i) of clause (g) of the definition of Eligible Inventory in the Canadian Credit Agreement) had the references in such subclauses to the number "two" been a reference to the number "one".

  "Environmental Costs":  any and all costs or expenses (including, without
   -------------------
limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

  "Environmental Laws":  any and all applicable foreign, Federal, state,
   ------------------
territorial, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

  "ERISA":  the Employee Retirement Income Security Act of 1974, as amended from
   -----
time to time.

  "Equity Interest Purchase Price":  with respect to any repurchase by Holdings
   ------------------------------
of any Westinghouse Equity Interests, an amount equal to the sum of the aggregate consideration, whether cash, securities, property or any other consideration paid or delivered by Holdings to Westinghouse U.S. in respect of such repurchase.

  "Equity Investment":  as defined in subsection 6.1(d).
   -----------------

  "Equity Investors":  C&D Fund IV and certain members of the management of the
   ----------------
Borrower.

  "Eurocurrency Reserve Requirements":  for any day as applied to a Eurodollar
   ---------------------------------
Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

  "Eurodollar Base Rate":  with respect to each day during each Interest Period
   --------------------
pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for U.S. dollar deposits with a term comparable to the applicable Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no
                      --------  -------
longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Barclays is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its
Eurodollar Loan to be outstanding during such Interest Period.  "Telerate
                                                                 --------
British Bankers Assoc. Interest Settlement Rates Page" shall mean the display
-----------------------------------------------------
designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market).

  "Eurodollar CAF Advance":  any CAF Advance made pursuant to a Eurodollar Rate
   ----------------------
CAF Advance Request.

  "Eurodollar Loans":  Revolving Credit Loans the rate of interest applicable to
   ----------------
which is based upon the Eurodollar Rate.

  "Eurodollar Rate":  with respect to each day during each Interest Period
   ---------------
pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                         Eurodollar Base Rate
               ----------------------------------------
               1.00 - Eurocurrency Reserve Requirements

  "Eurodollar Rate CAF Advance Request":  any CAF Advance Request requesting the
   -----------------------------------
Lenders to offer to make CAF Advances at an interest rate equal to the Eurodollar Rate plus (or minus) a margin.

  "Event of Default":  any of the events specified in Section 9, provided that
   ----------------                                              --------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

  "Exchange Act":  the Securities Exchange Act of 1934, as amended.
   ------------

  "Exchange Rate":  with respect to an amount in a currency other than U.S.
   -------------
Dollars, an amount in U.S. Dollars equivalent to such amount calculated at a rate of exchange quoted by Barclays on the Effective Date (at the hour on the Effective Date at which Barclays customarily makes such determination) to prime banks in New York for the spot purchase in the New York foreign exchange market of such other currency with U.S. Dollars.

  "Existing Canadian Credit Agreement":  as defined in the recitals hereto.
   ----------------------------------

  "Existing Credit Agreement":  as defined in the recitals hereto.
   -------------------------

  "Extension of Credit":  as to any Lender, the making of a Loan by such Lender
   -------------------
or the issuance of, or participation in, a Letter of Credit by such Lender.

  "Facility Fee Rate":  0.50% per annum less the Margin Reduction Percentage in
   -----------------                    ----
effect from time to time.

  "Financial Statement Delivery Default":  any Default which occurs solely as a
   ------------------------------------
result of a failure by the Borrower to deliver the financial statements required to be delivered under subsection 7.1(a), (b) or (c) (as applicable).

  "Financing Lease":  any lease of property, real or personal, the obligations
   ---------------
of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

  "First Mortgage Note Documentation":  as defined in subsection 6.1(d).
   ---------------------------------

  "First Mortgage Note Documents":  the collective reference to the Canadian
   -----------------------------
First Mortgage Note Documents and the RealCo First Mortgage Note Documents.

  "First Mortgage Notes":  the collective reference to the Canadian First
   --------------------
Mortgage Notes and the RealCo First Mortgage Notes.

  "Fixed Charge Coverage Ratio":  for any period, the ratio of Consolidated
   ---------------------------
Adjusted EBITDA of the Borrower and its consolidated Subsidiaries for such period to Consolidated Interest Expense of the Borrower and its consolidated Subsidiaries for such period.

  "Fixed Rate CAF Advance":  any CAF Advance made pursuant to a Fixed Rate CAF
   ----------------------
Advance Request.

  "Fixed Rate CAF Advance Request":  any CAF Advance Request requesting the
   ------------------------------
Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the Eurodollar Rate plus (or minus) a margin).

  "Foreign Subsidiary":  any Subsidiary of the Borrower which is not organized
   ------------------
under the laws of the United States or any state thereof or the District of Columbia.

  "Former Plan":  any employee benefit plan in respect of which the Borrower or
   -----------
a Commonly Controlled Entity could incur liability because of Section 4069 or
Section 4212(c) of ERISA.

  "GAAP":  with respect to the covenants contained in subsection 8.1 and all
   ----
defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the date hereof and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

  "Governmental Authority":  any nation or government, any state, province or
   ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

  "Guarantees":  the collective reference to the Holdings Guarantee and each
   ----------
Subsidiary Guarantee.

  "Guarantee Obligation":  as to any Person (the "guaranteeing person"), any
   --------------------                           -------------------
obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee

Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

  "Guarantor":  each Person party to a Guarantee.
   ---------

  "Holdings":  as defined in the recitals hereto.
   --------

  "Holdings Canadian First Mortgage Note Guarantees":  the guarantees included
   ------------------------------------------------
on the Canadian First Mortgage Notes and made by Holdings in favor of the holders of the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8. hereof and subsection 9.6 of the Canadian Credit Agreement.

  "Holdings Guarantee":  the Guarantee executed and delivered by Holdings in
   ------------------
favor of the Collateral Agent, substantially in the form of Exhibit I to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Holdings RealCo First Mortgage Note Guarantees":  the guarantees included on
   ----------------------------------------------
the RealCo First Mortgage Notes and made by Holdings in favor of the holders of the RealCo First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "Holdings Stock Pledge Agreement":  the Stock Pledge Agreement executed and
   -------------------------------
delivered by Holdings in favor of the Collateral Agent, substantially in the form of Exhibit J to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Indebtedness":  of any Person at any date, (a) all indebtedness of such
   ------------
Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate hedge arrangements and
(f) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (e) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

  "Insolvency":  with respect to any Multiemployer Plan, the condition that such
   ----------
Plan is insolvent within the meaning of Section 4245 of ERISA.

  "Insolvent":  pertaining to a condition of Insolvency.
   ---------

  "Intellectual Property":  as defined in subsection 5.9.
   ---------------------

  "Interest Payment Date":  (a) as to any Base Rate Loan, the last day of each
   ---------------------
March, June, September and

December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (y) the last day of such Interest Period.

  "Interest Period":  with respect to any Eurodollar Loan:
   ---------------

          (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

          (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

           (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

           (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

  "Interest Rate Agreement":  any interest rate protection agreement, interest
   -----------------------
rate future, interest rate option, interest rate cap or other interest rate hedge arrangement with a financial institution reasonably acceptable to the Administrative Agent, to or under which the Borrower or any Subsidiary thereof is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary after the Closing Date.

  "Interest Rate Caps":  the collective reference to the following interest rate
   ------------------
cap transactions: (i) the interest rate cap entered into between the Borrower and Mellon Bank, N.A. on March 28, 1994 having a notional amount of U.S.$22,500,000, effective for a two year period commencing on March 31, 1994 and providing for quarterly payments to the Borrower in the event that interest accrued on such notional amount at the London interbank offered rate ("Libor")
                                                                       -----
exceeds interest accrued on such notional amount at 5.375% per annum, such interest rate cap being evidenced by the Ceiling Rate Interest Credit Agreement #1, dated as of March 28, 1994, between the Borrower and Mellon Bank, (ii) the interest rate cap entered into between the Borrower and Mellon Bank, N.A. on March 28, 1994 having a notional amount of U.S.$22,500,000, effective for a two year period commencing on March 31, 1994 and providing for quarterly payments to the Borrower in the event that interest accrued on such notional amount at Libor exceeds interest accrued on such notional amount at 5.375% per annum, such interest rate cap being evidenced by the Ceiling Rate Interest Credit Agreement #2, dated as of March 28, 1994, between the Borrower and Mellon Bank, N.A., (iii) the interest rate cap entered into between the Borrower and Continental Bank N.A. on March 21, 1994 having a notional amount of U.S.$22,500,000, effective for a two year period commencing on March 25, 1994 and providing for quarterly payments to the Borrower in the event that interest accrued on such notional amount at Libor exceeds interest accrued on such notional amount at 5.4375% per annum, such interest rate cap being evidenced by the Rate Cap Transaction Agreement, dated as of March 21, 1994, between the Borrower and Continental Bank N.A., together the related Confirmation, dated as of March 21, 1994 between the Borrower and Continental Bank N.A., (iv) the interest rate cap entered into between the Borrower and Barclays Bank PLC on March 21, 1994 having a notional amount of U.S.$22,500,000, effective for a two year period commencing on March 25, 1994 and providing for quarterly payments to the Borrower in the event that interest accrued on such notional amount at Libor exceeds interest accrued on such notional amount at 5.4375% per annum, such interest rate cap being evidenced by the 1992 ISDA Master Agreement, dated as of March __, 1994, between the Borrower and Barclays Bank PLC, together the related Confirmation, dated as of March 22, 1994 between the Borrower and Barclays Bank PLC and (v) the interest rate cap entered into between the Borrower and The First National Bank of Chicago, N.B.D. on March 1, 1996 having a notional amount of U.S.$80,000,000, effective for a two year period commencing on March 1, 1996 and providing for quarterly payments to the Borrower in the event that interest accrued in such notional amount at Libor exceeds interest accrued on such notional amount at 6.7500% per annum.

  "Inventory":  as defined in the Uniform Commercial Code as in effect in the
   ---------
State of New York; and, with respect to the Borrower or any Additional Subsidiary, all such inventory of the Borrower or such Additional Subsidiary, including, without limitation: (i) all finished goods, parts, components, assemblies, supplies, labor, burden and materials used or consumed in its business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale; and (iii) all goods returned to or repossessed by the Borrower or such Additional Subsidiary.

  "Investments":  as defined in subsection 8.10.
   -----------

  "Issuing Lender":  Barclays, in its capacity as issuer of any Letter of
   --------------
Credit.

  "Landlord's Waiver":  a Landlord's Waiver, substantially in the form of
   -----------------
Exhibit C.

  "L/C Commission Rate":  1.00% per annum, less the Margin Reduction Percentage
   -------------------                     ----
in effect from time to time.

  "L/C Commitment":  $35,000,000.
   --------------

  "L/C Fee Payment Date":  with respect to any Letter of Credit, the last day of
   --------------------
each March, June, September and December occurring after the date of issuance thereof and prior to the expiration thereof.

   "L/C Obligations":  at any time, an amount equal to the sum of (a) the
    ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

   "L/C Participants":  the collective reference to all the Lenders other than
    ----------------
the Issuing Lender.

  "Lender":  as defined in the preamble hereto.
   ------

  "Lending Parties":   the collective reference to the Lenders and the Canadian
   ---------------
Lenders; individually, a "Lending Party".
                          -------------

  "Letters of Credit":  as defined in subsection 3.1(a).
   -----------------

  "Lien":  any mortgage, pledge, hypothecation, assignment, security deposit
   ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

  "Loan Documents":  this Agreement, the Notes, the Applications, the Guarantees
   --------------
and the Security Documents.

  "Loan Parties":  the Borrower, Holdings, the Canadian Borrower, RealCo and
   ------------
each Subsidiary of the Borrower which is or becomes a party to a Loan Document; individually, a "Loan Party".
                 ----------

  "Loans":  the collective reference to the Revolving Credit Loans, the CAF
   -----
Advances and the Swing Line Loans.

  "Majority Canadian Lenders":  the meaning ascribed to the term "Majority
   -------------------------
Lenders" in the Canadian Credit Agreement.

  "Majority Lenders":  at any time, Lenders which, in the aggregate, have
   ----------------
Commitments (or, if the Commitments have terminated or expired, Aggregate Outstandings) aggregating at least 51% of the

Commitments of all Lenders (or, if the Commitments have terminated or expired, the Aggregate Outstandings of all Lenders), provided that at any time after the
                                            --------
Commitments and all Letters of Credit have terminated or expired, and the Aggregate Outstandings of all Lenders have been repaid, Majority Lenders shall be Lenders which, in the aggregate, have CAF Outstandings aggregating at least 51% of the sum of the CAF Outstandings of all Lenders.

  "Management Subscription Agreements":  one or more stock subscription or stock
   ----------------------------------
option agreements which have been or may be entered into between Holdings, the Borrower or any Additional Subsidiary and one or more Permitted Equity Purchasers, with respect to the issuance to such Permitted Equity Purchasers of common stock of Holdings or an Additional Subsidiary or options, warrants or other rights in respect of common stock of Holdings or an Additional Subsidiary, any agreements entered into from time to time with transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties.

  "Margin Adjustment Period":  each period commencing on an Adjustment Date and
   ------------------------
ending on the Business Day immediately preceding the next succeeding Adjustment Date.

  "Margin Reduction Percentage":  (a)  during the period from and including the
   ---------------------------
Closing Date to but excluding the Adjustment Date which occurs concurrently with the delivery by the Borrower pursuant to subsection 7.1(b) or (c) (as applicable) of its financial statements for the quarterly period ended June 30, 1995, zero and (b) during each Margin Adjustment Period which commences on or after the Adjustment Date referred to in clause (a) above and in respect of which the

Fixed Charge Coverage Ratio for the four consecutive fiscal quarters of the Borrower immediately preceding the commencement of such Margin Adjustment Period (determined by reference to the certificates delivered pursuant to subsection 7.2(b) concurrently with the financial statements delivered under subsection 7.1(a), (b) or (c) (as applicable), or the Annual Unaudited Financial Statements (as defined below in this definition), as the case may be, with respect to such four consecutive fiscal quarters) is (i) less than 3.00:1, zero, (ii) less than 3.50:1 but greater than or equal to 3.00:1, 0.125% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.125% (when used in the definition of Facility Fee Rate), (iii) less than 4.00:1 but greater than or equal to 3.50:1, 0.375% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.125% (when used in the definition of Facility Fee
Rate), (iv) less than 4.50:1 but greater than or equal to 4.00:1, 0.5625% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.1875% (when used in the definition of Facility Fee Rate), (v) less than 5.00:1 but greater than or equal to 4.50:1, 0.65% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.25% (when used in the definition of Facility Fee Rate), (vi) greater than or equal to 5.00:1, 0.725% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.275% (when used in the definition of Facility Fee Rate) provided that:
                                                          --------

  (x) notwithstanding the foregoing, during any period from and including the date on which an Event of Default has occurred to but excluding the date on which such Event of Default is no longer continuing, the Margin Reduction Percentage shall be zero;

          (y) if the Borrower delivers to the Administrative Agent any financial statements referred to in clause (b) of the definition of Adjustment Date (each, an "Annual Unaudited Financial Statement") and thereafter the financial
    ------------------------------------
fstatements delivered pursuant to subsection 7.1(a) in respect of the period covered by such Annual Unaudited Financial Statement demonstrates a Fixed Charge Coverage Ratio for such period which differs from that demonstrated by such Annual Unaudited Financial Statement, any change in the Margin Reduction Percentage occurring as a result of such difference shall be given retroactive effect to the first Business Day after delivery of such Annual Unaudited Financial Statement; and

          (z) if any Financial Statement Delivery Default becomes an Event of Default, the Margin Reduction Percentage (if greater than zero) that was in effect for the period commencing on the date such Financial Statement Delivery Default occurred to the date such Financial Statement Delivery Default became an Event of Default shall be retroactively adjusted to zero for such period and shall remain zero until the first Business Day following receipt by the Administrative Agent of the financial statements the failure to deliver which gave rise to such Financial Statement Delivery Default, which date shall constitute an Adjustment Date and upon which date the Margin Adjustment Percentage shall be determined in accordance with the other provisions of this definition.

If payments are made hereunder on the basis of a Margin Reduction Percentage that is retroactively adjusted as a result of the occurrence of any of the events described in clauses (x), (y) or (z) of the proviso to the immediately preceding sentence, the Lenders and the Borrower shall make such payments to the Administrative

Agent (which shall credit the account of the Borrower or allocate such payments among the Lenders in accordance with their respective interests in the payments theretofore made hereunder, as the case may be, on the basis of the Margin Reduction Percentage that was so retroactively adjusted) as may be necessary to give effect to such adjustment, such payments to be calculated by the Administrative Agent (which shall notify the Borrower and the Lenders thereof) and to be made as soon as practicable (but in any event no later than two Business Days after such notice is given by the Administrative Agent) and to include interest at the applicable Federal Funds Effective Rate for the period from the date to which the Margin Reduction Percentage has been retroactively adjusted to the date of the applicable payment on any amounts required to be paid as a result of such retroactive adjustment.

  "Master Lease Agreement":  the Master Lease, dated as of February 28, 1994,
   ----------------------
between the Borrower and RealCo, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "Master Lease Documentation":  as defined in subsection 6.1(e).
   --------------------------

  "Material Adverse Effect":  a material adverse effect on (a) the business,
   -----------------------
operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of (i) this Agreement or any of the Notes or the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder or (ii) the Canadian Credit Agreement or the rights and remedies of the Canadian Administrative Agent or the Canadian Lenders thereunder or (c) the validity or enforceability of any of the other Credit Documents in the event that such material adverse effect materially impairs the value or the benefit of the Collateral or

Canadian Collateral or the rights and remedies of the Collateral Agent, the Administrative Agents or the Lending Parties thereunder.

  "Material Environmental Amount":  any amount payable by the Borrower and/or
   -----------------------------
its Subsidiaries (not subject to payment or reimbursement by Westinghouse pursuant to the Acquisition Agreement or the Canadian Acquisition Agreement) in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, that has a Material Adverse Effect or that is in excess of $5,000,000.

  "Materials of Environmental Concern":  any gasoline or petroleum (including
   ----------------------------------
crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under or which may give rise to liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

  "Mixed Asset Sale":  any Disposition constituting a "Mixed Asset Sale" under
   ----------------
and as defined in the RealCo First Mortgage Notes.

  "Monthly Borrowing Base Certificate":  as defined in subsection 7.2(c).
   ----------------------------------

  "Multiemployer Plan":  a Plan which is a multiemployer plan as defined in
   ------------------
Section 4001(a)(3) of ERISA.

  "Net Cash Proceeds":  with respect to any Asset Sale (including any Asset Sale
   -----------------
that constitutes a sale and leaseback transaction permitted under subsection 8.12), any sale or issuance of equity securities of

Holdings (but excluding any sale or issuance of equity securities of Holdings to one or more Permitted Equity Purchasers to the extent such sale or issuance is permitted by the Holdings Guarantee) or any incurrence by Holdings or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) of any Indebtedness for borrowed money (including, without limitation, any Subordinated Indebtedness permitted by subsection 8.2(i) but excluding any other Indebtedness permitted by subsection 8.2), an amount equal to the gross cash proceeds of such Asset Sale, issuance or incurrence, net of the following amounts (but only to the extent such amounts are paid or incurred by Holdings, the Borrower, an Additional Subsidiary or RealCo): (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection with such Asset Sale, issuance or incurrence, (ii) taxes paid or reasonably estimated to be payable as a result thereof, after taking into account all available deductions and credits in connection with such Asset Sale, (iii) appropriate amounts to be provided by the Borrower or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or such Subsidiary, as the case may be, after such Asset Sale, and (iv) in the case of a sale or sale and leaseback of or involving an asset subject to a Lien securing (a) any Indebtedness (other than the RealCo First Mortgage Notes), payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties or (b) the RealCo First Mortgage Notes, the Net Proceeds Allocable to Payee and any Reserved Amounts (as each such term is defined in the RealCo First Mortgage Notes) to the extent such Reserved

Amounts are not paid to the Borrower, with respect to such Asset Sale.

  "New Inventory":  Inventory of a particular stock keeping unit which has been
   -------------
sold or offered for sale by the Borrower or any Additional Subsidiary for a period of only fifteen months or less.

  "Non-Excluded Taxes":  as defined in subsection 4.12.
   ------------------

  "Notes":  the collective reference to the Revolving Credit Notes and the Swing
   -----
Line Notes.

  "Obligations":  as of any date of determination, (i) the aggregate outstanding
   -----------
principal amount of the Loans, together with all accrued and unpaid interest thereon, (ii) the outstanding Reimbursement Obligations, together with all accrued and unpaid interest thereon, (iii) all accrued and unpaid fees payable pursuant to subsections 3.3 and 4.5 and (iv) all other amounts then due and payable hereunder or under any of the other Loan Documents.

  "Obligor":  any purchaser of goods or services or other Person obligated to
   -------
make payment to the Borrower or any Additional Subsidiary in respect of a purchase of such goods or services.

  "Participants":  as defined in subsection 11.6(b).
   ------------

  "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
   ----
Subtitle A of Title IV of ERISA.

  "Permitted Equity Purchasers":  (i) any director, officer, employee or manager
   ---------------------------
of, or consultant to, Holdings or any of its Subsidiaries or CD&R, (ii) any director, senior executive or other person with similar responsibilities of a corporation or other entity in which an entity managed or sponsored by CD&R has made a substantial equity investment (or, in the case of clauses (i) and (ii) above, trusts for the benefit of any such person and/or relatives of any such person), (iii) any Person engaged in the same, a substantially similar or a related line of business to that engaged in by the Borrower or any of its Subsidiaries or (iv) any substantial customer of, supplier of goods to, or manufacturer of goods sold by, the Borrower or any of its Subsidiaries.

  "Person":  an individual, partnership, corporation, business trust, joint
   ------
stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

  "Plan":  any employee benefit plan which is covered by ERISA and in respect of
   ----
which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

  "Properties":  as defined in subsection 5.18.
   ----------

  "RealCo":  CDW Realco, Inc., a Delaware corporation and a wholly owned
   ------
Subsidiary of the Borrower.

  "RealCo Canadian First Mortgage Note Guarantees":  the guarantees made by
   ----------------------------------------------
RealCo in favor of the holders of the Canadian First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8 hereof and subsection 9.6 of the Canadian Credit Agreement.

  "RealCo Cash Collateral Agreement":  the Cash Collateral and Security
   --------------------------------
Agreement, dated as of February 28, 1994, between RealCo and Westinghouse U.S., as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "RealCo First Mortgage Notes":  the First Mortgage Note, dated as of February
   ---------------------------
28, 1994, originally issued by Holdings to Westinghouse U.S., the obligations in respect of which were assumed by the Borrower at the direction of Holdings and then by RealCo at the direction of Holdings and the Borrower on February 28, 1994, and all notes issued in exchange therefor and in exchange for such exchanged notes, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "RealCo First Mortgage Note Documents":  the collective reference to the
   ------------------------------------
RealCo First Mortgage Notes, the RealCo Mortgages, the Holdings RealCo First Mortgage Note Guarantees, the Borrower RealCo First Mortgage Note Guarantees, the RealCo Cash Collateral Agreement, the Master Lease Agreement and the landlord's waiver executed by RealCo and Westinghouse U.S. with respect to the Master Lease Agreement.

  "RealCo Landlord Waiver":  the Landlord's Letter, dated as of February 24,
   ----------------------
1995, made by RealCo (in its capacity as lessor under the Master Lease Agreement) and Westinghouse U.S. (on behalf of the holders of the RealCo First Mortgage Notes) in favor of the Borrower.

  "RealCo Mortgaged Property":  each parcel of real property or leasehold
   -------------------------
interest in real property owned or held by RealCo and encumbered by a RealCo Mortgage.

  "RealCo Mortgages":  the collective reference to (i) each of the fee and
   ----------------
leasehold mortgages, each dated as of February 28, 1994, each made by RealCo in favor of Westinghouse U.S. and (ii) any other mortgage made from time to time by RealCo in favor of Westinghouse U.S. pursuant to the RealCo First Mortgage Notes, each of such mortgages encumbering one of the RealCo

Mortgaged Properties with a first mortgage lien securing the RealCo First Mortgage Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 8.8.

  "Refunded Swing Line Loans":  as defined in subsection 2.5(c).
   -------------------------

  "Register":  as defined in subsection 11.6(d).
   --------

  "Regulation U":  Regulation U of the Board of Governors of the Federal Reserve
   ------------
System as in effect from time to time.

  "Reimbursement Obligations":  the obligation of the Borrower to reimburse the
   -------------------------
Issuing Lender pursuant to subsection 3.5(a) for amounts drawn under Letters of Credit.

  "Reorganization":  with respect to any Multiemployer Plan, the condition that
   --------------
such plan is in reorganization within the meaning of Section 4241 of ERISA.

  "Replacement Pension Plan":  the Single Employer Plan covering the hourly-rate
   ------------------------
employees of Allison Engine Company, Inc., as amended from time to time.

  "Reportable Event":  any of the events set forth in Section 4043(b) of
   ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615 or any successor regulation thereto.

  "Requirement of Law":  as to any Person, the certificate of incorporation and
   ------------------
by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

  "Responsible Officer":  as to any Person, any of the following officers of
   -------------------
such Person: (i) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (ii) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, by such chief financial officer of such Person and (iii) with respect to subsection 7.7 and without limiting the foregoing, the general counsel of such Person; the Borrower shall ensure that at least one vice president is designated to the Administrative Agent as a Responsible Officer by the chief executive officer or president of the Borrower pursuant to the foregoing clause (ii) from time to time.

  "Revolving Credit Loans":  as defined in subsection 2.1.
   ----------------------

  "Revolving Credit Note":  as defined in subsection 2.2.
   ---------------------

  "Securities Act":  the Securities Act of 1933, as amended.
   --------------

  "Security Agreements":  the collective reference to the Borrower Security
   -------------------
Agreement, each Subsidiary Security Agreement, the Borrower Trademark Security Agreement, each Subsidiary Trademark Security Agreement, the Borrower Patent Security Agreement and each Subsidiary Patent Security Agreement.

  "Security Documents":  the collective reference to the Security Agreements and
   ------------------
the Stock Pledge Agreements.

  "Single Employer Plan":  any Plan which is covered by Title IV of ERISA, but
   --------------------
which is not a Multiemployer Plan.

  "Solvent" and "Solvency":  with respect to any Person on a particular date,
   -------       --------
the condition that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person has an unreasonably small amount of capital.

  "Specialized Inventory":  Inventory not customarily offered by the Borrower or
   ---------------------
an Additional Subsidiary for general sale to its customers and which has been manufactured in accordance with specifications provided to the Borrower or such Additional Subsidiary by or on behalf of a particular customer which render such Inventory unsuitable for general sale to customers.

  "Standby Letter of Credit":  as defined in subsection 3.1.
   ------------------------

  "Stock Pledge Agreements":  the collective reference to the Borrower Stock
   -----------------------
Pledge Agreement, the

Borrower Canadian Stock Pledge Agreement, the Holdings Stock Pledge Agreement and each Subsidiary Stock Pledge Agreement.

  "Subordinated Indebtedness":  any unsecured Indebtedness of the Borrower or an
   -------------------------
Additional Subsidiary permitted by subsection 8.2(i) or (j); provided that, with
                                                             --------
respect to any such Indebtedness permitted by subsection 8.2(i)(A), (i) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the seventh anniversary of the issuance thereof or such earlier date as may be approved in writing by the Aggregate Majority Lenders; (ii) the payment of the principal of and interest on such Indebtedness and other obligations of the Borrower or such Additional Subsidiary in respect of which are subordinated to the prior payment in full of (a) the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders hereunder (or, in the case of any such Indebtedness in respect of which an Additional Subsidiary is the obligor, subordinated to such Additional Subsidiary's obligations under the Subsidiary Guarantee) and (b) the Borrower's obligations under the Borrower Guarantee, in each case on terms and conditions approved in writing by the Aggregate Majority Lenders; (iii) the interest rate, and covenant and default provisions applicable to such Indebtedness are approved in writing by the Aggregate Majority Lenders and (iv) all other material terms and conditions of such Indebtedness are reasonably satisfactory in form and substance to the Administrative Agents (as evidenced by their prior written approval thereof).

  "Subsidiary":  as to any Person, a corporation, partnership or other entity of
   ----------
which shares of stock or other ownership interests having ordinary voting power

(other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

  "Subsidiary Guarantee":  the Guarantee executed and delivered by each
   --------------------
Additional Subsidiary in favor of the Collateral Agent, substantially in the form of Exhibit G to the Existing Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

  "Subsidiary Patent Security Agreement":  each Patent Security Agreement
   ------------------------------------
executed and delivered or to be executed and delivered by an Additional Subsidiary in favor of the Collateral Agent, substantially in the form of the Borrower Patent Security Agreement (with such modifications and changes thereto as may be agreed by the Borrower and the Collateral Agent), as the same may be amended, supplemented or otherwise modified from time to time.

  "Subsidiary Pledge Agreement":  each Pledge Agreement executed and delivered
   ---------------------------
or to be executed and delivered by any Additional Subsidiary that owns any Capital Stock of any other Additional Subsidiary in favor of the Collateral Agent, substantially in the form of the Borrower Pledge Agreement (with such modifications and changes thereto as may be agreed by the Borrower and the Collateral Agent), as the same may be amended, supplemented or otherwise modified from time to time.

  "Subsidiary Security Agreement":  each Security Agreement executed and
   -----------------------------
delivered or to be executed and delivered by an Additional Subsidiary in favor of the Collateral Agent, substantially in the form of the Borrower Security Agreement (with such modifications and changes thereto as may be agreed by the Borrower and the Collateral Agent), as the same may be amended, supplemented or otherwise modified from time to time.

  "Subsidiary Trademark Security Agreement":  each Trademark Security Agreement
   ---------------------------------------
executed and delivered or to be executed and delivered by an Additional Subsidiary in favor of the Collateral Agent, substantially in the form of the Borrower Trademark Security Agreement (with such modifications and changes thereto as may be agreed by the Borrower and the Collateral Agent), as the same may be amended, supplemented or otherwise modified from time to time.

  "Swing Line Commitment":  the Swing Line Lender's obligation to make Swing
   ---------------------
Line Loans pursuant to subsection 2.10.

  "Swing Line Lender":  Barclays, in its capacity as provider of the Swing
   -----------------
Line Loans.

  "Swing Line Loans":  as defined in subsection 2.10(a).
   ----------------

  "Swing Line Note":  as defined in subsection 2.10(b).
   ---------------

  "Termination Date":  February 28, 2000.
   ----------------

  "Total Aggregate Outstandings":  an amount equal to the sum of the Aggregate
   ----------------------------
Outstandings of all Lenders and the CAF Outstandings of all Lenders.

  "Tranche":  the collective reference to Eurodollar Loans the then current
   -------
Interest Periods with respect to
all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

  "Transferee":  as defined in subsection 11.6(f).
   ----------

  "Type":  as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.
   ----

  "Underfunding":  an excess of all accrued benefits under a Plan (based on
   ------------
those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

  "Uniform Customs":  the Uniform Customs and Practice for Documentary Credits
   ---------------
(1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

  "U.S.-Canada Transfer":  as defined in subsection 2.4(b).
   --------------------

  "U.S. Dollar Increase Amount":  as defined in subsection 2.4(b).
   ---------------------------

  "U.S. Dollar Reduction Amount":  as defined in subsection 2.4(b).
   ----------------------------

  "U.S. Inventory Sublimit Amount":  at any date of determination, an amount
   ------------------------------
equal to 45% of the Commitments of all Lenders then in effect.

  "U.S. Prepayment Percentage":  as of any date of determination, the percentage
   --------------------------
of the sum of the aggregate Commitments and the U.S. Dollar equivalent (determined on the basis of the then Current Exchange Rate) of the aggregate Canadian Commitments which is constituted by the aggregate Commitments.

  "U.S. Tax Compliance Certificate":  as defined in subsection 4.12.
   -------------------------------

  "U.S. Transfer Commitment Percentage":  as to any Common Lender or any
   -----------------------------------
Canadian Lender at any time, the percentage of the aggregate Commitments of all Common Lenders then constituted by the Commitment of (i) in the case of a Common Lender or a Canadian Lender which is a Common Lender, such Common Lender or (ii) in the case of a Canadian Lender which is not a Common Lender, the Common Lender which is the parent or a subsidiary or affiliate of such Canadian Lender.

  "WESCO":  an unincorporated division of Westinghouse U.S. that carried on
   -----
business under the names of "Westinghouse Electric Supply Company", "WESCO", and at certain branch locations, under the names of "Caribe Industrial and Electric Supplier", "Electra" and "Superior Electric", together with an unincorporated division of Westinghouse Canada, that carried on business under the name of "WESCO".

  "Westinghouse":  the collective reference to Westinghouse U.S. and
   ------------
Westinghouse Canada.

  "Westinghouse Canada":  Westinghouse Canada, Inc., a Canadian corporation and
   -------------------
a wholly owned Subsidiary of Westinghouse U.S.

  "Westinghouse Equity Interests":  the collective reference to (i) the options
   -----------------------------
to purchase 100,000 shares of the common stock of Holdings issued to Westinghouse U.S. pursuant to the Stock Subscription, Stock Option and Stockholders Agreement, dated February 28, 1994 between Holdings, Westinghouse U.S. and The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership (the "Subscription Agreement") and (ii) the
                                      ----------------------
100,000 shares of common stock of Holdings purchased by Westinghouse U.S. pursuant to the Subscription Agreement.

       "Westinghouse U.S.":  Westinghouse Electric Corporation, a Pennsylvania
        -----------------
corporation.

        1.2 Other Definitional Provisions.    Unless otherwise specified
            -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

        2. As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

        3. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        4. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


       SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

       A.  Commitments.  a.  Subject to the terms and conditions hereof, each
           -----------
Lender severally agrees to make revolving credit loans ("Revolving Credit )
                                                         -----------------
Loans" to the Borrower from time to time during the Commitment Period in an
-----
aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the sum of the then outstanding L/C Obligations and the then outstanding Swing Line Loans and CAF Advances, does not exceed the lesser of (i) the amount of such Lender's

Commitment and (ii) such Lender's Commitment Percentage of the Borrowing Base then in effect. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.3 and 4.2, provided that no Revolving Credit Loan shall be made as a
             --------
Eurodollar Loan after the day that is one month prior to the Termination Date.

        2.2 Revolving Credit Notes.  The Revolving Credit Loans made by each
            ----------------------
Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such
                      ---------------------
Lender and representing the obligation of the Borrower to pay an amount equal to the lesser of (a) the amount set forth opposite such Lender's name in Schedule 1 under the heading "Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on its internal books and records and/or on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation on such schedule shall constitute prima
                                                                        -----
facie evidence of the accuracy of the information so recorded, provided that the
-----                                                          --------
failure by any Lender to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under this Agreement or the Revolving Credit Notes. Each Revolving Credit Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

     2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under
         ----------------------------------------
the Commitments during the Commitment Period on any Business Day, provided that
                                                                  --------
the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) 10:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments (other than a borrowing made pursuant to subsection 2.9(c)) shall be in an amount equal to (x) in the case of Base Rate Loans, except any Base Rate Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans
              --- ----
available to
the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Except as otherwise provided in subsections 2.9(c) and 3.5(c), such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     2.4 CAF Advances.  Subject to the terms and conditions of this Agreement,
         ------------
the Borrower may borrow CAF Advances from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be borrowed in amounts such that the aggregate amount of Loans and L/C Obligations outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

     2.5  Procedure for CAF Advance Borrowing.   The Borrower shall request CAF
          -----------------------------------
Advances by delivering a CAF Advance Request to the Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a Eurodollar Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be (i) not less than 14 days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a Eurodollar CAF Advance and (iii) not later than the Termination Date, in the case of any CAF Advance. The Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Agent.

     (b) In the case of a Eurodollar Rate CAF Advance Request, upon receipt of notice from the Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable Eurodollar Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Agent, before 9:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

     (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such Lender's Commitment); and

     (ii) the margin above or below the applicable Eurodollar Rate at which such Lender is willing to make each such CAF Advance.

The Agent shall advise the Borrower as promptly as practicable on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

       (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

          (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.4, exceed such Lender's Commitment); and

          (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The Agent shall advise the Borrower as promptly as practicable on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it.
If the Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

        (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a Eurodollar Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

        (i) cancel such CAF Advance Request by giving the Agent telephone notice to that effect, or

        (ii) by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a CAF Advance Confirmation by facsimile transmission)
(A)
subject to the provisions of subsection 2.5(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.5(b) or subsection 2.5(c), as the case may be.

     (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

          (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

          (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

          (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

          (iv) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in subsection 2.4, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate
     --- ----
rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number
                                                    --------
of Lenders that submit offers for any CAF Advance Maturity Date at identical pricing is such that, after the Borrower accepts such offers pro rata in
                                                             --- ----
accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (f) If the Borrower notifies the Agent that a CAF Advance Request is cancelled pursuant to subsection 2.5(d)(i), the Agent shall give prompt telephone notice thereof to the Lenders.

     (g) If the Borrower accepts pursuant to subsection 2.5(d)(ii) one or more of the offers made by any Lender or Lenders, the Agent promptly shall notify each Lender which has made such an offer of the aggregate amount of such CAF Advances to be made on such Borrowing Date for each CAF Advance Maturity Date and the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection 11.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such

Borrowing Date and the respective CAF Advance Maturity Dates thereof.

     2.6 CAF Advance Payments.  (a) The Borrower shall pay to the Administrative
         --------------------
Agent, for the account of each Lender which has made a CAF Advance, on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

     (b) The Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

     (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this paragraph (c) shall be payable from time to time on demand.

     2.7 Evidence of Debt.  The Borrower unconditionally promises to pay to the
         ----------------
Administrative Agent, for the account of each Lender that makes a CAF Advance, on the CAF Advance Maturity Date with respect thereto, the principal amount of such CAF Advance. The Borrower further unconditionally promises to pay interest on each such CAF Advance for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and payable as specified in, subsection 2.6(b). Each Lender shall maintain in accordance with its usual practice appropriate records evidencing indebtedness of the Borrower to such Lender resulting from each CAF Advance of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such CAF Advance. The Administrative Agent shall maintain the Register pursuant to subsection 11.6(d), and a record therein for each Lender, in which shall be recorded (i) the amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, and (ii) the amount of any sum received by the Administrative Agent hereunder from the Borrower on account of such CAF Advance. The entries made in the Register and the records of each Lender maintained pursuant to this subsection 2.7 shall, to the extent permitted by applicable law, be prima facie evidence of the
                                           ----- -----
existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent
--------  -------
to maintain the Register or any such record, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances made by such Lender in accordance with the terms of this Agreement.

     2.8 Certain Restrictions.  A CAF Advance Request may request offers for CAF
         --------------------
Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

     2.9 Termination or Reduction of Commitments; Transfers of the Commitments
         ---------------------------------------------------------------------
and the Canadian Commitments. (a) The Borrower shall have the right, upon not
----------------------------
less than
three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after
--------
giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal amount of the Loans then outstanding, when added to the then outstanding L/C Obligations would exceed the Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Commitments then in effect.

       (b) From time to time prior to August 31, 1995, but on no more than two
(2) occasions, the Borrowers shall have the right, upon not less than five (5) Business Days' prior written notice (a "Transfer Notice") to the Administrative
                                        ---------------
Agent and the Canadian Administrative Agent, to transfer (i) a portion (which shall not exceed the aggregate Available Commitments of all Common Lenders immediately before giving effect to the applicable transfer) of the Commitments to the Canadian Commitments (a "U.S.-Canada Transfer") or (ii) all or a portion
                                --------------------
(which shall not exceed the aggregate Available Canadian Commitments of all Canadian Lenders immediately before giving effect to the applicable transfer) of the Canadian Commitments to the Commitments (a "Canada-U.S. Transfer"); provided
                                                --------------------    --------
that (i) after giving effect to any U.S.-Canada Transfer, the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the aggregate Canadian Commitments of all Canadian Lenders does not exceed U.S. $50,000,000, (ii) after giving effect to any Canada-U.S. Transfer, the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the aggregate Canadian Commitments of all Canadian Lenders does not fall below U.S. $5,000,000 unless the entire Canadian Commitments of all Canadian Lenders are transferred to the Commitments, in which case the rights of the Borrower under this subsection 2.9(b) shall thereafter terminate, (iii) no Default or Event of Default (other than a Canadian Borrowing Base Default in the case of a U.S.-Canada Transfer or a Borrowing Base Default in the
case of a Canada-U.S. Transfer) shall have occurred and be continuing immediately before giving effect to any such transfer and (iv) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to any such transfer. Each Transfer Notice shall specify (i) the effective date of the proposed commitment transfer (the "Transfer Effective
                                                         ------------------
Date"), (ii) in the case of a U.S.-Canada Transfer, the aggregate amount in U.S.
----
Dollars (the "U.S. Dollar Reduction Amount") to be transferred from the Commitments to the Canadian Commitments and the Canadian Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of such amount (the "Canadian Dollar Increase Amount"), (iii) in the case of a Canada-U.S. Transfer,
 -------------------------------
the aggregate amount in Canadian Dollars (the "Canadian Dollar Reduction
                                               -------------------------
Amount") to be transferred from the Canadian Commitments to the Commitments and
------
the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange
Rate) of such amount (the "U.S. Dollar Increase Amount") and (iv) the aggregate
                           ---------------------------
amount and Type of Loans to be borrowed from the Lenders on the Transfer Effective Date in accordance with subsections 2.3 and 2.9(c). Upon receipt of any Transfer Notice, the Administrative Agent shall promptly notify each Lender thereof, which notice shall specify (i) in the case of a Common Lender, any change in such Common Lender's Commitment which occurs pursuant to this subsection 2.9(b) as a result of the U.S.-Canada Transfer or Canada-U.S. Transfer specified in such Transfer Notice and (ii) in the case of each Lender, the aggregate principal amount of the Revolving Credit Loan to be made by such Lender and the aggregate principal amount (and accrued interest thereon) of the Revolving Credit Loans of such Lender to be prepaid, in each case pursuant to subsection 2.9(c) as a result of the U.S.-Canada Transfer or Canada-U.S. Transfer specified in such Transfer Notice. The Administrative Agent shall provide a copy of such notice to the Borrower. On the Transfer Effective Date with respect to any U.S.-Canada Transfer, (i) the Commitment of each Common Lender shall be reduced by an amount equal to such Common Lender's U.S. Transfer

Commitment Percentage of the U.S. Dollar Reduction Amount specified in the Transfer Notice delivered in respect of such U.S.-Canada Transfer and (ii) as provided in the Canadian Credit Agreement, the Canadian Commitment of each Canadian Lender shall be increased by an amount equal to such Canadian Lender's U.S. Transfer Commitment Percentage of the Canadian Dollar Increase Amount specified in such Transfer Notice. On the Transfer Effective Date with respect to any Canada-U.S. Transfer, (i) as provided in the Canadian Credit Agreement, the Canadian Commitment of each Canadian Lender shall be reduced by an amount equal to such Canadian Lender's Canadian Commitment Percentage of the Canadian Dollar Reduction Amount specified in the Transfer Notice delivered in respect of such Canada-U.S. Transfer and (ii) the Commitment of each Common Lender shall be increased by an amount equal to such Common Lender's Canadian Transfer Commitment Percentage of the U.S. Dollar Increase Amount specified in such Transfer Notice. On each Transfer Effective Date, each Common Lender shall surrender its outstanding Revolving Credit Note to the Administrative Agent, and the Borrower shall execute and deliver to the Administrative Agent (in exchange for the outstanding Revolving Credit Note of each Common Lender) a new Revolving Credit Note to the order of such Common Lender reflecting the change in such Common Lender's Commitment pursuant to this subsection 2.9(b) on such Transfer Effective Date and otherwise conforming to the requirements of this Agreement.

       (c) On each Transfer Effective Date, (i) each Lender shall, without regard to the restrictions contained in the first sentence of subsection 2.1(a), make a Revolving Credit Loan (which shall be a Base Rate Loan unless specified otherwise in the applicable Transfer Notice) to the Borrower in an amount equal to the product of (A) that percentage which such Lender's Commitment will constitute of the aggregate Commitments of all Lenders after giving effect to the U.S.-Canada Transfer or the Canada-U.S. Transfer occurring on such Transfer Effective Date, multiplied by (B) the aggregate principal amount of all
                -------------
Revolving Credit Loans outstanding immediately prior to such transfer, the proceeds of which Revolving Credit Loans shall be made available to the Administrative Agent by each Lender on such Transfer Effective Date in accordance with the penultimate sentence of subsection 2.3 and applied by the Administrative Agent on such Transfer Effective Date to the prepayment in full of the principal of the Revolving Credit Loans outstanding immediately prior to such transfer and
(ii) the Borrower shall pay to the Administrative Agent for the account of the Lenders all accrued and unpaid interest on the Revolving Credit Loans prepaid pursuant to this subsection 2.9(c) to such Transfer Effective Date. In addition, upon receipt of notice from any Lender, the Borrower will pay to such Lender all amounts due from the Borrower pursuant to subsection 4.13 as a consequence of any prepayment of a Revolving Credit Loan pursuant to this subsection 2.9(c).

    J. Swing Line Commitments. (a)(i) Subject to the terms and conditions
       ----------------------
hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from
 ---------------                      ----------------
time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that at no time may
                                                    --------
the sum of the then outstanding Loans and L/C Obligations exceed the lesser of
(x) the Commitments and (y) the Borrowing Base then in effect. Amounts borrowed by the Borrower under this subsection 2.10 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds in Dollars.

      (ii) Provided that the conditions precedent contained in subsection 6.2 to its obligation to make a Swing Line Loan have been satisfied and that there is sufficient availability under the Swing Line Commitment, on each Interest Payment Date, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swing Line Lender to act on its behalf), make a Swing Line Loan to the Borrower in an amount equal to the amount of interest due and payable on such Interest Payment Date pursuant to subsection
4.1. The proceeds of such Swing Line Loan shall be made available by the Swing Line Lender to the Administrative Agent and applied by the Administrative Agent to the payment of such interest on such Interest Payment Date; the Swing Line Lender shall notify the Borrower as soon as reasonably practicable of the amount of each such Swing Line Loan.

       (b) The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-2, with appropriate insertions (as the same may be amended, supplemented, replaced or otherwise modified from time to time, the "Swing Line Note"), payable to the order of the Swing Line
                   ---------------
Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in subsection 4.1. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on its internal books and records and/or on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation on such schedule shall constitute prima facie evidence of the
                                              ----- -----
accuracy of the information so recorded, provided that the failure by the
                                         --------
Swing Line Lender to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under this Agreement or the Swing Line Note. The Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with subsection 4.1.

       (c) The Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time when Swing Line Loans are outstanding for more than seven Business Days, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request each Lender to make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such
                       -------------------------
notice is given; provided that the provisions of this subsection shall not
                 --------
affect the Borrower's obligations to prepay Swing Line Loans in accordance with the provisions of subsection 4.4(d). Unless the Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this subsection
2.10 shall apply), each Lender will make the proceeds of the Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

       (d) If the Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Lender shall, at the option of the Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Commitments, make a Revolving Credit Loan or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Lender's Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Commitments of the aggregate principal amount of such Swing Line Loans. Each Lender will make the proceeds of any Revolving Credit Loan made by it pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Commitments. In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to any such Lender that so requests a confirmation of such Lender's undivided participating interest in the Swing Line Loans dated the date of receipt of such funds and in such amount.

       (e) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the
         --------  -------
Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.


       SECTION 3.  LETTERS OF CREDIT

       3.1. L/C Commitment. (a) Subject to the terms and conditions hereof, the
            --------------
Issuing Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of
                                                       -----------

Credit") for the account of the Borrower on any Business Day during the
------
Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to
                --------
issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Total Aggregate Outstandings would exceed the lesser of (x) the aggregate Commitments and (y) the Borrowing Base then in effect. Each Letter of Credit shall (i) be denominated in Dollars and shall be either (x) a standby letter of credit issued to support obligations of the Borrower or any of its Additional Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Additional Subsidiaries incurred in the ordinary course of business (the "Standby Letters of Credit"), or (y) a
                                  -------------------------
commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Additional Subsidiaries in the ordinary course of business (the "Commercial Letters of Credit"), (ii) expire no later than five
               ----------------------------
Business Days prior to the Termination Date, and (iii) expire no later than 365 days after its date of issuance.

       (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

       (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

       3.2 Procedure for Issuance of Letters of Credit.  The Borrower may from
           -------------------------------------------
time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

       3.3 Fees, Commissions and Other Charges.    The Borrower shall pay to the
           -----------------------------------
Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at the L/C Commission Rate, calculated on the basis of a 365- (or 366-, as the case may be) day year, on the aggregate amount available to be drawn under such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date to occur during such period and on the expiration date of such Letter of Credit. Such commissions shall be payable to the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. In addition, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate of 1/8 of 1% per annum, calculated on the basis of a 365- (or 366-, as the case may be) day year, on the product of (i) the aggregate of the Commitment Percentages of the L/C Participants multiplied by (ii) the aggregate amount available to be drawn under such

Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date to occur during such period and on the expiration date of such Letter of Credit. Such fees and commissions shall be nonrefundable.

       (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

       (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

       3.4 L/C Participations.  (a) The Issuing Lender irrevocably agrees to
           ------------------
grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage (as in effect from time to time) in the Issuing Lender's obligations and rights under each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with subsection 3.5(a), such L/C Participant shall pay to the Issuing Lender at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage (in effect on the date of such demand) of the amount of such draft, or any part thereof, which is not so reimbursed, such payment to be made by such L/C Participant on the date

(which shall be a Business Day) a demand therefor is made by the Issuing Lender (if such demand is made prior to 12:00 P.M., New York City time on such date) or on the next Business Day (if such demand is made after 12:00 P.M., New York City time on such date).

       (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of such amount, times the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

       (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata
                                                                   --- ----
share of such payment in accordance with subsection 3.4 (a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the

Issuing Lender will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such L/C Participant its pro rata
                                                                     --- ----
share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

       3.5 Reimbursement Obligation of the Borrower.  (a) The Borrower agrees to
           ----------------------------------------
reimburse the Issuing Lender, upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of such draft so paid and any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Except as and to the extent otherwise provided in subsection 3.5(c), each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day.

       (b) Interest shall be payable on any and all amounts payable under subsection 3.5(a) and remaining unpaid by the Borrower (i) from the date the draft presented under the affected Letter of Credit is paid to the earlier of the third Business Day after the date on which the Borrower is required to pay such amounts pursuant to subsection 3.5(a) and the date on which the Borrower pays all such amounts at the rate which would then be payable on any outstanding Base Rate Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue.

       (c) By 12:00 P.M., New York City time, on the first Business Day after each date on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, the Administrative Agent shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Administrative Agent to act on its behalf), request (in accordance with the applicable provisions of subsection 2.3) each Lender to make a Revolving Credit Loan (which shall be a Base Rate Loan) in an amount equal to such Lender's Commitment Percentage of the amount of such draft so paid. Each Lender agrees to make each Revolving Credit Loan so requested available to the Administrative Agent in accordance with subsection 2.3, provided that the conditions precedent contained in subsections
                --------
2.1 and 6.2 to its obligation to make such Revolving Credit Loan have been satisfied. The proceeds of such Revolving Credit Loans shall be made available by the Administrative Agent to the Issuing Lender and applied to the payment (whether or not then due) of the obligations of the Borrower under subsection 3.5(a)(i); upon such payment, the Borrower shall be deemed to have satisfied such obligations to the extent of such payment. The Issuing Lender shall notify the Administrative Agent and the Borrower as soon as reasonably practicable of each drawing made under a Letter of Credit and the aggregate principal amount of the Revolving Credit Loans made under this subsection 3.5(c) in respect thereof.

        (3.6) Obligations Absolute.  (a)  The Borrower's obligations under this
              --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit, provided, that this paragraph shall not relieve the Issuing
                  --------
Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

       (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, provided that this paragraph
                                              --------
shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

       (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

       (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

       3.7  Letter of Credit Payments.  If any draft shall be presented for
            -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any

Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided, that
                                                               --------
this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

       3.8  Application.  To the extent that any provision of any Application
            -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

       SECTION 4.   GENERAL PROVISIONS APPLICABLE TO
                    LOANS AND LETTERS OF CREDIT

       4.1  Interest Rates and Payment Dates.  (a) Each Eurodollar Loan shall
            --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

       (b) Each Base Rate Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Base Rate for such day plus the Applicable Margin in effect for such day.

       (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, facility fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

       (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection
--------
shall be payable from time to time on demand.

       (e) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or the Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws.

       4.2  Conversion and Continuation Options. (a) The Borrower may elect from
            -----------------------------------
time to time to convert outstanding Revolving Credit Loans from Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such
                                                 --------
conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Revolving Credit Loans from Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Revolving
                                                --------
Credit Loan
may be converted into a Eurodollar Loan when any Default or Event of Default (other than a Default or Event of Default under Section 9(l) which occurs solely as a result of a Canadian Borrowing Base Default) has occurred and is continuing and the Administrative Agent has given notice to the Borrower that no such conversions may be made and (ii) no Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

       (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, of the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, provided
                                                                      --------
that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default (other than a Default or Event of Default under Section 9(1) which occurs solely as a result of a Canadian Borrowing Base Default) has occurred and is continuing and the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail
                             --------  -------
to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

       4.3  Minimum Amounts of Tranches.  All borrowings, conversions and
            ---------------------------
continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $2,000,000 or a whole multiple of $500,000 in excess thereof and so that there shall not be more than 10 Tranches at any one time outstanding.

        4.4 Optional and Mandatory Prepayments.  (a) The Borrower may at any
            ----------------------------------
time and from time to time prepay the Revolving Credit Loans and the Swing Line Loans, in whole or in part, without premium or penalty (other than amounts required to be paid pursuant to subsection 4.13 in connection with such prepayment), upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the Administrative Agent (in the case of Base Rate Loans), specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Swing Line Loans, or a combination thereof, and (ii) of Eurodollar Loans, Base Rate Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.13 and accrued interest to such date on the amount prepaid. Unless specified otherwise in such notice, partial prepayments of the Loans pursuant to this subsection 4.4(a) shall be applied first, to pay Swing Line Loans then outstanding and second, to pay
        -----                                               ------
Revolving Credit Loans then outstanding. Partial prepayments of the Revolving Credit Loans shall be in an aggregate principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof.

       (b) If, at any time during the Commitment Period, the Total Aggregate Outstandings of all Lenders exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate Commitments then in effect (whether as result of a reduction in the Commitments pursuant to subsection 2.9(b), subsection 4.4(c) or otherwise), the Borrower shall, without notice or demand, immediately (in the case of clause (ii) above) or within three Business Days (in the case of clause

(i) above), repay the Revolving Credit Loans and the Swing Line Loans and any then outstanding Reimbursement Obligations in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment and any amounts payable under subsection 4.13. Such payments shall be applied first to pay Swing Line Loans then outstanding, second to pay any Reimbursement
-----                                           ------
Obligations then outstanding and third to pay Revolving Credit Loans then
                                 -----
outstanding. To the extent that after giving effect to any repayment of the Loans and the Reimbursement Obligations required by the preceding sentence, the Total Aggregate Outstandings of all Lenders exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize first the then outstanding L/C Obligations and second the then outstanding CAF
-----                                          ------
Advances, in an aggregate amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

       (c) (i) Unless otherwise agreed in writing by the Aggregate Majority Lenders, if at any time Holdings or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) shall (A) incur Indebtedness for borrowed money (including, without limitation, any Subordinated Indebtedness permitted by subsection 8.2(i) but excluding any other Indebtedness permitted by subsection 8.2) pursuant to a public offering or private placement or otherwise or (B) sell or issue shares of its Capital Stock (except for shares of Capital Stock of Holdings or an Additional Subsidiary issued or sold to one or more Permitted Equity Purchasers to the extent such sale or issuance is permitted pursuant to this Agreement and the Holdings Guarantee), then the Commitments shall be permanently reduced by an amount equal to (1) 100% of the Net Cash Proceeds thereof (in the case of clause (A) above) or (2) the U.S. Prepayment Percentage (as in effect on the date of such sale or issuance) of 66-2/3% of the Net Cash Proceeds thereof (in the case of clause (B) above), with such reductions to be effective on the date of receipt of any such Net Cash Proceeds.

      (ii) Unless otherwise agreed in writing by the Majority Lenders, if at any time the Borrower or any of its Subsidiaries (other than the Canadian Borrower or any of its Subsidiaries) shall make an Asset Sale pursuant to subsection 8.6(g), the Borrower shall repay the Revolving Credit Loans and the Swing Line Loans and any then outstanding Reimbursement Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds thereof, together with accrued interest on such Loans and Reimbursement Obligations to the date of such payment and any amounts payable under subsection 4.13, such payments to be made promptly upon the receipt of such Net Cash Proceeds and to be applied to the Extensions of Credit in the same order as that specified in subsection 4.4(b).

      (d) The Borrower shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing of Revolving Credit Loans, and may prepay (without premium or penalty) any outstanding Swing Line Loans upon at least one Business Day's notice to the Administrative Agent.

      (e) Except as otherwise specified by the Borrower in a notice to the Administrative Agent pursuant to subsection 4.4(a), prepayments of Revolving Credit Loans pursuant to this subsection 4.4 shall be applied first to Base Rate Loans then outstanding and thereafter to Eurodollar Loans then outstanding.

      4.5 Facility Fees; Agency Fees; Other Fees. (a) The Borrower agrees to pay
          --------------------------------------
to the Administrative Agent for the account of each Lender, a facility fee for the period from and including the Closing Date to but excluding the Termination Date (or such earlier date as the Commitments shall terminate as provided herein), computed at the Facility Fee Rate on the average daily amount of the Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first such date to occur after the date hereof.

      (b) The Borrower shall pay (without duplication of any fee payable under subsection 4.5(a)) to the Administrative Agent and the Collateral Agent, for their respective accounts, the other fees required to be paid pursuant to the Agency Fee Letter, dated February 24, 1995, between the Administrative Agent, the Collateral Agent and the Borrower, in each case in the amounts and on the dates set forth therein.

      (c) The Borrower shall pay to the Administrative Agent fees related to the operation of the CAF in such amounts upon which they shall mutually agree.

      4.6  Computation of Interest and Fees. (a) Interest based on the
           --------------------------------
Eurodollar Rate shall be calculated on the basis of a 360-day year for the actual days elapsed; and facility fees and interest (other than interest based upon the Eurodollar Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

      (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1, excluding any Eurodollar Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any Base Rate which is based upon the Prime Rate.

      4.7 Inability to Determine Interest Rate.  If prior to the first day of
          ------------------------------------
any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

      4.8  Pro Rata Treatment and Payments.  (a) Except as provided in
           -------------------------------
subsection 2.9(b) and (c), each borrowing of Loans (other than Swing Line Loans and CAF Advances) by the Borrower from the Lenders hereunder shall be made, each payment by the Borrower on account of any facility fee hereunder shall be allocated by the Administrative Agent, and any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent, pro rata according
                                                            --- ----
to the relevant Commitment Percentages of the Lenders. Except as provided in subsection 2.9(c), each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent pro rata according to
                                      --- ----
the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding such Notes, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon, New York City time, on a Business Day, in like funds as received prior to the end of such Business Day, and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

      (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the

Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate per annum equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and (y) the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that (i) at the time such borrowing is made and at all times
           --------
while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to subsection 2.1 of this Agreement and (ii) the commercial bank from whom such borrowing is made waives in a written agreement reasonably satisfactory to the Administrative Agent any right of set-off it may have against the Collateral.

      4.9 Borrowing Base Compliance.  The Collateral Agent or another financial
          -------------------------
institution satisfactory to the Collateral Agent (including any Affiliate of the Collateral Agent) shall, from time to time during the Commitment Period (except during any Borrowing Base Elimination Period), review and confirm the information set forth in each Monthly Borrowing Base Certificate delivered by the Borrower in order to determine whether, at such time, the Borrower is in compliance with the requirements in respect of the Borrowing Base under this Agreement, and the Borrower shall reimburse the Collateral Agent for its reasonable out-of-pocket expenses (excluding fees) in respect thereof. If the Borrower is not in compliance with such requirements, the Collateral Agent shall promptly notify the Borrower, the Administrative Agent and the Lenders of such noncompliance, and the Borrower shall make all mandatory prepayments required pursuant to subsection 4.4(b).

     4.10 Illegality.  Notwithstanding any other provision herein, if the
          ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall as soon as reasonably practicable thereafter give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled, and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Eurodollar Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.13.

     4.11 Requirements of Law. (a)  If the adoption of or any change in any
          -------------------
Requirement of Law or in the interpretation or application thereof applicable to any

Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

       (i) shall subject such Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, any CAF Advance or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 4.12 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under subsection 4.12(b)) and changes in rate of tax on the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

       (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, maintaining Eurodollar Rate CAF Advances or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the

Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower
                              --------
may elect to convert the Eurodollar Loans or Eurodollar Rate CAF Advances made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to subsection 4.13. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as soon as reasonably practicable thereafter provide notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

       (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this paragraph (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

    4.12 Taxes. (a) Except as provided below in this subsection, all payments
         -----
made by the Borrower under this Agreement, the Notes and the CAF Advances shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Lender or its applicable lending office, or any branch or affiliate thereof (i) net income taxes, franchise taxes, branch taxes or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof imposed by any jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof and (ii) any such taxes or other tax, levy, impost, duty, charge, fee, deduction or withholding imposed by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be
                                   ------------------
withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes, including Non-Excluded Taxes on the amount of such increase), interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall be
                              -----------------
entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

     (X) (i) on or before the date of any payment by the Borrower under this Agreement or the Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form or documentation, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form or documentation, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

         (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

         (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

  (Y) in the case of any such Lender that is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit B hereto (any such certificate a "U.S. Tax Compliance Certificate" and (B) two
                                  -------------------------------
accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form or documentation certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or documentation and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms or documentation as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms or documentation inapplicable or which would prevent such Lender from duly completing and delivering any such form or documentation with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, documentation, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of
                 --------
such Participant pursuant to this subsection (b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

     4.13  Indemnity.  The Borrower agrees to indemnify each Lender and to hold
           ---------
each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any payment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a payment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so paid, or not so borrowed, converted or continued, for the period from the date of such payment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

    4.14 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon
         -----------------------------------------------------------
the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to subsection 4.11 or 4.12, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that (i) such Lender
                                              --------
shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax.

       (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 4.11 or 4.12, the Borrower shall not be obligated to pay such additional amount.

       (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to subsection 4.11 or 4.12, such Lender shall as soon as reasonably practicable thereafter notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it and acceptable to the Borrower to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step
              --------
that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for all such reasonable and actual additional costs).


       (d) If (and for so long as) the Borrower shall become obligated to pay additional amounts pursuant to subsection 4.11 or 4.12 and any affected Lender shall not have promptly taken the steps necessary to avoid the need for payments under subsection 4.11 or 4.12, the Borrower shall have the right, upon payment in full of all amounts then due from it under subsections 4.11 and 4.12, (i) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase in accordance with the provisions of subsection 11.6(c) the affected Loan, in whole or in part, at an aggregate price no less than the principal amount of such Loan or part thereof being purchased plus accrued and unpaid interest thereon to the date of purchase and all fees and other amounts owing to the affected Lender hereunder (or under the other Loan Documents) and accrued to the date of the purchase (but without payment to the affected Lender of any premium or penalty) and to assume the obligations of the affected Lender under this Agreement and the other Loan Documents, or (ii) after the Borrower has made a good faith effort to seek a substitute Lender in accordance with clause (i) above and provided that no Default or Event of Default has occurred and is continuing, upon at least three Business Days' irrevocable notice to the Administrative Agent and the affected Lender, to terminate the entire Commitment of the affected Lender and to repay the affected Loan, together with accrued and unpaid interest thereon to date of repayment, any amounts payable under subsection 4.13 in connection with such repayment and all fees and other amounts accrued to the date of repayment and owing to the affected Lender hereunder (or under the other Loan Documents) (but without payment to the affected Lender of any premium or penalty). In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to subsection 11.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender.

      (e) Notwithstanding any other provision of this Agreement, no Lender shall be entitled to receive any additional amounts pursuant to subsection 4.11 or 4.12 unless such Lender represents to the Borrower that, at the time of any request by such Lender that such amounts be paid, it is the policy or general practice of such Lender to demand such compensation for comparable costs or deductions, if any, in similar circumstances, if any, under comparable provisions of other credit agreements for comparable customers.

       (f) The obligations of the Borrower and a Lender or Participant under this subsection 4.14 shall survive the termination of this Agreement and the payment of the Notes and all amounts payable.

                    SECTION 5.  REPRESENTATIONS AND WARRANTIES

       To induce the Administrative Agent, the Collateral Agent and each Lender to enter into and perform their respective obligations under this Agreement, and to induce each Lender to make the initial Extension of Credit requested to be made by it on the Effective Date, the Borrower hereby represents and warrants, on the Effective Date and on each date on which an Extension of Credit is made thereafter, to the Administrative Agent, the Collateral Agent and each Lender that:

    5.1 Financial Condition.  The consolidated balance sheet of the Borrower and
        -------------------
its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the twelve-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the twelve-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

       5.2 No Change; Solvent.  Since December 31, 1996, there has been no
           ------------------
development or event which has had or would be reasonably expected to have a Material Adverse Effect. Except as permitted under this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower, the Canadian Borrower or RealCo nor has any of the Capital Stock of the Borrower, the Canadian Borrower or RealCo been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries. As of the Closing Date, each of the Borrower and the Canadian Borrower is Solvent.

       5.3 Corporate Existence; Compliance with Law.  Each of Holdings, the
           ----------------------------------------
Borrower, the Canadian Borrower, RealCo and their respective Subsidiaries (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign or extra-provincial corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

       5.4 Corporate Power; Authorization; Enforceable Obligations. (a) The
           -------------------------------------------------------
Borrower has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Notes and the Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, except
(i) for consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made, (ii) for filings to perfect the Liens created by the Security Documents and (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.) in respect of Accounts of the Borrower the Obligor of which is the United States of America or any department, agency or instrumentality thereof. This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       (b) Each Loan Party (other than the Borrower and RealCo) has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any such Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, except (i) for consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made, (ii) for filings to perfect the Liens created by the Security Documents, and (iii) filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.) in respect of Accounts of such Loan Party the Obligor of which is the United States of America or any department, agency or instrumentality thereof. Each Loan Document to which any such Loan Party is a party has been duly executed and delivered on behalf of each such Loan Party. Each Loan Document to which any such Loan Party is a party when executed and delivered by such Loan Party will constitute a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       5.5 No Legal Bar.  The execution, delivery and performance of the Credit
           ------------
Documents by each Credit Party (other than RealCo), the borrowings hereunder and under the

Canadian Credit Agreement and the use of the proceeds thereof and the creation and perfection of the Liens contemplated by the Security Documents and the Canadian Security Documents (a) will not violate any Requirement of Law or Contractual Obligation of any such Credit Party in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents and the Canadian Security Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation.

       5.6 No Material Litigation. No litigation, investigation or proceeding of
           ----------------------
or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower and the Canadian Borrower, threatened by or against any Credit Party or against any properties or revenues of any Credit Party (a) with respect to any of the Credit Documents or any of the transactions contemplated thereby, (b) which, taking into account any indemnification by Westinghouse pursuant to the Acquisition Agreement or the Canadian Acquisition Agreement, would be reasonably expected to have a Material Adverse Effect or (c) as of the Closing Date, with respect to the Acquisition.

       5.7 No Default.  No Credit Party is in default under or with respect to
           ----------
any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

       5.8 Ownership of Property; Liens.  Each Credit Party has good record and
           ----------------------------
marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except for any failure to have such title or such leasehold interest that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and except for the name and mark "WESCO", which is the subject of subsection 5.9; and none of such property is subject to any Lien, except for Liens permitted by subsection 8.3.

       5.9 Intellectual Property. Each Credit Party owns, or has the legal right
           ---------------------
to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, (except for the name and mark "WESCO") (the "Intellectual Property") except for
                                             ---------------------
those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. The Credit Parties confirm that the Borrower and its Subsidiaries use the name and mark "WESCO" in connection with the conduct of the business and own the common law rights associated therewith as a result of such use. Except as provided on Schedule 5.9, no claim has been asserted and is pending by any Person challenging or questioning the use of, or the validity or effectiveness of, any such Intellectual Property or, to the knowledge of the Credit Parties, the name and mark "WESCO", nor does any Credit Party know of any such claim, and the use of such Intellectual Property or, to the knowledge of the Credit Parties, the use of the name and mark "WESCO" by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that (i) are subject to indemnification by Westinghouse pursuant to the Acquisition Agreements or (ii) would not be reasonably expected to have a Material Adverse Effect.

       5.10 No Burdensome Restrictions.  No Requirement of Law applicable to, or
            --------------------------
Contractual Obligation of, any Credit Party would be reasonably expected to have a Material Adverse Effect.

       5.11 Taxes.  Each Credit Party has filed or caused to be filed all United
            -----
States federal income tax returns and all other material tax returns which are required to be filed by it and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Credit Party); and no tax Lien has been filed, and, to the knowledge of the Borrower and the Canadian Borrower, no claim is being asserted, with respect to any such tax, fee or other charge other than real property taxes that are not yet delinquent.

       5.12 Federal Regulations.  No part of the proceeds of any Loans will be
            -------------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

       5.13 ERISA.  During the five year period prior to each date as of which
            -----
this representation is made, or deemed made, with respect to any Plan, (or, with respect to (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to the Borrower or any of its Subsidiaries which would be reasonably expected to have a Material Adverse Effect: (i) a Reportable Event; (ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section

302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (viii) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan; (x) the excess of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower or any of its Subsidiaries for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) over the assets under all such Plans; and (xi) an event or condition with respect to which the Borrower or any Commonly Controlled Entity could incur any liability in respect of a Former Plan.

       5.14 Collateral.  Except with regard to Liens on Equipment constituting
            ----------
Fixtures, any reserved rights of the United States government as required under law, Liens upon Trademarks and Trademark Licenses and Patents and Patent Licenses, which Liens, to the extent not otherwise perfected by the filing of financing statements under the Uniform Commercial Code in accordance with the Security Documents, would, or in the case of Trademark Licenses and Patent Licenses may, be perfected upon filing and acceptance thereof in the United States Patent and Trademark Office, Liens on uncertificated securities, Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia, and Liens on Contracts or Accounts on which the United States of America or any department, agency, or instrumentality thereof is the obligor, and except for the claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by the Borrower on the Closing Date in the jurisdictions listed on Schedule 6.1(j) (which financing statements are in proper form for filing in such jurisdictions) (and the recording of the Borrower Patent Security Agreement and the Borrower Trademark Security Agreement as set forth therein, and the making of filings in any other jurisdiction as may be necessary under any Requirement of Law after the Closing Date) and the delivery to, and continuing possession by, the Administrative Agent of all Instruments, Chattel Paper and Documents a security interest in which is perfected by possession, the Liens created pursuant to each Security Document, when executed and delivered, will constitute valid Liens on and, to the extent provided therein, perfected security interests in the collateral referred to in such Security Document (but as to the Copyrights and the Copyright Licenses and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of the Collateral Agent for the ratable benefit of the Lenders, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3), and which Liens are enforceable as such as against all other Persons (except (i) with respect to Trademarks, Trademark Licenses, Patents and Patent Licenses, to the extent that the recording of an assignment or other transfer of title thereto to the Collateral Agent in the United States Patent and Trademark Office may be necessary for such enforceability and (ii) with respect to goods only, buyers in the ordinary course of business to the extent provided in Section 9-307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the Borrower Security Agreement.

       5.15  Investment Company Act; Other Regulations.  The Borrower is not an
             -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness as contemplated hereby.

       5.16  Subsidiaries.  Schedule 5.16 sets forth all the Subsidiaries of the
             ------------
Borrower as of the Closing Date, the jurisdiction of their incorporation and the ownership interest of the Borrower therein. The Borrower is, and at all times will be, the sole Subsidiary of Holdings. RealCo has no Subsidiaries. No Person other than the Borrower, Additional Subsidiaries and Permitted Equity Purchasers owns any Capital Stock of any Additional Subsidiary.

       5.17  Purpose of Loans.  The proceeds of the Loans shall be used by the
             ----------------
Borrower to finance the working capital and business requirements of the Borrower and its Subsidiaries.

       5.18  Environmental Matters.
             ---------------------

       (a) To the knowledge of the Borrower and the Canadian Borrower, the facilities and properties owned or operated by the Credit Parties (or any one or more of them) (the "Properties") and all operations at the Properties are in
                    ----------
compliance with all applicable

Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), and there are no conditions relating to the
                   --------
Business or Properties that would be reasonably likely to give rise to liability under any applicable Environmental Law, except for any failure so to comply or violation or condition, or any aggregation thereof, that would not be reasonably expected to result in the payment of a Material Environmental Amount.

       b. To the knowledge of the Borrower and the Canadian Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws except insofar as the presence of any Materials of Environmental Concern is not reasonably expected to result in the payment of a Material Environmental Amount.

       c. To the knowledge of the Borrower and the Canadian Borrower, no Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority concerning, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or the Canadian Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably expected to result in the payment of a Material Environmental Amount.

       (d) To the knowledge of the Borrower and the Canadian Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of by or on behalf of WESCO, the Borrower or any of its Subsidiaries at, on or under any of the Properties or any other location in violation of, or in a manner that would be reasonably expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably expected to result in the payment of a Material Environmental Amount.

       (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower and the Canadian Borrower, threatened, under any Environmental Law to which any Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any of its Subsidiaries, the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably expected to result in the payment of a Material Environmental Amount.

       (f) To the knowledge of the Borrower and the Canadian Borrower, since February 28, 1991, there has been no release or, to the knowledge of the Borrower and the Canadian Borrower, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Credit Parties in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would be reasonably expected to give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably expected to result in the payment of a Material Environmental Amount.

       5.19  Certain Documents.  On the Closing Date, the Borrower delivered to
             -----------------
the Administrative Agent (and each Lender requesting the same) and the Canadian Administrative Agent (and each Canadian Lender requesting the same) complete and correct copies of the Acquisition Documentation, the First Mortgage Note Documentation, the Master Lease Documentation and the RealCo Landlord Waiver. The RealCo Mortgages are in substantially the form of the form of the RealCo Mortgage delivered by the Borrower to the Administrative Agent and the Canadian Administrative Agent on the Closing Date, and the Canadian Mortgages are in substantially the form of the form of Canadian Mortgage delivered by the Borrower to the Administrative Agent and the Canadian Administrative Agent on the Closing Date.

       5.20  Acquisition Documents; First Mortgage Note Documents. (a) Each
             ----------------------------------------------------
Credit Party has the corporate power and authority to make, deliver and perform the Acquisition Documents and the First Mortgage Note Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Acquisition Documents and the First Mort Note Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the execution, delivery or performance by such Credit Party of the Acquisition Documents and the First Mortgage Note Documents, except for consents, authorizations, notices, filings and other actions described in the Acquisition Documents or the First Mortgage Note Documents, as the case may be. Each Acquisition Document and each First Mortgage Note Document has been duly executed and delivered on behalf of each Credit Party party thereto. Each Acquisition Document and each First Mortgage Note Document constitutes a legal, valid and binding obligation of each Credit Party party thereto enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       (b) The execution, delivery and performance of the Acquisition Documents and the First Mortgage Note Documents by each Credit Party party thereto will not violate any Requirement of Law or Contractual Obligation of any such Credit Party in any respect that would be reasonably expected to have a Material Adverse Effect.

       (c) Each Acquisition Document and First Mortgage Note Document is full force and effect and neither the Borrower, any other Credit Party nor, to the best of the Borrower's knowledge, any other Person party thereto has defaulted in the performance of its obligations hereunder.

       5.21  Master Lease Agreement; RealCo Landlord Waiver. (a) Each of the
             ----------------------------------------------
Borrower and RealCo have the corporate power and authority to make, deliver and perform the Master Lease Agreement and, in the case of RealCo, the RealCo Landlord Waiver and have taken all necessary corporate action to authorize the execution, delivery and performance of the Master Lease Agreement and, in the case of RealCo, the RealCo Landlord Waiver. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower or RealCo in connection with the execution, delivery or performance by the Borrower or RealCo of the Master Lease Agreement and, in the case of RealCo, the RealCo Landlord Waiver. Each of the Master Lease Agreement and, in the case of RealCo, the RealCo Landlord Waiver has been duly executed and delivered on behalf of the Borrower and RealCo. Each of the Master Lease Agreement and, in the case of RealCo, the RealCo Landlord Waiver constitutes a legal, valid and binding obligation of the Borrower and RealCo enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

       (b) The execution, delivery and performance of the Master Lease Agreement and, in the case of RealCo, the RealCo Landlord Waiver by the Borrower and RealCo will not violate any Requirement of Law or Contractual Obligation of the Borrower or RealCo in any respect that would be reasonably expected to have a Material Adverse Effect.

       (c) The Master Lease Agreement and the RealCo Landlord Waiver are in full force and effect and neither the Borrower, RealCo nor, to the best of the Borrower's knowledge, any other Person party thereto has defaulted in the performance of its obligations thereunder.

       5.22  No Default.  Immediately prior to the occurrence of the Effective
             ----------
Date, no Default or Event of Default (as defined in each of the Existing Credit Agreement and the Existing Canadian Credit Agreement) has occurred and is continuing.


       SECTION 6.  CONDITIONS PRECEDENT

       6.1 Conditions to Effectiveness.  This Agreement shall become effective
           ---------------------------
on the date (the "Effective Date") upon which each of the following conditions
                  --------------
shall be satisfied: (i) the execution of this Agreement by all of the parties hereto (including, without limitation, the Guarantors' signature lines which are set forth at the foot of this Agreement), (ii) the occurrence of the "Effective Date" under and as defined in subsection 7.1 of the Canadian Credit Agreement and (iii) the first date upon which each of the conditions precedent set forth in this subsection
6.1 are satisfied:

       (a) Revolving Credit Notes. The Administrative Agent shall have received
           -----------------------
on behalf of each Lender a new Revolving Credit Note duly executed and delivered by the Borrower in exchange for the existing Revolving Credit Note payable to such Lender, which existing Revolving Credit Note shall be returned to the Borrower.

       (b) Legal Opinions.  The Administrative Agent shall have received, with
           ---------------
a copy for each Lender, the executed legal opinions of (A) Debevoise & Plimpton, special counsel to the Borrower and the other Credit Parties, substantially in the form of Exhibit D-1 and (B) the Secretary of the Borrower, substantially in
            -----------
the form of Exhibit D-2.
            -----------

       (c) Corporate Proceedings of the Borrower.  The Administrative Agent
           -------------------------------------
shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Revolving Credit Notes to be delivered pursuant to clause (a) of this subsection 6.1 and the other related documents to which it is or will be a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded.

       (d) Incumbency Certificates of the Borrower.  The Administrative Agent
           ---------------------------------------
shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing this Agreement and any related document, reasonably satisfactory in form and substance to the Administrative Agent.

       (e) Fee.  The Borrower shall have paid to the Administrative Agent, for
           ---
the ratable account of each Lender in accordance with their respective Commitment Percentages, a fee, payable in U.S. Dollars, in an amount equal to 0.025% of the sum of (i) the aggregate Commitments of all Lenders under the Credit Agreement, as amended hereby and (ii) the U.S. Dollar equivalent (determined on the basis of the Exchange Rate) of the Canadian Commitment of all Canadian Lenders under the Canadian Credit Agreement.

       (f) Prepayment of Loans.  The Borrower shall have prepaid in full all of
           -------------------
the Loans outstanding under the Existing Credit Agreement as well as any unpaid and accrued interest thereon and all amounts of fees payable pursuant to subsection 4.5 of the Existing Credit Agreement.

       (g) Fleet Resignation Letter. The Administrative Agent shall have
           ------------------------
received a duly executed copy of a letter from Fleet Capital Corporation, substantially in the form of Exhibit K, with respect to its resignation as Collateral Agent.

        6.2 Conditions to Each Extension of Credit. The agreement of each Lender
            --------------------------------------
to make any Extension of Credit requested to be made by it on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:

       (a) Representations and Warranties.  Each of the representations and
           ------------------------------
warranties made by any Loan Party (other than RealCo) pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any such Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

       (b) No Default.  No Default or Event of Default (other than a Default or
           ----------
an Event of Default under Section 9(l) which occurs solely as a result of the occurrence of a Canadian Borrowing Base Default) shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

       (c) Borrowing Base.  After giving effect to the Extensions of Credit
           --------------
requested to be made on such date, the Total Aggregate Outstandings shall not exceed the lesser of (i) the Borrowing Base then in effect and (ii) the aggregate Commitments.

Each Extension of Credit made to (or on behalf of) the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the conditions contained in this subsection 6.2 have been satisfied.


       SECTION 7.  AFFIRMATIVE COVENANTS

       The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments or the Canadian Commitments remain in effect, and thereafter until payment in full of all Obligations and all Canadian

Obligations and termination or expiration of all Letters of Credit and Canadian Letters of Credit, the Borrower shall and (except in the case of subsections 7.1, 7.2, 7.7 and 7.10) shall cause each of its Subsidiaries to:

       7.1 Financial Statements.  Furnish to each Lender:
           --------------------

       (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of each of Holdings and the Canadian Borrower, (i) a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries (other than Realco) and (ii) a copy of the unaudited consolidated balance sheet of the Canadian Borrower and its consolidated Subsidiaries (if any), in each case as at the end of each such year and together with copies of the related consolidated statements of operations, changes in common stockholders' equity and cash flows for each such year, setting forth in the case of such balance sheets as at the end of the 1995 fiscal year of Holdings and the Canadian Borrower and in the case of such balance sheets and statements of operations, changes in common stockholders' equity and cash flows for the 1996 and subsequent fiscal years of Holdings and the Canadian Borrower, in each case in comparative form the figures for the previous year, and in the case of
(i) above such consolidated financial statements to be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing and such financial statements to be certified by a Responsible Officer of Holdings or the Canadian Borrower, as the case may be, as being fairly stated in all material respects;

       (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of

Holdings, a copy of the unaudited consolidated and consolidating balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, changes in common stockholders' equity and cash flows of Holdings and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, (x) in the case of each such consolidated and consolidating balance sheet as of the end of the second fiscal quarter of 1995 and thereafter, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures as at the end of the previous fiscal year and (y) in the case of each such consolidated and consolidating statements of operations and cash flows for the second fiscal quarter of 1995 and thereafter, in comparative form the budgeted figures (as adjusted consistent with past practice) for the relevant period and the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects (subject to normal year-end audit and other adjustments and except for the absence of notes);

       (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month of each fiscal year of Holdings, a copy of the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as of the end of such month and the related unaudited consolidated statement of operations, the sales figures with respect to which shall be broken down between Holdings, each Additional Subsidiary and the Canadian Borrower, setting forth with respect to months ending after March 1, 1995, in the case of such consolidated balance sheets, in comparative form the figures as at the end of the previous fiscal year and, in the case of such consolidated statements of operations, in comparative form the figures for the corresponding fiscal month of the previous year, certified by a Responsible Officer of Holdings as being fairly stated in all material respects (subject to normal year-end audit and other adjustments and except for the absence of notes); provided that during any Borrowing Base Elimination Period the Borrower
        --------
shall not be required to make any delivery pursuant to this subsection 7.1(c);
and

       (d) as soon as available, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries as of March 1, 1994, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing and certified by a Responsible Officer of Holdings as being fairly stated in all material respects;

all such financial statements shall be (and, in the case of financial statements delivered pursuant to subsection 7.1(a) (but only with respect to the consolidating financial statements referred to therein), (b), (c) and (d) above, shall be certified by a Responsible Officer of Holdings as being) fairly stated in all material respects in conformity with GAAP and shall be (and, in the case of financial statements delivered pursuant to subsection 7.1(a) (but only with respect to the consolidating financial statements referred to therein), (b), (c) and (d) above, shall be certified by a Responsible Officer of Holdings as being) prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of the financial statements delivered pursuant to subsection 7.1(b) and (d), for the absence of certain notes).

       7.2 Certificates; Other Information.  Furnish to each Lender:
           -------------------------------

       (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

       (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a), (b) and (c) and in clause (b) of the definition of Adjustment Date, a certificate of a Responsible Officer of the Borrower or Holdings, as the case may be, (i) stating that, to the best of such Officer's knowledge, the Borrower or Holdings, as the case may be, during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and
(ii) setting forth (in reasonable detail) the calculations required to determine
(A) the Margin Reduction Percentage and compliance with the covenants set forth in subsection 8.1 (in the case of a certificate furnished with the financial statements referred to in subsections 7.1(a) and (b) and in clause (b) of the definition of Adjustment Date) and (B) compliance with the covenant set forth in subsection 8.9 (in the case of a certificate furnished with the financial statements referred to in subsection 7.1(a));

       (c) on or prior to the first Friday that is after the 15th day of each calendar month after the Closing Date (except during any Borrowing Base Elimination

Period), a certificate substantially in the form of Exhibit E (a "Monthly
                                                                  -------
Borrowing Base Certificate"), certified by a Responsible Officer of the Borrower
--------------------------
as true and correct, setting forth the amount of Accounts of the Borrower and the Additional Subsidiaries, Eligible Accounts, Inventory of the Borrower and the Additional Subsidiaries and Eligible Inventory, in each case as of the last Business Day of the immediately preceding month, attached to which shall be reasonably detailed information including an aging schedule of Accounts of the Borrower and the Additional Subsidiaries;

       (d) as soon as available, but in any event not later than ninety days after the beginning of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such Responsible Officer believes, as of the date of such certificate, such projections to have been prepared on the basis of reasonable assumptions;

       (e) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to its security holders, and within five days after the same are filed, copies of all financial statements and periodic reports which Holdings or the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

       (f) within two days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holdings or the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

       (g) promptly after the consummation by the Borrower or any Additional Subsidiary of a Mixed Asset Sale, a certificate of a Responsible Officer of the Borrower setting forth (in reasonable detail) the calculations required to determine compliance with the requirement of clause (iii) of the proviso to subsection 8.6(g) and stating that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or would occur as a result of such Mixed Asset Sale;

       (h) upon the reasonable request of the Administrative Agent, copies of any certificates delivered to Westinghouse pursuant to Section 6(a)(1) of the RealCo First Mortgage Notes;

       (i) copies of all material written amendments, waivers and modifications of the DCBU Supply Agreement; and

       (j) promptly, such additional financial and other information as the Administrative Agent, the Collateral Agent or any Lender may from time to time reasonably request.

       7.3 Payment of Obligations.  Pay, discharge or otherwise satisfy at or
           ----------------------
before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

       7.4 Conduct of Business and Maintenance of Existence.  Continue to
           ------------------------------------------------
engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except as otherwise permitted pursuant to subsection 8.5, provided that the Borrower and its Subsidiaries shall not be
                --------
required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

       7.5 Maintenance of Property; Insurance.  Keep all property useful and
           ----------------------------------
necessary in the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall also comply with the requirements of Section 5(n) of the Borrower Security Agreement and Section 2.3 of Canadian Borrower Collateral Covenant Agreement; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.

       7.6 Inspection of Property; Books and Records; Discussions. (a) Keep
           ----------------------
proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and
(i) prior to the occurrence and continuance of an Event of Default, permit a representative of the Lenders, twice during each twelve month period after the Closing Date, and (ii) after the occurrence of an Event of Default, permit a representative of the Lenders, as often as may reasonably be requested during the continuance of such Event of Default, to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records, including, without limitation, in connection with any audit or appraisal described in paragraph (b) below, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time and upon reasonable notice. Upon the request of the Administrative Agent or any Lender, the Collateral Agent will provide such Lender with a reasonably detailed summary of the results of any audit of the Collateral conducted by it pursuant hereto.

       (b) Reimburse the Collateral Agent for any reasonable fees or expenses incurred by it in connection with one audit of any of the Collateral during each twelve month period after the Closing Date, provided that, if a Default or Event
                                            --------
of Default shall have occurred and be continuing, the Borrower shall reimburse the Collateral Agent for any reasonable fees and expenses incurred by it in connection with any such audit reasonably requested in writing by the Majority Lenders.

       7.7 Notices.  Promptly give notice to the Administrative Agent, the
           -------
Collateral Agent and each Lender of:

       (a) as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of any Default or Event of Default;

       (b) as soon as possible after a Responsible Officer of the Borrower knows thereof, any (i) default or event of default under any Contractual Obligation (including, without limitation, the First Mortgage Note Documents) of the Borrower or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

       (c) as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation or proceeding affecting Holdings or any of its Subsidiaries in which the amount involved (not covered by insurance) is $10,000,000 or more or in which injunctive or similar relief is sought that has had or would be reasonably expected to have a Material Adverse Effect;

       (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; (ii) Underfunding with respect to the Replacement Pension Plan in excess of $40,000,000 (provided, no notice shall be required to be delivered with respect to the Replacement Pension Plan if neither the Borrower nor any Commonly Controlled Entity has any liability in respect thereof); (iii) Underfunding with respect to any Single Employer Plan other than the Replacement Pension Plan which could result in a material liability to the Borrower or any of its Subsidiaries; (iv) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer or Multiemployer Plan; or (v) the occurrence or expected occurrence of any event or condition under which the Borrower or any Commonly Controlled Entity has incurred or could incur any liability in respect of a Former Plan; and

       (e) as soon as possible after a Responsible Officer of the Borrower knows thereof, any (i) material adverse change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole and (ii) condition, circumstance, occurrence or event that would be reasonably expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

       7.8 Environmental Laws. (a) Comply with, and use all reasonable efforts
           ------------------
to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case to the extent that the failure to do so would not be reasonably expected to result in the payment of a Material Environmental Amount.

       (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required of the Borrower or any of its Subsidiaries under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental

Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings, and except in each case to the extent that the failure to do so would not be reasonably expected to result in the payment of a Material Environmental Amount.

       7.9 Landlord Waivers.  At its own expense, request, and use reasonable
           ----------------
efforts to obtain, (i) a Landlord's Waiver from each landlord of each of the existing facilities in which Inventory of the Borrower is located as of the Closing Date and (ii) prior to entering into a lease of a facility in which Inventory of the Borrower or any Additional Subsidiary will be located on or after the Closing Date, a Landlord's Waiver from each landlord of any such facility. To the extent that the Borrower shall have, prior to the Closing Date, obtained or used reasonable efforts to obtain a Landlord's Waiver in the form of Exhibit D to the Existing Credit Agreement (as such term is defined in the Existing Credit Agreement) in respect of any such existing facility, the Borrower shall be deemed to have satisfied the requirements of this subsection
7.9 with respect to such existing facility.

       7.10 Loans to Cover Canadian Borrowing Base Defaults. If at any time
            -----------------------------------------------
Loans are made hereunder during the continuance of a Canadian Borrowing Base Default, cause that portion of the proceeds of such Loans which is necessary to cure such Canadian Borrowing Base Default by repaying and/or cash collateralizing Canadian Extensions of Credit to be promptly exchanged for Canadian Dollars, contributed, loaned or advanced to the Canadian Borrower and used by the Canadian Borrower to repay and/or cash collateralize the Canadian Extensions of Credit.

       7.11 Cash Management System. (a) Maintain bank or trust accounts only
            ----------------------
with the banks or other financial institutions listed on Schedule 7.11 and such other banks or other financial institutions of which the Administrative

Agent and the Collateral Agent may be notified in writing by the Borrower from time to time (each, a "Depositary Bank").
                       ---------------

       (b) Cause all amounts representing Proceeds (as defined in the Borrower Security Agreement) of Collateral (other than Net Proceeds Allocable to Payee and Reserved Amounts (as such terms are defined in the RealCo First Mortgage Notes) and Specified Loss Proceeds (as such term is defined in the RealCo Cash Collateral Agreement)) which are received by the Borrower or any Additional Subsidiary from time to time to be promptly deposited into a bank or trust account maintained with a Depositary Bank (each, a "Depositary Account").
                                                    ------------------

       (c) Instruct each Depositary Bank (other than Citibank, N.A. with respect to an amount not in excess of $150,000 to cover reimbursement of certain amounts paid by insurance companies) to transfer, on a daily basis, all available funds on deposit in each Depositary Account maintained by it to the Concentration Account established with, and in the name of, the Collateral Agent pursuant to the Borrower Security Agreement; provided that amounts not in excess of $500,000
                                 --------
(the "Operating Fund Limit") in the aggregate with respect to all Depositary
      --------------------
Accounts may be retained by the Depositary Banks on deposit in Depositary Accounts and withdrawn from time to time therefrom by the Borrower or any Additional Subsidiary to pay reasonable costs and expenses incurred by the Borrower or any Additional Subsidiary; provided that, upon the occurrence and
                                       --------
during the continuance of an Event of Default, the Borrower shall instruct the Depositary Banks to transfer all available funds in the Depositary Accounts to the Concentration Account on a daily basis and shall not revoke such instructions unless and until such Event of Default has been cured or waived.

       (d) The Concentration Account shall be under the sole dominion and control of the Collateral Agent. At any time when an Event of Default has occurred and is continuing, the Collateral Agent may apply all or any of the funds on deposit in the Concentration Account to the payment of the Obligations (as defined in the Borrower Security Agreement), in the order of priority set forth in Section 8 of the Borrower Security Agreement. So long as no Event of Default has occurred and is continuing, the Collateral Agent shall promptly remit any funds on deposit in the Concentration Account to the General Fund Account (as defined in the Borrower Security Agreement). The Borrower shall have the right, at any time and from time to time, to withdraw such amounts from the General Fund Account, and to maintain such balances in the General Fund Account, as it shall deem to be necessary or desirable .


       SECTION 8.  NEGATIVE COVENANTS

       The Borrower hereby agrees that, from and after the Closing Date and so long as the Commitments or the Canadian Commitments remain in effect, and thereafter until payment in full of all Obligations and all Canadian Obligations and termination or expiration of all Letters of Credit and all Canadian Letters of Credit, the Borrower shall not, and shall not permit (i) any Additional Subsidiary or RealCo (in the case of subsections 8.5, 8.6, 8.13 and 8.16(b) and (c)) or (ii) any of its Subsidiaries (in the case each subsection of this
Section 8 other than subsections 8.5, 8.6, 8.13 and 8.16(b) and (c)) to, directly or indirectly:

       8.1 Financial Condition Covenants.
           -----------------------------

       (a) Maintenance of Net Worth.  Permit Consolidated Net Worth of Holdings
           ------------------------
and its consolidated Subsidiaries at any time to be less than (i) during the period from (and including) the Closing Date to (but excluding) the second anniversary thereof, $78,000,000 and (ii) thereafter, $86,000,000.

       (b) Ratio of Consolidated Funded Indebtedness to Consolidated EBITDA.
           ----------------------------------------------------------------
Permit, on the last day of any
fiscal year of Holdings set forth below, the ratio of Consolidated Funded Indebtedness of Holdings and its consolidated Subsidiaries as at such day to Consolidated EBITDA of Holdings and its consolidated Subsidiaries for the fiscal year of the Borrower ending on such day (or, with respect to the 1994 fiscal year of the Borrower, for the period from February 28, 1994 to the last day of such fiscal year), to be greater than the ratio set forth opposite such test period below:

          Fiscal Year               Ratio
--------------------------------  ----------

              1994                8.25 : 1.0
              1995                7.00 : 1.0
              1996                6.00 : 1.0
              1997                5.00 : 1.0
           Thereafter             4.00 : 1.0

For purposes of compliance with this subsection 8.1(b), Consolidated EBITDA of Holdings and its consolidated Subsidiaries for Holdings' 1994 fiscal year shall be annualized by multiplying the Consolidated EBITDA of Holdings and its consolidated Subsidiaries for the period from February 28, 1994 to last day of such year by 1.20.

       (c) Fixed Charge Coverage Ratio.  Permit, on the last day of any fiscal
           ---------------------------
quarter of Holdings ending during any test period set forth below, the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Holdings ending on such day (or, if prior to March 31, 1995, such lesser number of full fiscal quarters of Holdings that shall have been completed since February 28, 1994) to be less than the ratio set forth opposite such test period below:


               Test Period                   Ratio
-----------------------------------------  ----------

           12/30/94 - 3/30/95              1.00 : 1.0
           3/31/95 - 12/30/95              1.25 : 1.0
           12/31/95 - 12/30/96             1.50 : 1.0
           12/31/96 - 12/30/97             1.75 : 1.0
               Thereafter                  2.00 : 1.0

It is understood that for purposes of calculating the foregoing financial condition covenants, the financial statements delivered pursuant to subsection
7.1 shall be used.

       8.2 Limitation on Indebtedness.  Create, incur, assume or suffer to exist
           --------------------------
any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

       (a) Indebtedness of the Borrower (i) under this Agreement and (ii) in respect of any notes issued by the Borrower to RealCo, and any accrued rental obligations of the Borrower to RealCo, pursuant to the Master Lease Agreement, provided that no cash payments are required to be made on such notes until the
--------
final scheduled maturity of the RealCo First Mortgage Notes;

       (b) Indebtedness of the Canadian Borrower under the Canadian Credit Agreement and the Canadian First Mortgage Notes;

       (c) Indebtedness of RealCo under the RealCo First Mortgage Notes;

       (d) Indebtedness of the Borrower to any Subsidiary of the Borrower (other than RealCo) and of any Subsidiary of the Borrower to the Borrower or any other Subsidiary of the Borrower (other than RealCo);

       (e) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a

Financing Lease, a sale and leaseback transaction or otherwise) otherwise permitted pursuant to this Agreement in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $10,000,000 at any one time outstanding;

       (f) Indebtedness of the Borrower and any of its Subsidiaries (other than RealCo) incurred to finance the purchase price of any acquisition permitted by subsection 8.10(g), provided that (i) all such Indebtedness does not in the
                    --------
aggregate exceed $10,000,000 at any one time outstanding and (ii) immediately after giving effect to such acquisition no Default or Event of Default shall have occurred and be continuing;

       (g) Indebtedness under (i) the Interest Rate Cap and (ii) other Interest Rate Agreements relating to Indebtedness of the Borrower under this Agreement, Indebtedness of the Canadian Borrower under the Canadian Credit Agreement and/or other Indebtedness permitted by this subsection 8.2; provided that the purpose
                                                     --------
for which each Interest Rate Agreement referred to in clause (ii) is entered into (as determined by the Borrower in good faith) is reasonable in the relation to the conduct of the business of the Borrower and its Subsidiaries;

       (h) Indebtedness outstanding on February 28, 1994 and listed on Schedule 8.2(h) and any refinancings, refundings, renewals or extensions thereof, provided that (i) the amount of such Indebtedness is not increased in connection
--------
with such refinancing, refunding, renewal or extension and (ii) all material terms and conditions (other than interest rates which shall be based on then current market rates for comparable Indebtedness of comparable borrowers) of the Indebtedness incurred pursuant to such refinancing, refunding, renewal or extension are (as determined by the Borrower reasonably and in good faith) no less favorable to the Borrower and its Subsidiaries than those applicable to the Indebtedness refinanced, refunded, renewed or extended thereby;

       (i) Subordinated Indebtedness of the Borrower or any Additional Subsidiary in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding, including any Subordinated Indebtedness that may be issued by the Borrower or such Additional Subsidiary (A) pursuant to any exemption from the registration requirements of the Securities Act or (B) in exchange for such Subordinated Indebtedness pursuant to a registered exchange offer and having the same maturity, principal amount, interest rate, covenants, events of default and redemption and repurchase provisions as, and otherwise having terms and conditions substantially identical to, those contained in the Subordinated Indebtedness exchanged therefor and the documentation relating thereto;

       (j) refinancings, refundings, renewals or extensions of Subordinated Indebtedness permitted by subsection 8.2(i); provided that the Indebtedness
                                             --------
incurred to refinance, refund, renew or extend such Subordinated Indebtedness
(i) is in an amount not greater than the Subordinated Indebtedness so refinanced, refunded, renewed or extended and any reasonable costs, fees and expenses incurred in connection with such refinancing, refunding, renewal or extension, (ii) is unsecured, (iii) has a maturity date no earlier than the final maturity date of the Subordinated Indebtedness refinanced, refunded, renewed or extended thereby, (iv) does not require payments of any portion of the principal thereof (whether by way of mandatory sinking fund, mandatory redemption or otherwise) prior to the respective date(s) (if any) on which equal or greater principal payments on the Subordinated Indebtedness refinanced, refunded, renewed or extended thereby would have been required, (v) has a maximum interest rate no higher than the maximum interest rate applicable to the Subordinated Indebtedness refinanced, refunded, renewed or extended thereby, (vi) has covenants, default provisions and subordination provisions no less favorable to the Borrower or the relevant Additional Subsidiary than the comparable terms of the Subordinated Indebtedness refinanced, refunded, renewed or extended thereby and (vii) has only such other material terms and conditions as are reasonably satisfactory in form and substance to the Administrative Agents (as evidenced by their prior written approval thereof);

       (k) to the extent that any Guarantee Obligation permitted under subsection 8.4 constitutes Indebtedness, such Indebtedness;

       (l) Indebtedness of (i) the Borrower permitted by the last sentence of subsection 4.8(b) and (ii) the Canadian Borrower permitted by subsection 5.5(b) of the Canadian Credit Agreement;

       (m) additional Indebtedness of the Borrower or any of its Subsidiaries not exceeding $20,000,000 in aggregate principal amount at any one time outstanding; and

       (n) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not in excess of the equivalent of $30,000,000, including all Guarantee Obligations.

For purposes of clauses (e), (f) and (m) of this subsection 8.2, the U.S. Dollar equivalent of Canadian Dollar denominated Indebtedness shall be determined on the basis of the Current Exchange Rate in effect on the date of incurrence thereof.

        8.3 Limitation on Liens. Create, incur, assume or suffer to exist any
            -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

       (a) Liens for taxes not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

       (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

       (c) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and
        --------
payable;

       (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

       (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired or if such Liens are fully covered by title insurance or indemnification from Westinghouse under the Acquisition Agreements;

       (f) Liens consisting of deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

       (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

       (h) Liens securing or consisting of Indebtedness of the Borrower and its Subsidiaries permitted by subsections 8.2(e) and (f) and incurred to finance the acquisition of fixed or capital assets or any acquisition permitted by subsection 8.10(g), respectively; provided that (i) such Liens shall be created
                                  --------
substantially simultaneously with the acquisition of such fixed or capital assets or such acquisition, (ii) such Liens securing such Indebtedness do not at any time encumber any property other than the property financed by such Indebtedness and (iii) except as to Financing Leases, the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets;

       (i) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or a Subsidiary which do not materially interfere with the use of the property subject thereto or extend to or cover any assets of the Borrower or such Subsidiary other than the assets or property being acquired;

       (j) Liens (i) in existence on the February 28, 1994 and listed in
Schedule 8.3(j) and other Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 8.2(h), provided that (a) no such Lien is
                                             --------
extended to cover any additional property after February 28, 1994 (except to the extent required by the terms of the Indebtedness secured thereby or any other agreement governing such Lien as such terms are in effect on February 28, 1994 or immediately after giving effect to any refinancing, refunding, renewal or extension of such Indebtedness or other governing agreement permitted by subsection 8.2(h)), (b) no such Lien secures any Indebtedness or other obligations other than Indebtedness or other obligations secured by it on February 28, 1994 and refinancings, refundings, renewals or extensions of such Indebtedness or other obligations permitted by subsection 8.2(h) and (c) the amount of Indebtedness secured thereby is not increased; or (ii) not otherwise permitted hereunder; provided that all Liens permitted pursuant to this
                     --------
subsection 8.3(j) secure obligations not exceeding (as to the Borrower and all of its Subsidiaries) the aggregate amount thereof outstanding on February 28, 1994 plus $10,000,000 at any one time outstanding;
     ----

       (k) Liens in favor of any Governmental Authority party to a purchase agreement with the Borrower or any of its Subsidiaries (other than RealCo) for goods arising as a result of the payment by such Governmental Authority of progress or advance payments on account of the goods subject to such purchase agreement;

       (l) Liens on residential real property financed in connection with, and securing, Investments permitted under subsection 8.10(e)(iii) and Guarantee Obligations permitted under subsection 8.4(h) not exceeding (as to the Borrower and all of its Subsidiaries) $5,000,000 in aggregate amount at any one time outstanding;

        (m) Liens on assets securing Guarantee Obligations permitted under subsection 8.4(e);

        (n) Liens created pursuant to the Canadian Mortgages, the Canadian Cash Collateral Agreement, the RealCo Mortgages and the RealCo Cash Collateral Agreement; and

        (o) Liens created pursuant to the Security Documents and the Canadian Security Documents.

For the purposes of clauses (j) and (l) of this subsection 8.3, the U.S. Dollar equivalent of Canadian Dollar denominated Indebtedness or other obligations secured by Liens shall be determined on the basis of the Current Exchange Rate on the date the related Lien was created.

        8.4 Limitation on Guarantee Obligations.  Create, incur, assume or
            -----------------------------------
suffer to exist any Guarantee Obligation except:

       (a) Guarantee Obligations in existence on February 28, 1994 and listed in
Schedule 8.4(a), and any refinancings, refundings, extensions or renewals thereof, provided that (i) the amount of such Guarantee Obligation shall not be
         --------
increased in connection with such refinancing, refunding, extension or renewal and (ii) all material terms and conditions of the Guarantee Obligation incurred pursuant to such refinancing, refunding, renewal or extension are (as determined by the Borrower reasonably and in good faith) no less favorable to the Borrower and its Subsidiaries than those applicable to the Guarantee Obligation refinanced, refunded, renewed or extended thereby;

       (b) Guarantee Obligations in connection with up to an aggregate principal amount of $8,000,000 of

Indebtedness outstanding at any one time incurred by directors, officers, employees, managers or consultants of or to Holdings, the Borrower or any of their respective Subsidiaries in connection with any Management Subscription Agreement, and any refinancings, refundings, extensions or renewals thereof;

   (c) customary Guarantee Obligations in connection with sales or other dispositions permitted under subsection 8.6, including guarantees with respect to leases, indemnification obligations, and guarantees of collectibility in respect of accounts receivable or notes receivable for up to face value;

   (d) Guarantee Obligations for bankers' acceptances, bills of exchange, performance, appeal and judgment bonds, replevin and similar bonds, suretyship arrangements, or bank overdrafts repaid in three days, all in the ordinary course of business, and reimbursement obligations in respect of commercial documentary letters of credit issued for the account of the Borrower or any of its Subsidiaries for the purchase of goods or services in the ordinary course of business;

   (e) Guarantee Obligations in respect of standby letters of credit (other than Standby Letters of Credit) for use in the ordinary course of business, in an aggregate principal or face amount for all such Guarantee Obligations (as to the Borrower and all of its Subsidiaries) not to exceed $10,000,000 at any one time outstanding;

   (f) Guarantee Obligations in respect of indemnification and contribution agreements in favor of CD&R, C&D Fund IV, Affiliates thereof and each Person who becomes a director of Holdings, the Borrower or any of their Subsidiaries in respect of liabilities (i) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise in connection with any offering of securities by Holdings, the Borrower or any of their Subsidiaries,
(ii) incurred to third parties for any action or failure to act of Holdings, the Borrower or any of their Subsidiaries or successors, (iii) to Persons which are not Affiliates, arising out of the performance by CD&R of management consulting or financial advisory services to Holdings, the Borrower or any of their Subsidiaries, (iv) arising out of the fact that any indemnitee was or is a director of Holdings, the Borrower or any of their Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (v) to the fullest extent permitted by Delaware law, arising out of any breach or alleged breach by such an indemnitee of his or her fiduciary duty as a director of Holdings, the Borrower or any of their Subsidiaries;

   (g) Reimbursement Obligations in respect of the Letters of Credit and Canadian Reimbursement Obligations in respect of the Canadian Letters of Credit;

   (h) Guarantee Obligations in respect of third-party loans and advances to officers or employees of the Borrower or any Subsidiary for travel, entertainment and relocation expenses incurred in the ordinary course of business;

   (i) Guarantee Obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

   (j) Guarantee Obligations in respect of Interest Rate Agreements permitted by subsection 8.2(g);

   (k) Guarantee Obligations (other than Guarantee Obligations that are permitted by any other paragraph of this subsection) in respect of loans by third parties to Obligors and their Affiliates, and other Guarantee Obligations incurred after February 28, 1994, in the aggregate not to exceed (as to the Borrower and all of its Subsidiaries) $10,000,000 at any one time outstanding;

   (l) Guarantee Obligations incurred in connection with acquisitions permitted under subsection 8.10(g), provided (i) that all such Guarantee Obligations do
                          --------
not in the aggregate exceed (as to the Borrower and all of its Subsidiaries other than Foreign Subsidiaries) $10,000,000 and, in the case of Foreign Subsidiaries, $30,000,000 at any one time outstanding and (ii) after giving effect to such acquisition, no Default or Event of Default shall have occurred or be continuing;

   (m) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any of its Subsidiaries (other than RealCo), which obligations are otherwise permitted under this Agreement;

   (n) Guarantee Obligations of (i) Holdings under the Holdings RealCo First Mortgage Note Guarantees and the Holdings Canadian First Mortgage Note Guarantees, (ii) the Borrower under the Borrower RealCo First Mortgage Note Guarantees and the Borrower Canadian First Mortgage Note Guarantees and (iii) RealCo under RealCo Canadian First Mortgage Note Guarantees; and

   (o) Guarantee Obligations incurred pursuant to the Guarantees, the Borrower Guarantee and the Canadian Subsidiary Guarantees.

For purposes of clauses (b), (e), (k) and (l) of this subsection 8.4, the U.S. Dollar equivalent of Canadian Dollar denominated Guarantee Obligations shall be determined on the basis of the Current Exchange Rate in effect on the date such Guarantee Obligation is incurred.

        8.5 Limitation on Fundamental Changes.  Enter into any merger,
            ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

        (a) any Additional Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more other Additional Subsidiaries;

        (b) any Additional Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Additional Subsidiary; and

        (c) in the case of the Borrower or any Additional Subsidiary, as permitted by subsection 8.6.

        8.6 Limitation on Sale of Assets.  Convey, sell, lease, assign,
            ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Additional Subsidiary or RealCo, issue or sell any shares of its Capital Stock, to any Person other than the Borrower or a Subsidiary of the Borrower (other than RealCo), except:

        (a) the sale or other Disposition of (i) obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business or
(ii) any Inventory not included as Eligible Inventory by virtue of clause (f) or
(g) of the definition of Eligible Inventory;

   (b) the sale or other Disposition of any property (including Inventory and Intellectual Property) in the ordinary course of business;

   (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

   (d) as permitted by subsection 8.5(b);

   (e) the abandonment or other Disposition of patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Borrower or the applicable Additional Subsidiary, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

   (f) Dispositions of any assets or property by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries (other than RealCo);

   (g) Dispositions of assets in a transaction or series of related transactions for Net Cash Proceeds not in excess of $15,000,000 in any such transaction or series of related transactions, provided that (i) no Default or Event of Default
                                --------
has occurred and is continuing or would occur as a result thereof, (ii) such Net Cash Proceeds are applied to the repayment of the Extensions of Credit pursuant to subsection 4.4(c) and (iii) notwithstanding the foregoing, no Disposition constituting a Mixed Asset Sale shall be permitted hereunder if, after giving effect thereto, the sum of (A) the Aggregate Asset Sale Shortfall Amount and (B) the U.S. Dollar equivalent (determined on the basis of then Current Exchange Rates from time to time) of the

Canadian Aggregate Asset Shortfall Amount would exceed $15,000,000; and

   (h) sales to Permitted Equity Purchasers of not more than 20% of the common stock of any Additional Subsidiary.

   8.7 Limitation on Dividends.  Declare or pay any dividend (other than
       -----------------------
dividends payable solely in common stock of the Borrower or any of its Subsidiaries or options, warrants or other rights to purchase common stock of the Borrower or any of its Subsidiaries) or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or any of its Subsidiaries or options, warrants or other rights to purchase common stock of the Borrower or any of its Subsidiaries) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, except that:

   (a) the Borrower may pay cash dividends to Holdings in an amount sufficient to allow Holdings to pay expenses incurred in the ordinary course of business;

   (b) the Borrower may pay cash dividends to Holdings in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by Holdings in connection with (i) registration, public offerings and exchange listing of equity or debt securities of Holdings and maintenance of the same, (ii) compliance with reporting obligations under federal or state laws or under this Agreement or any of the other Credit Documents and (iii) indemnification and reimbursement of directors, officers and employees of Holdings in respect of liabilities relating to their serving in any such capacity;

   (c) the Borrower may pay cash dividends to Holdings in amounts sufficient to pay tax liabilities of Holdings which are paid in cash by Holdings to any taxing authority;

   (d) the Borrower may pay cash dividends to Holdings in an amount sufficient to allow Holdings to repurchase, and any Additional Subsidiary may repurchase, shares of its common stock or options in respect thereof transferred pursuant to the Management Subscription Agreements which may be entered into between Holdings, the Borrower or such Additional Subsidiary and Permitted Equity Purchasers; provided that the aggregate amount of all such cash dividends paid
            --------
to Holdings and all amounts paid in respect of such repurchases by Additional Subsidiaries shall not exceed at any time the sum of (i) (A) $4,000,000 in the aggregate during the period from February 28, 1994 to December 31, 1996 and (B) $6,000,000 in the aggregate thereafter, plus (ii) in each case (but only after receipt by Holdings of not less than $5,000,000 pursuant to the Capital Call Agreement (or otherwise as a capital contribution or from the proceeds of the sale or issuance of its equity securities) and contribution by Holdings of such amount in cash to the Borrower) the amount of all cash capital contributions (other than those referred to in the immediately preceding parenthetical) made by Holdings to the Borrower from the proceeds of, and all amounts received by any Additional Subsidiary in respect of, sales of its common stock (or options, warrants or other rights to purchase its common stock) to Permitted Equity Purchasers pursuant to Management Subscription Agreements;

   (e) the Borrower may pay cash dividends to Holdings in an amount sufficient to allow Holdings to pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby; provided that the
                                                         --------
aggregate amount of all such cash dividends shall not exceed $1,000,000;

   (f) any Subsidiary of the Borrower may pay dividends or make other distributions to the Borrower or any other Subsidiary of the Borrower;

   (g) the Borrower may, at the direction of Holdings and on its behalf, pay an amount to Westinghouse U.S. not to exceed any amounts required to be paid by the Borrower pursuant to the Acquisition Agreement; and

   (h) in the event that Holdings repurchases all or any portion of the Westinghouse Equity Interests from Westinghouse U.S. from time to time, then, concurrently with each such repurchase, the Borrower may pay a cash dividend to Holdings in an amount not to exceed the Equity Interest Purchase Price with respect to such repurchase; provided that the aggregate amount of all cash
                            --------
dividends paid by the Borrower to Westinghouse U.S. pursuant to this subsection 8.7(h) shall not exceed $20,000,000.

   8.8 Limitation on Optional Payments and Modifications of Debt Instruments
       ---------------------------------------------------------------------
and other Contractual Obligations.  (a) Without the prior written consent of the
---------------------------------
Aggregate Majority Lenders, make any optional payment or prepayment on or optional redemption, repurchase or defeasance of any Subordinated Indebtedness or any First Mortgage Note;

   (b) without the prior written consent of the Aggregate Majority Lenders, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, any material term of any Subordinated Indebtedness (including, without limitation, any subordination provisions, covenants, stated maturity, principal amount or rate of payment of interest) in a manner that would have an adverse effect on the respective interests of the Administrative Agents and the Lending Parties under the Credit Documents; provided that the Borrower shall have given reasonable notice to
           --------
the Administrative Agents in advance of any such amendment, modification, change, waiver or consent;

        (c) without the prior written consent of the Aggregate Majority Lenders, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, any material term of any Acquisition Document in a manner that would have a material adverse effect on the respective interests of the Administrative Agents and the Lending Parties under the Credit Documents; provided that, notwithstanding the foregoing, without the prior written consent
--------
of the Aggregate Majority Lenders, the Borrower shall not, and shall not permit any Subsidiary to, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, (x) Article I or Sections 2.3, 2.5, 8.2 or
8.4 of the Acquisition Agreement, or (y) Article I or Section 2.4 of the Canadian Acquisition Agreement (including in the case of clauses (x) and (y) above, any related defined terms used in any such Article or Section);

        (d) without the prior consent of the Aggregate Majority Lenders, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, any First Mortgage Note Document, (i) if such amendment, modification, waiver or change would have the effect of making any of the obligations and duties of the Borrower or any other Loan Party under any First Mortgage Note Document materially more onerous than those to which the Borrower or such Loan Party was subject immediately prior to such amendment, modification, waiver or change, (ii) in the case of any RealCo First Mortgage Note or any Canadian First Mortgage Note, if such amendment, modification, waiver or change would increase the amount, rate or nature of any interest payable thereunder or require that any interest thereunder be paid in cash, or require that any principal thereof be paid prior to the final maturity thereof or (iii) in the case of any RealCo First Mortgage Note, any Canadian First Mortgage Note, the RealCo Cash Collateral Agreement or the Canadian Cash Collateral Agreement, if such amendment, modification, waiver or change would require any amounts other than Net Proceeds Allocable to Payee and any Reserved Amounts (as each such term is defined in each of the RealCo First Mortgage Notes and each of the Canadian First Mortgages Notes) (to the extent such Reserved Amounts are not paid to the Borrower) to be paid to any holder of any RealCo First Mortgage Note or Canadian First Mortgage Note prior to the date such amounts would otherwise be due and payable thereunder; provided that,
                                                       --------
notwithstanding the foregoing, without the prior written consent of the Aggregate Majority Lenders, the Borrower shall not, and shall not permit any Subsidiary to, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, (x) paragraphs 1, 3, 5, 6(c), 9(c) or 18 of, or clause (iv) of paragraph 14 of, any RealCo First Mortgage Note or paragraphs 1, 3, 5, 6(3), 9(c) or 17 of, or clause (iv) of paragraph 14 of, any Canadian First Mortgage Note or (y) Article V or Section 6.02 of the RealCo Cash Collateral Agreement or Article V or Section 6.02 of the Canadian Cash Collateral Agreement (including, in the case of clauses (x) and (y) above, any related defined terms used in any such article, paragraph or section); and

        (e) without the prior written consent of the Aggregate Majority Lenders, amend, modify, waive or change, or consent to any amendment, modification, waiver or change to, the Interest Rate Caps (or any documentation evidencing the same).

        8.9 Limitation on Capital Expenditures.  Make any Capital Expenditures
            ----------------------------------
(excluding any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations and excluding the amount of any Net Cash Proceeds of Dispositions pursuant to subsection 8.6(g) which are reinvested in the business of the Borrower or an Additional Subsidiary and the amount of any Canadian Net Cash Proceeds of Canadian Dispositions pursuant to subsection 9.2(g) of the Canadian Credit Agreement which are reinvested in the business of the Canadian Borrower or any of its Subsidiaries) exceeding in the aggregate for the Borrower and its consolidated Subsidiaries, for any fiscal year of the Borrower set forth below, the amount set forth opposite such fiscal year below:

            Fiscal Year         Amount
            -----------         ------

            1994                $ 6,000,000
            1995                $ 9,000,000
            1996                $15,000,000
            Thereafter          $20,000,000

; provided that up to 25% of the amount of any Capital Expenditures permitted to
  --------
be made during any fiscal year and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year.

        8.10 Limitation on Investments, Loans and Advances.  Make any advance,
             ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit or division of, or make any other investment in (each, an "Investment"), any Person, except:
 ----------

   (a) extensions of trade credit in the ordinary course of business;

   (b) Investments in Cash Equivalents;

   (c) Investments existing on February 28, 1994 and described in Schedule 8.10(c), setting forth the respective amounts of such Investments as of a recent date;

   (d) Investments in notes receivable in connection with transactions permitted by subsection 8.6(c);

   (e) loans and advances to officers, directors or employees of the Borrower or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) existing on February 28, 1994 and described in
Schedule 8.10(c), (iii) made after February 28, 1994 for relocation expenses, not to exceed (as to the Borrower and all of its Subsidiaries), together with the amount of all Guarantee Obligations permitted pursuant to subsection 8.4(h), $5,000,000 in the aggregate outstanding at any one time or (iv) relating to indemnification or reimbursement of any officers, directors or employees of Holdings or any of its Subsidiaries in respect of liabilities relating to their serving in any such capacity or as otherwise specified in Section 8.11; for purposes of this subsection 8.10(e), the U.S. Dollar equivalent of loans and advances made in Canadian Dollars shall be determined on the basis of the Current Exchange Rate on date such loan or advance was made;

   (f) Investments by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries (other than RealCo or a Foreign Subsidiary);

   (g) Investments by the Borrower or any of its Subsidiaries consisting of the acquisition by purchase or otherwise of all or substantially all of the business or assets of, or evidences of beneficial ownership of, any Person or any division thereof; provided that (i) each such Investment or series of related
                  --------
Investments does not exceed $50,000,000 (exclusive of the book value of any Eligible Inventory acquired pursuant to such Investment) or, in the case of any Investment or series of related Investments made in Canadian Dollars, the U.S. Dollar equivalent (determined on the basis of the Current Exchange Rate in effect on the date such Investment or series of related Investments are made) of $50,000,000, (ii) immediately before and after giving effect to such Investment or series of related Investments, no Default or Event of Default shall have occurred or be continuing and (iii) immediately after giving effect to such Investment, the Available Commitments and the U.S. Dollar equivalent (determined on the basis of the Closing Date Exchange Rate) of the Available Canadian Commitments together are at least $25,000,000;

   (h) Investments by the Borrower or any of its Subsidiaries in RealCo that (i) consist solely of payment of amounts then due and payable under, or the performance of other obligations required by, the Master Lease Documentation, provided that in no event shall the Borrower or any of its Subsidiaries be
--------
permitted to make cash payments of Basic Rent under and as defined in the Master Lease Agreement; or (ii) do not exceed amounts necessary to enable RealCo to pay (or to reimburse RealCo for having paid) (A) expenses incurred by RealCo in the ordinary course of business, (B) reasonable and necessary expenses incurred by RealCo in connection with compliance with reporting and other requirements under federal and state laws or under any of the Credit Documents or the RealCo First Mortgage Note Documents, (C) tax liabilities of RealCo and (D) fees and expenses incurred by RealCo in connection with the Acquisition and the transactions contemplated thereby, which when aggregated with all other such fees and expenses paid by Holdings and its Subsidiaries, do not exceed $30,000,000, provided that no such amounts are paid to RealCo prior to the Business Day
--------
before the date on which such expenses or liabilities are due and payable by RealCo; and

   (i) Investments by the Borrower or any of its Subsidiaries in any Foreign Subsidiaries in an aggregate principal amount not to exceed $35,000,000.

        8.11 Limitation on Transactions with Affiliates.  Enter into any
             ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that nothing contained in this subsection
                           --------
8.11 shall be deemed to prohibit:

          (i) the Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with a director, officer or employee of the Borrower, Holdings or any of their respective Subsidiaries that provides for annual aggregate base compensation not in excess of $1,000,000 per annum for any such director, officer or employee;

          (ii) the Borrower or any of its Subsidiaries from entering into or performing an agreement with CD&R for the rendering of management consulting or financial advisory services to the Borrower or any of its Subsidiaries for compensation not to exceed in the aggregate $500,000 per year plus reasonable out-of-pocket expenses;

          (iii) the Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of CD&R, C&D Fund IV, the Affiliates thereof and each person who becomes a director, officer, agent or employee of Holdings, the Borrower or any of their respective Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by Holdings, the Borrower or any of their respective Subsidiaries, (B) incurred to third parties for any action or failure to act of Holdings, the Borrower or any of their respective Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to Holdings, the Borrower or any of their respective Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of Holdings, the Borrower or any of their respective Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holdings, the Borrower or any of their respective Subsidiaries;

          (iv) the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on February 28, 1994 and described on Schedule 8.11(v);

          (v) any transaction permitted under subsection 8.4(b), 8.4(f) or 8.10(e); and

          (vi) the Borrower, RealCo and the Canadian Borrower entering into and performing any of their respective obligations under the Acquisition Documentation and the First Mortgage Note Documentation.

For purposes of this subsection 8.12, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in subparagraph (c) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the

Borrower or the applicable Subsidiary or (ii) a nationally recognized expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required delivers to the Borrower or the applicable Subsidiary (which shall promptly forward a copy to the Administrative Agents) a written opinion stating that such transaction is fair to the Borrower or the applicable Subsidiary from a financial point of view and (B) "Disinterested
                                                              -------------
Director" shall mean, with respect to any Person and transaction, a member of
--------
the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

        8.12 Limitation on Sales and Leasebacks.  Enter into any arrangement
             ----------------------------------
with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than in connection with any Disposition permitted under subsection 8.6 or any Canadian Disposition permitted by subsection 9.2 of the Canadian Credit Agreement or as permitted by subsection 8.2(e).

        8.13 Limitations on Dispositions of Collateral.  Convey, sell, transfer,
             -----------------------------------------
lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for (a) mergers, consolidations, sales, leases, transfers or other Dispositions permitted under subsection 8.5 and (b) sales or other Dispositions permitted under subsection 8.6, including sales of Inventory in the ordinary course of business; and the Collateral Agent (or, with respect to the Borrower Canadian Stock Pledge Agreement, the Administrative Agent) shall, and the Lenders hereby authorize the Collateral Agent (or the Administrative Agent, as applicable) to, execute such releases of Liens and take such other actions as the Borrower may reasonably request in connection with the foregoing.

        8.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the
             ------------------------------------
Borrower or any of its Subsidiaries to end on a day other than December 31.

        8.15 Limitation on Negative Pledge Clauses.  Enter into with any Person
             -------------------------------------
any agreement, other than (a) this Agreement, the other Loan Documents, the Canadian Loan Documents, the First Mortgage Note Documents and any indenture or other agreement governing any Subordinated Indebtedness permitted by subsection 8.2(i) or (j) and (b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Lending Parties (or any of them) upon any of its property, assets or revenues, whether now owned or hereafter acquired, which constitute Collateral or Canadian Collateral or any portion thereof.

        8.16 Limitation on Lines of Business; Creation of Subsidiaries. (a)
             ---------------------------------------------------------
Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

        b. (A) Create any Additional Subsidiary unless (i) such Additional Subsidiary is organized under the laws of one of the fifty states constituting the United States of America and (ii) concurrently with the creation thereof,
(a) such Additional Subsidiary becomes a party to (or executes and delivers to the Collateral Agent in the case of the first such Additional Subsidiary) the Subsidiary Guarantee as a Guarantor under and as defined therein pursuant to a written instrument reasonably satisfactory to the Collateral Agent, (b) such Additional Subsidiary executes and delivers to the Collateral Agent a Subsidiary Security Agreement, a Subsidiary Patent Security Agreement (if applicable) and a Subsidiary Trademark Security Agreement (if applicable), (c) each owner (other than Permitted Equity Purchasers) of any Capital Stock of such Additional Subsidiary executes and delivers to the Collateral Agent a Subsidiary Stock Pledge Agreement (or, in the case of the Borrower, a supplement to the Borrower Stock Pledge Agreement) and delivers to the Collateral Agent all certificates or instruments evidencing such Capital Stock, together with undated stock powers therefor duly executed by an authorized officer of such owner, (d) all actions necessary to perfect the liens created by each Security Document to which such Additional Subsidiary is or becomes a party have been duly completed and (e) the Collateral Agent receives a favorable opinion of counsel (reasonably satisfactory to the Collateral Agent) to such Additional Subsidiary as to the due organization and valid existence of such Additional Subsidiary, the due authorization, execution and delivery by, and enforceability against, such Additional Subsidiary of each Loan Document to which it is or becomes a party and such other customary matters (including the perfection of the liens contemplated by the Security Documents to which such Additional Subsidiary is a party) as the Collateral Agent and its counsel may reasonably request; provided, however, that the Borrower may acquire an
                    --------  -------
Additional Subsidiary without complying with the foregoing requirements of this subsection 8.16(b) so long as the following conditions are satisfied: (x) the assets of such Additional Subsidiary have a book-value equal to or less than $20,000,000, (y) at the time of the acquisition of such Additional Subsidiary the Borrower intends to transfer all of the assets of such Additional Subsidiary to the Borrower or another Additional Subsidiary that has complied with the foregoing requirements of this subsection 8.16(b), and (z) such transfer is completed within sixty days of the acquisition of such Additional Subsidiary.
(B) Notwithstanding the foregoing, with
respect to any Person that is or becomes a Foreign Subsidiary and that has material assets, such Foreign Subsidiary shall be permitted hereunder so long as promptly upon the request of the Administrative Agent, the Borrower shall, or shall cause such Foreign Subsidiary to: (i) execute and deliver to the Administrative Agent a pledge agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. In addition, neither the Borrower nor any Foreign Subsidiary shall, at any time, without the express written permission of the Administrative Agent and the Majority Lenders, pledge the Capital Stock of any Foreign Subsidiary to any other Person (other than to the Administrative Agent on behalf of the Lenders).

        (c) Permit RealCo (i) to engage in any business other than those in which it is permitted to engage under the First Mortgage Note Documents (regardless of whether the same shall be terminated) or (ii) to terminate or to consent to any termination of the Master Lease Agreement.

       SECTION 9.  EVENTS OF DEFAULT

       If any of the following events shall occur and be continuing:

        (a) (i) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or (ii) the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

        (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of the Borrower pursuant to this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, and, if susceptible to being cured, such inaccuracy shall not be cured within 30 days after a Responsible Officer of the Borrower knows or should have known thereof; or

        (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.7(a) or Section 8 of this Agreement, Section 5(b) of the Holdings Stock Pledge Agreement, Section 5(h), 5(i), 5(j), 5(l) or 5(r) (other than clauses (B)(x) and (C)(x) thereof) of the Borrower Security Agreement or Section 10(b), 10(c) or 10(d) of the Holdings Guarantee; or

        (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period ending on the earlier of (i) the date which is 30 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date which is 30 days after written notice has been given to the Borrower by the Administrative Agent or the Majority Lenders; or

        (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) in excess of $3,000,000 or in the payment of any Guarantee Obligation in excess of $3,000,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable, and such time shall have lapsed; or

        (f) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal, within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

        (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event
shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which could have a Material Adverse Effect; provided, however, that the fact that a
                                      --------  -------
Plan is underfunded shall not by itself constitute an Event of Default unless and until another event or condition described in clauses (i) through (vi) affecting such underfunded Plan occurs; or

        (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof) of $3,000,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

        (i) (i) Any of the Security Documents shall cease, for any reason to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert in writing, or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any material portion of the Collateral, and the failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or

        (j) Any Guarantee shall cease, for any reason to be in full force and effect or any Guarantor shall so assert in writing; or

        (k) a Change of Control shall have occurred; or

        (l) an "Event of Default" under and as defined in the Canadian Credit Agreement shall occur and be continuing; or

        (m) an "Event of Default" under and as defined in the First Mortgage Notes shall occur and be continuing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative

Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

       With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the

Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

       Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


       SECTION 10.  THE AGENT

       10.1 Appointment. Each Lender hereby irrevocably designates and appoints
            -----------
(i) Barclays as the Administrative Agent and (ii) Barclays as the Collateral Agent of such Lender under this Agreement and the other Loan Documents. The term "Agent", when used in this Section 10, shall refer to each of (i) Barclays in its capacity as Administrative Agent and (ii) Barclays in its capacity as Collateral Agent. Each such Lender irrevocably authorizes Barclays to act as Administrative Agent and Barclays to act as Collateral Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to it as Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Each Lender acknowledges and consents that
(i) the Collateral Agent is also acting in such capacity as agent for the Canadian Administrative Agent and the other Canadian Secured Parties, (ii) the Canadian Administrative Agent is an affiliate of the Administrative Agent and
(iii) the Collateral Agent is also acting as Canadian Collateral Agent.

        10.2 Delegation of Duties. Each Agent may execute any of its duties
             --------------------
under this Agreement and the other Loan Documents by or through agents (which may include affiliates of such Agent) or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        10.3 Exculpatory Provisions.  Neither Agent nor any officer, director,
             ----------------------
employee, agent, attorney-in-fact or affiliate of any Agent shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or the other Agent for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower or the other Agent to perform its obligations hereunder or thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any other Loan Party.

        10.4 Reliance by Agent.  Each Agent shall be entitled to rely, and shall
             -----------------
be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the requisite Lending Parties as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the requisite Lending Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

        10.5 Notice of Default.  Neither Agent shall be deemed to have knowledge
             -----------------
or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders or the Aggregate Majority Lenders; provided that unless and until such Agent shall have received
                  --------
such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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

        10.6 Non-Reliance on Agent and Other Lenders.  Each Lender expressly
             ---------------------------------------
acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by an Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Loan Party which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

        10.7 Indemnification.  Each Lender agrees to indemnify each Agent in its
             ---------------
respective capacities as such (to the extent not reimbursed by the Borrower or any other

Loan Party and without limiting the obligation of the Borrower or any other Loan Party to do so), ratably according to its Commitment Percentage in effect on the date on which indemnification is sought under this subsection 10.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of such Agent. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

        10.8 Agent in Its Individual Capacity.  Each Agent and its affiliates
             --------------------------------
may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and/or the other Credit Parties as though such Agent was not the Administrative Agent or the Collateral Agent (as applicable) hereunder and under the other Loan Documents. With respect to the Loans made or renewed by an Agent and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent (as applicable), and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

        10.9 Successor Agent.  Each of Administrative Agent and Collateral Agent
             ---------------
may resign its role as such hereunder and under the other Loan Documents upon 30 days' notice to the Lenders. If an Agent shall resign as Administrative Agent or Collateral Agent (as applicable) under this Agreement and the other Loan Documents, then the Aggregate Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Administrative Agent or Collateral Agent (as applicable), and the terms "Administrative Agent" or "Collateral Agent" (as applicable) shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Administrative Agent or Collateral Agent (as applicable) shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes; provided that the
                                                              --------
resigning Agent shall execute all documents which the replacement Agent deems necessary or desirable to effect such substitution. After any resigning Agent's resignation as Administrative Agent or Collateral Agent (as applicable), the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent (as applicable) under this Agreement and the other Loan Documents.

        10.9 Swing Line Lender.  The provisions of this Section 10 shall apply
             -----------------
to the Swing Line Lender in its capacity as such to the same extent that such provisions apply to the Agents.

        10.11 Co-Agents.  Each party hereto agrees that the Co-Agents have no
              ---------
rights or obligations hereunder or under the other Credit Documents in their respective capacities as such.

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

        SECTION 11.  MISCELLANEOUS

        11.1 Amendments and Waivers.  Neither this Agreement, any Note or any
             ----------------------
other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 11.1. The Aggregate Majority Lenders (or, in the case of the Borrower Canadian Stock Pledge Agreement, the Majority Lenders) may, or, with the written consent of the Aggregate Majority Lenders (or, in the case of the Borrower Canadian Stock Pledge Agreement, the Majority Lenders), the Administrative Agent may, from time to time, (a) enter into with the Borrower (or any other Loan Party) written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower and the other Loan Parties hereunder or thereunder or (b) waive at the Borrower's request, on such terms and conditions as the Aggregate Majority Lenders (or, in the case of the Borrower Canadian Stock Pledge Agreement, the Majority Lenders) or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no
                                                  --------  -------
such waiver and no such amendment, supplement or modification shall:

          (i) reduce the amount or extend the scheduled date of maturity of any Note or any Reimbursement Obligation or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby;

          (ii) amend, supplement, modify or waive any provision of this subsection 11.1 or reduce the percentage specified in the definition of "Aggregate Majority Lenders", "Aggregate Supermajority Lenders" or "Majority Lenders", or consent to the assignment or transfer by the Borrower (or any other Loan Party) of any of its rights and obligations under this Agreement and the other Loan Documents or increase the amount of any Lender's Commitment or increase the percentages set forth as the advance rates in the definition of "Borrowing Base", in each case without the consent of all the Lenders and all the Canadian Lenders;

          (iii) release all or substantially all of the Collateral without the consent of the Aggregate Supermajority Lenders;

          (iv) amend, supplement, modify or waive any provision of Section 10 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent and the Collateral Agent without the written consent of the then Administrative Agent and the then Collateral Agent;

          (v) amend, supplement, modify or waive (a) the order of application of prepayments specified in subsection 4.4 without the consent of the Swing Line Lender and each Lender adversely affected thereby or (b) any provision of any Loan Document which specifies the order of application by the Collateral Agent or the Administrative Agent, as the case may be, of proceeds of Collateral upon the occurrence and during the continuance of an Event of Default without the consent of the Collateral Agent, the Administrative Agent, each Lender, the Canadian Administrative Agent, the Canadian Collateral Agent and each Canadian Lender;

          (vi) amend, supplement, modify or waive any provision of the Swing Line Note or of subsection 2.5 or any other provision of this Agreement governing the rights and obligations of the Swing Line Lender or the definitions used therein without the written consent of the Swing Line Lender and, in the case of the Swing Line Note, each Lender, if any, which holds a participation therein pursuant to subsection 2.5(d); and

          (vii) amend, supplement, modify or waive any provision of the Letters of Credit, the Applications and the L/C Obligations or of Section 3 or any other provision of this Agreement governing the rights and obligations of the Issuing Lender or the definitions used therein without the written consent of the Issuing Lender, and, in the case of the Letters of Credit and the L/C Obligations, each affected L/C Participant.

Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

        11.2 Notices.  All notices, requests and demands to or upon the
             -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Agent, and as set forth in Schedule 1 hereto in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

        The Borrower:           Commerce Court
                                Suite 700
                                Four Station Square
                                Pittsburgh, Pennsylvania 15219
                                Telecopy:  (412) 454-2555
                                Attn:  Richard J. Pasquinelli

      with a copy to:           Debevoise & Plimpton
                                875 Third Avenue
                                New York, NY 10022
                                Attention:  William B. Beekman
                                Telecopy:   (212) 909-6836

  The Administrative
  Agent and the
  Collateral Agent:             Barclays Bank PLC
                                222 Broadway, 11th Floor
                                New York, New York  10038
                                Attention:  John Livingston
                                Telecopy:  (212) 412-7511


      with a copy to:           Simpson Thacher & Bartlett
                                425 Lexington Avenue
                                New York, NY 10017
                                Attention:  Gregory A. Weiss
                                Telecopy:   (212) 455-2502

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to subsection 2.3, 2.5, 4.2, 4.4 or 4.8 shall not be effective until received; provided further, that any notice, request or demand,
                          -------- -------
relating to the Borrowing Base, including, without limitation, delivery by the Borrower of the Monthly Borrowing Base Certificate in accordance with subsection

7.2(c), shall not be effective unless a copy thereof is sent to the Administrative Agent and the Collateral Agent.

        11.3 No Waiver; Cumulative Remedies.  No failure to exercise and no
             ------------------------------
delay in exercising, on the part of the Borrower, the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        11.4 Survival of Representations and Warranties. All representations and
             ------------------------------------------
warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

        11.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
             -----------------------------
reimburse the Administrative Agent and the Collateral Agent for all their respective reasonable out-of-pocket costs and expenses (in the case of taxes, limited to stamp, excise and other similar taxes) incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel (and any special or local counsel retained by such counsel to assist it) to the Administrative Agent and the Collateral Agent, (b) to pay or reimburse each Lender, the Administrative Agent and the Collateral Agent for all its reasonable costs and expenses (in the case of taxes, limited to stamp, excise and other similar taxes) incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent and the Lenders, and any reasonable Environmental Costs arising out of or in any way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (c) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent and the Collateral Agent (and their respective directors, officers, employees, agents and successors) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any Lender's, the Administrative Agent's, the Collateral Agent's or any of their respective directors', officers', employees', agents', successors' or assigns' negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (regardless of whether the Administrative Agent, the Collateral Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto and applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation
 -----------------------    --------
hereunder to the Administrative Agent, the Collateral Agent or any Lender with respect to Environmental Costs or indemnified liabilities to the extent such Environmental Costs or indemnified liabilities arise from (i) the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent or any such Lender (or any of their respective directors, officers, employees, agents or successors) or (ii) legal proceedings commenced against the Administrative Agent, the Collateral Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clauses (a), (b) and (c) above, the Borrower shall have no obligation under this subsection 11.5 to the Administrative Agent, the Collateral Agent or any Lender (or any of their respective directors, officers, employees, agents or successors) with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

        11.6 Successors and Assigns; Participations and Assignments. (a) This
             ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

        (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Administrative Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement
                                    --------
may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause (i) or (ii) of the proviso to the second sentence of subsection 11.1 without the consent of the Participant. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating
                            --------
interest, such Participant shall be deemed to have agreed to share with the

Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower agrees that each Lender shall be entitled to the benefits of subsections 4.10, 4.11, 4.12, 4.13 and 11.1 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under subsections 4.10, 4.11, 4.12 and 4.13 shall be determined as if such Lender had not granted any such participating interests.

        (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent, to an additional bank or financial institution (an "Assignee") all or any part of its rights and
                           --------
obligations under this Agreement and the Notes, including, without limitation, its Commitments, L/C Obligations and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) in the case of any
                                          --------
such transfer of the full amount of such assigning Lender's Commitment to an additional bank or financial institution, the consent of the Administrative Agent and the Borrower shall not be unreasonably withheld, (ii) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale of its interest in such Affiliate, the Borrower's prior written consent (not to be unreasonably withheld) shall be required for such assignment and (iii) if any Lender assigns a part of its rights and obligations under this Agreement to an Assignee, such Lender shall assign proportionate interests in its Commitment, Revolving Credit Loans, L/C Obligations, participations in Swing Line Loans and Letters of Credit and other rights and obligations hereunder to such Assignee; and provided, further, that no Common Lender shall
                                --------
be permitted to make an assignment of its rights and obligations hereunder to an Assignee unless the parent, subsidiary or affiliate of such Common Lender which is party to the Canadian Credit Agreement makes a concurrent and proportionate assignment of its rights and obligations thereunder to a parent, subsidiary or affiliate of the proposed Assignee, such assignment to be effected in accordance with subsection 12.6(c) of the Canadian Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this subsection 11.6(c) would be entitled to receive any greater payment under subsection 4.11 or 4.12 than the assigning Lender would have been entitled to receive as of such date under such subsections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has consented in writing to the assignment.

        (d) The Administrative Agent shall maintain at its address referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of
                 --------
the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the

Borrower, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, executed by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $1,500 (in the case of any assignment to a Lender or an Affiliate thereof) and $3,500 (in the case of any other assignment), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender the outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Revolving Credit Note and/or Swing Line Note, as the case may be, to the order of such Assignee and representing the obligation of the Borrower to pay an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Assignee's Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Assignee, and (ii) in the case of a Swing Line Note, the lesser of
(A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Assignee, in each case with respect to the relevant Commitment after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note and Swing

Line Note, as the case may be, to the order of the assigning Lender and representing the obligation of the Borrower to pay an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Lender's Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender, and (ii) in the case of a Swing Line Note, the lesser of
(A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Lender, in each case with respect to the relevant Commitment after giving effect to such Assignment and Acceptance. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

        (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to
                      ----------
the provisions of subsection 11.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction.

        (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

        11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender")
             --------------------                        -----------------
shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits
--------  -------
is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

        (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under Section 9(a) to set-off and appropriate and apply against any amount then due and payable by the Borrower hereunder or under the other Loan Documents any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the
                     --------
failure to give such notice shall not affect the validity of such set-off and application.

        11.8 Counterparts.  This Agreement may be executed by one or more of the
             ------------
parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

        11.9 Severability.  Any provision of this Agreement which is prohibited
             ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.10 Integration.  This Agreement and the other Loan Documents
              -----------
represent the agreement of the Borrower, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, the Collateral Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        11.11 GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
              -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        11.12 Submission To Jurisdiction; Waivers.  Each party hereto hereby
              -----------------------------------
irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender, the Administrative Agent or the Collateral Agent, as the case may be, at the address specified in subsection 11.2 or the signature pages hereof, or at such other address of which the Administrative Agent and the Borrower shall have been notified pursuant thereto;

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any punitive damages.

   11.13 Acknowledgements.  The Borrower hereby acknowledges that:
         ----------------

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

        (b) none of the Administrative Agent, the Collateral Agent or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Collateral Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

   11.14 WAIVERS OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE
         ---------------------
COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

   11.15 Confidentiality.  The Administrative Agent, the Collateral Agent and
         ---------------
each Lender agree to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent the Administrative
              --------
Agent, the Collateral Agent or any Lender from disclosing any such information
(i) to the Administrative Agent, the Collateral Agent or any other

Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its affiliates, employees, directors, agents, attorneys, accountants and other professional advisors, provided that the Administrative Agent, the Collateral Agent or such Lender
--------
shall inform each such Person of the agreement under this subsection 11.15 and shall be responsible for any failure by any such Person referred to in this clause (iii) to comply with this Agreement, (iv) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent, the Collateral Agent or such Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that the Administrative
                                             --------
Agent, the Collateral Agent or such Lender shall notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or (vii) in connection with periodic regulatory examinations.

        11.16 Amendment to Security Documents.  Each of the Security Documents
              -------------------------------
and the Guarantees is hereby amended to reflect the resignation of Fleet Capital Corporation (as successor to Shawmut Capital Corporation) as Collateral Agent and the appointment of Barclays as successor Collateral Agent, and each of the parties hereto consents to the execution and delivery by Barclays, Fleet Capital Corporation ("Fleet") and the Borrower of all such instruments and documents
              -----
(including, without limitation, UCC-3 assignment forms) as may be reasonably requested by Barclays to reflect such change in Collateral Agent and the assignment by Fleet to Barclays of Fleet's rights and obligations as Collateral Agent.

        11.17 Amendment and Restatement.  This Agreement amends and restates the
              -------------------------
Existing Credit Agreement and is not intended to be and shall not constitute a novation of any indebtedness outstanding thereunder. Any loans and the revolving commitments outstanding under the Existing Credit Agreement shall be deemed Loans and Commitments outstanding under this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            WESCO DISTRIBUTION, INC.


                            By: /s/
                               ---------------------------------
                               Title:


                            BARCLAYS BANK PLC, as Administrative
                                Agent, Collateral Agent, Issuing
                                Bank, Swing Line Lender and a
                                Lender

                            By:
                               ---------------------------------
                               Title:


                            BANK OF AMERICA ILLINOIS, as a Co-
                                Agent and a Lender



                            By: /s/
                               ---------------------------------
                               Title:

                            THE BANK OF NEW YORK, as a Co-Agent
                                and a Lender



                            By: /s/
                               ----------------------------------
                               Title:


                            THE BANK OF NOVA SCOTIA, as a Co-
                                Agent and a Lender



                            By:/s/
                               ----------------------------------
                               Title:


                            THE CHASE MANHATTAN BANK, as a Co-
                                Agent and a Lender



                            By:/s/
                               ----------------------------------
                               Title:


                            THE FIRST NATIONAL BANK OF CHICAGO,
                                as a Co-Agent and a Lender



                            By:/s/
                               ----------------------------------
                               Title:

                            GENERAL ELECTRIC CAPITAL CORPORATION,
                                INC., as a Co-Agent and a Lender



                            By:/s/
                               ----------------------------------
                               Title:


                            MELLON BANK, N.A., as a Co-Agent and
                                a Lender



                            By:/s/
                               ----------------------------------
                               Title:



                            NATIONSBANK N.A., formerly
                                NATIONSBANK, N.A. (CAROLINAS),
                                as a Co-Agent and a Lender



                            By:/s/
                               ----------------------------------
                               Title:



                            PNC BANK, NATIONAL ASSOCIATION, as a
                                Co-Agent and Lender



                            By:/s/
                               ----------------------------------
                               Title:

                            ABN AMRO BANK N.V., as a Lender



                            By:/s/
                               ----------------------------------
                               Title:


                            By:/s/
                               ----------------------------------
                               Title:


                            BANK OF MONTREAL, as a Lender



                            By:/s/
                               ----------------------------------
                               Title:



                            NATIONAL BANK OF CANADA, a Canadian
                                Chartered bank, as a Lender



                            By:/s/
                               ----------------------------------
                               Title:


                            By:/s/
                               ----------------------------------
                               Title:

                            THE TORONTO-DOMINION BANK, as a
                                Lender



                            By:/s/
                               ----------------------------------
                               Title:

          The undersigned Guarantor does hereby consent and agree to the foregoing Amended and Restated Credit Agreement.



                            CDW HOLDING CORPORATION


                            By:/s/
                               ----------------------------------
                               Title:

                                                           SCHEDULE 1 TO
                                                           AMENDED AND RESTATED
                                                           CREDIT AGREEMENT
                                                           --------------------


                             COMMITMENTS; ADDRESSES


A.   Commitment Amounts

                    Lender                                 Commitment
--------------------------------------------------------------------------------

Bank of America Illinois                                         $ 25,000,000.00
--------------------------------------------------------------------------------
Barclays Bank PLC                                                $ 28,000,000.00
--------------------------------------------------------------------------------
The Chase Manhattan Bank                                         $ 18,500,000.00
--------------------------------------------------------------------------------
General Electric Capital Corporation, Inc.                       $ 25,000,000.00
--------------------------------------------------------------------------------
Mellon Bank, N.A.                                                $ 20,250,000.00
--------------------------------------------------------------------------------
NationsBank N.A.                                                 $ 27,500,000.00
--------------------------------------------------------------------------------
PNC Bank, National Association                                   $ 27,500,000.00
--------------------------------------------------------------------------------
The Bank of New York                                             $ 25,000,000.00
--------------------------------------------------------------------------------
The Bank of Nova Scotia                                          $ 16,750,000.00
--------------------------------------------------------------------------------
The First National Bank of Chicago                               $ 27,500,000.00
--------------------------------------------------------------------------------
The Toronto-Dominion Bank                                        $ 18,500,000.00
--------------------------------------------------------------------------------
National Bank of Canada                                          $ 18,500,000.00
--------------------------------------------------------------------------------
Bank of Montreal                                                 $ 18,500,000.00
--------------------------------------------------------------------------------
ABN AMRO Bank N.V.                                               $ 18,500,000.00
--------------------------------------------------------------------------------
TOTAL                                                            $315,000,000.00
================================================================================

B.   Addresses for Notices

BANK OF AMERICA ILLINOIS
------------------------

Address for Notices:                            Address for Funding:
231 South LaSalle, 9th Floor                    231 South LaSalle, 9th Floor
Chicago, IL  60697                              Chicago, IL  0697
Attn:  Melinda Elasworth                        Attn:  Michael Gates
Telephone:  (312) 828-1091                      Telephone:  (312) 828-6207
Telecopy:   (312) 987-0303                      Telecopy:   (312) 987-0303


BARCLAYS BANK PLC
-----------------

Address for Notices:                            Address for Funding:
222 Broadway                                    222 Broadway
New York, New York 10038                        New York, New York 10038
Attn:  John Livingston                          Attn:  Dawn Matthews
Telephone: (212) 412-7588                       Telephone:  (212) 412-1197
Telecopy:  (212) 412-7511                       Telecopy:   (212) 412-1098


THE CHASE MANHATTAN BANK
------------------------

Address for Notices:                            Address for Funding:
270 Park Avenue, 10th Floor                     270 Park Avenue, 10th Floor
New York, New York 10017                        New York, New York 10017
Attn:  William Caggiano                         Attn:  Andrew Stasiw
Telephone:  (212) 270-1338                      Telephone:  (212) 270-4812
Telecopy:  (212) 972-0009                       Telecopy:   (212) 682-8937

GENERAL ELECTRIC CAPITAL CORPORATION, INC.
------------------------------------------

Address for Notices:                            Address for Funding:
201 High Ridge Road                             201 High Ridge Road
Stamford, CT  06927-5100                        Stamford, CT  06927
Attn:  Karen Walsh                              Attn:  Portfolio Analyst - WESCO
Telephone:  (203) 316-7569                      Telephone:  (203) 316-7674
Telecopy:   (203) 316-7893                      Telecopy:   (203) 316-7817

MELLON BANK, N.A.
-----------------

Address for Notices:                      Address for Funding:
One Mellon Bank Center                    1735 Market Street, 6th Floor
Room 4530                                 P.O. Box 7899
Pittsburgh, PA 15229                      Philadelphia, PA 19101-7899
Attn:  Mark Johnston                      Attn:  Dorothy Enslin
Telephone: (412) 236-2793                 Telephone:  (212) 553-2459
Telecopy   (412) 236-1914                 Telecopy:   (212) 553-2224


NATIONSBANK N.A.
----------------

Address for Notices:                      Address for Funding:
100 North Tryon Street                    502 Washington Avenue, Suite 700
NC1-007-08-04                             Townson, Maryland  21204
Charlotte, NC  28255                      Attn:  Alena Jobe
Attn:  Rajesh Sood                        Telephone:  (410) 821-2311
Telephone:  (704) 388-3234                Telecopy:   (410) 296-4913
Telecopy:   (704) 386-3271


PNC BANK, NATIONAL ASSOCIATION
------------------------------

Address for Notices:                      Address for Funding:
Institutional Banking                     5th Avenue & Wood Street
One PNC Plaza - 2nd Floor                 2nd Floor
249 Fifth Avenue                          Pittsburgh, PA  15265
Pittsburgh, PA  15222-2707                Telephone:  (412) 762-8417
Attn:  William Armitage                   Telecopy:   (412) 762-6484
Telephone:  (412) 768-1444
Telecopy:   (412) 762-6484

THE BANK OF NEW YORK
--------------------

Address for Notices:               Address for Funding:
One Wall Street                    One Wall Street
22nd Floor                         22nd Floor
New York, New York 10286           New York, New York 10286
Attn:  Robert Joyce                Attn:  Susan Baratta
Telephone: (212) 635-7919          Telephone:  (212) 635-6652
Telecopy:  (212) 635-6434          Telecopy:   (212) 635-6434

THE BANK OF NOVA SCOTIA
-----------------------

Address for Notices:               Address for Funding:
181 West Madison, Suite 3700       Atlanta Agency, Suite 2700
Chicago, Illinois 60602            600 Peachtree Street, N.E.
Attn:  Mike Manick                 Atlanta, Georgia  30308
Telephone: (312) 201-4061          Attn:  Pearl Jackson
Telecopy:  (312) 201-4108          Telephone:  (404) 877-1539
                                   Telecopy:   (404) 888-8998


THE FIRST NATIONAL BANK OF CHICAGO
----------------------------------

Address for Notices:               Address for Funding:
One First National Plaza,          One First National Plaza Mall,
Suite 0324, 10th Fl.               Suite 0088, 14th Fl.
Chicago, Illinois 60670            Chicago, Illinois 60670-0088
Attn:  Kenneth Kramer              Attn:  Steve Smagur
Telephone: (312) 732-2731          Telephone:  (312) 732-5091
Telecopy:  (312) 732-5296          Telecopy:   (312) 732-2715


THE TORONTO-DOMINION BANK
-------------------------

Address for Notices:               Address for Funding:
70 West Madison, Suite 1900        909 Fannin, Suite 1700
Three First National Plaza         Houston, Texas 77010
Chicago, Illinois 60602            Attn:  Jorge Garcia
Attn:  Philip De Roziere           Telecopy:  (713) 951-9921
Telephone:  (312) 977-2103

Telecopy:  (312) 782-6337
31 West 52nd Street, 18th Floor
New York, NY  10019
Attn:  Tyler Newton
Telephone:  (212) 468-0665
Telecopy:  (212) 262-1926

NATIONAL BANK OF CANADA
-----------------------

Address for Notices:                Address for Funding:
301 One Oxford Center               301 One Oxford Center
Suite 3440                          Suite 3440
Pittsburgh, PA  15219               Pittsburgh, PA  15219
Attn: Greg Steve                    Attn:  Lisa Stohlberg
Telephone:  (412) 281-4890          Telephone:  (412) 281-4890
Telecopy:   (412) 281-4603          Telecopy:   (412) 281-4603

BANK OF MONTREAL
------------------

Address for Notices:                Address for Funding:
430 Park Avenue                     430 Park Avenue
New York, NY  10022                 New York, NY  10022
Attn:  Tom Peers                    Attn:  Tom Peers
Telephone: (212) 605-1487           Telephone:  (212) 605-1487
Telecopy:  (212) 605-1454           Telecopy:   (212) 605-1454


ABN AMRO BANK N.V.
------------------

Address for Notices:                Address for Funding:
One PPG Place, Suite 2950           One PPG Place, Suite 2950
Pittsburgh, Pennsylvania  15222     Pittsburgh, Pennsylvania  15222
Attn:  Greg Seibley
Telephone:  (412)-566-2256
Telecopy:   (412) 566-2266

                                                            Schedule 5.4 to
                                                            Amended and Restated
                                                            Credit Agreement

                               Consents Required
                               -----------------


                                      None

                                                            Schedule 5.9 to
                                                            Amended and Restated
                                                            Credit Agreement

                          Intellectual Property Claims
                          ----------------------------


1. Northern Electric of Canada is using a "RUNNING MAN" design which appears to be identical with the "RUNNING MAN" design portion of Borrower's WESCO THE EXTRA EFFORT PEOPLE (and design) mark. Borrower is not aware of any claim with respect thereto.

2. Canadian Registration No. 129,323 of the mark "WESCO", dated January 4, 1963, owned by J.K. Electronics, Inc. (which does business as "WESCO Electrical Company, Inc." and is located in Greenfield, Massachusetts) has been cited by the Canadian Trademark Examiner against Borrower's pending Canadian Application Nos. 711,041 and 711,285.

                                                            Schedule 5.16 to
                                                            Amended and Restated
                                                            Credit Agreement

                                  Subsidiaries
                                  ------------

1. CDW Canada Acquisition Inc., an Ontario corporation and wholly owned subsidiary of the Borrower.

2. CDW Realco, Inc., a Delaware corporation and wholly owned subsidiary of the Borrower.

                                                            Schedule 6.1(j) to
                                                            Amended and Restated
                                                            Credit Agreement

                              Filing Jurisdictions
                              --------------------

    (*) = County in which inventory is located but in which Wesco does not currently own or lease property.

   (**) = County in which Wesco owns or leases property but leases it out in whole to third parties. Wesco may have no personal property at these sites.


Alabama
-------

Secretary of State


Alaska
------

Secretary of State


Arizona
-------

Secretary of State


Arkansas
--------

Secretary of State
Pulaski County


California
----------

Secretary of State


Colorado
--------

Secretary of State

Connecticut
-----------

Secretary of State


Delaware
--------

Secretary of State


Florida
-------

Secretary of State


Georgia
-------

Chatham County
Cobb County
Dougherty County
Sumter County
Wilkinson County (*)


Hawaii
------

Secretary of State


Idaho
-----

Secretary of State


Illinois
--------

Secretary of State


Indiana
-------

Secretary of State


Iowa
----

Secretary of State

Kansas
------

Secretary of State


Kentucky
--------

Secretary of State
Jefferson County


Louisiana
---------

Caddo Parish
East Baton Rouge Parish
Jefferson Parish
Lafayette Parish (**Owned)


Maine
-----

Secretary of State


Maryland
--------

Secretary of State


Massachusetts
-------------

Secretary of State


Michigan
--------

Secretary of State


Minnesota
---------

Secretary of State


Mississippi
-----------

Secretary of State
Hinds County
Marshall County

Missouri
--------

Secretary of State


Montana
-------

Secretary of State


Nebraska
--------

Secretary of State


Nevada
------

Secretary of State


New Hampshire
-------------

Secretary of State


New Jersey
----------

Secretary of State


New Mexico
----------

Secretary of State


New York
--------

Secretary of State


North Carolina
--------------

Secretary of State

North Dakota
------------

Secretary of State


Ohio
----

Secretary of State


Oklahoma
--------

Central filing at Oklahoma County


Oregon
------

Secretary of State


Pennsylvania
------------

Secretary of State
Adams County (*)
Allegheny County
York County (*)


Rhode Island
------------

Secretary of State


South Carolina
--------------

Secretary of State


South Dakota
------------

Secretary of State


Tennessee
---------

Secretary of State

Texas
-----

Secretary of State


Utah
----

Secretary of State


Vermont
-------

Secretary of State
Town of Burlington


Virginia
--------

Secretary of State


Washington
----------

Secretary of State


West Virginia
-------------

Secretary of State


Wisconsin
---------

Secretary of State


Wyoming
-------

Secretary of State
Campbell County
Sweetwater County (*)


District of Columbia
--------------------

Recorder of Deeds

Puerto Rico
-----------

City of Mayaguez
District of Bayamon
Martin Gonzalez Ward


Guam
----

Department of Revenue and Taxation
     (Municipality of Dededo)

                                                            Schedule 7.11 to
                                                            Amended and Restated
                                                            Credit Agreement



                             Existing Bank Accounts
                             ----------------------

Wesco Distribution, Inc. Bank Accounts
--------------------------------------

Bank Name              Bank Acct #    Location          Description
---------              -----------    --------          -----------
Amsouth                00625507       Birmingham, AL    Deposit
Bank of Hawaii         0001-032631    Honolulu, HI      Deposit
Boatmen's              100101233025   St. Louis, MO     Deposit
Citibank               0300-610013    San Juan, PR      Deposit
Comerica               1149003475     Detroit, MI       Deposit
First Interstate       368805871      California        Deposit
First Interstate       368605872      Riverside, CA     Deposit
First Interstate       0020193326     Reno, NV          Deposit
First Interstate       0311-16848     Phoenix, AZ       Deposit
First Chicago          1115000380909  Chicago, IL       Deposit
First Bank of MN       170225067512   St. Paul, MN      Deposit
Marine Midland         204841496      Syracuse, NY      Deposit
Mellon Commonwealth    8842027743     Harrisburg, PA    Deposit
Nationsbank            3505278        Baltimore, MD     Deposit
Nationsbank            000379230      Charlotte, NC     Deposit
Nationsbank            3603389964     Tampa, FL         Deposit
Nationsbank            1291444207     Dallas, TX        Deposit
PNC Bank               1001145943     Pittsburgh, PA    Concentration
                                                        and Lockbox
PNC Bank               8542227177     Philadelphia, PA  Deposit
PNC Bank               4110348022     Cincinnati, OH    Deposit
Seafirst               67635300       Seattle, WA       Deposit
PNC Bank               1001145919     Pittsburgh, PA    A/P Disbursing
PNC Bank               1001145986     Pittsburgh, PA    Payroll
PNC Bank               /1/02444318    Pittsburgh, PA    EFT

--------------------------
1.  Old Act # - Will remain the same under the new company.

Bank Name              Bank Acct #    Location          Description
---------              -----------    --------          -----------
PNC Bank               3707554        Pittsburgh, PA    Deposit (VISA,
                                                        MC)
PNC Bank               1001146364     Pittsburgh, PA    Concentration
Bank of America        78-19676       Chicago, IL       Lockbox

                                                            Schedule 8.2(h) to
                                                            Amended and Restated
                                                            Credit Agreement


                             Existing Indebtedness
                             ---------------------

                                      None

                                                            Schedule 8.3(j) to
                                                            Amended and Restated
                                                            Credit Agreement


                                 Existing Liens
                                 --------------

I.   Real Property Liens
     -------------------

     A.   Augusta, ME (64 Anthony Avenue)
          -------------------------------

          1. Restrictions and conditions as set forth in deed of Cushnoc Board of Trade to Westinghouse Electric Corporation dated January 14, 1980 and recorded in Kennebec County Registry of Deeds in Book 2268, Page 298.

     B. Grand Rapids, MI (1200 Front St NW)
        -----------------------------------

          1. Building and use restriction and other provisions, as contained in instrument dated November 14, 1962 and recorded November 26, 1962 in Liber 1946, on Page 1155.

     C. Johnstown, PA (209 Broad St.)
        -----------------------------

          1. The covenants and agreements contained in the Redevelopment Plan for Area B-1 as set forth in plan recorded in the Recorder of Deeds Office of Cambria County, Pennsylvania in Deed Book Volume 760, Page 297, and as modified by instrument recorded in the office aforesaid in Deed Book Volume 785, Page 281.

          2. The covenants and restrictions as set forth in the Ordinance of the City of Johnstown authorizing the conveyance, the resolution of the Redevelopment Authority of the City of Johnstown authorizing the conveyance, and the Agreement of Sale between the Redevelopment Authority of the City of Johnstown and Westinghouse Electric Corporation.

          3. The covenants, conditions, agreements and restrictions as set forth in the Deed from the Redevelopment Authority of the City of Johnstown to Westinghouse Electric Corporation, dated September
             23, 1964 and recorded in the office aforesaid on September 25, 1964 in Deed Book Volume 798, Page 61.

          4. Terms and conditions of Contract for Sale of Land for Private Redevelopment between Redevelopment Authority of the City of Johnstown and Westinghouse Electric Corporation, recorded in the office aforesaid on September 25, 1964 in Deed Book Volume 798, Page 25.

     D. Milwaukee, WI (1600 N. 6th St.)
        -------------------------------

          1. Covenants, conditions and restrictions set forth in Quit Claim Deed executed by the Redevelopment Authority of the City of Milwaukee to Westinghouse Electric Corporation, a Pennsylvania Corporation, dated January 22, 1969 and recorded January 23, 1969 on Reel 461, Image 452, as Document No. 4441795.


II.  Other Liens
     -----------

     A. Premier Utility Distributor Agreement, dated as of March 30, 1993, between ABB Power T&D Company, Inc., a Delaware corporation and Westinghouse Electric Supply Company.

     B. WESCO's rights to certain personal property is a leasehold interest subject to the rights of the lessor.

                                                            Schedule 8.4(a) to
                                                            Amended and Restated
                                                            Credit Agreement

                             Guarantee Obligations
                             ---------------------

                                      None

                                                            Schedule 8.10(c) to
                                                            Amended and Restated
                                                            Credit Agreement


                              Existing Investments
                              --------------------

    Company                                                    Percentage
    -------                                                    ----------

1.  CDW Canada Acquisition Inc., an Ontario corporation           100%
    and wholly owned subsidiary of the Borrower.

2.  CDW Realco, Inc., a Delaware corporation and wholly           100%
    owned subsidiary of the Borrower.

                                                            Schedule 8.11(v) to
                                                            Amended and Restated
                                                            Credit Agreement


                     Existing Transactions with Affiliates
                     -------------------------------------

                                      None

                                                            EXHIBIT A-1 TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------

                        [FORM OF REVOLVING CREDIT NOTE]


 $_______________                                             New York, New York
                                                                  March 14, 1997


          FOR VALUE RECEIVED, the undersigned, WESCO DISTRIBUTION, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to
                           --------
the order of _____________ (the "Lender") at the office of BARCLAYS BANK PLC,
                                 ------
located at 222 Broadway, New York, N.Y. 10038 in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) __________ DOLLARS AND _________ CENTS ($____________) and
(b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to subsections 2.1, 2.9(c), 2.10(c) or 3.5(c) of the Credit Agreement referred to below, which sum shall be payable on the earlier of (i) the Termination Date (as defined in the Credit Agreement referred to below) and (ii) the date on which the Commitments (as defined in the Credit Agreement referred to below) are terminated.

          The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates specified in subsections 4.1 and 4.8 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

          The holder of this Revolving Credit Note is authorized to record the date, Type and amount of each Revolving Credit Loan made pursuant to subsections 2.1, 2.9(c), 2.10(c) or 3.5(c) of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of each Eurodollar Loan, the Interest Period and Eurodollar Rate with respect thereto, on its internal books and records and/or on the schedules annexed hereto and made a part hereof, which recordation on such schedules shall constitute prima facie evidence of the accuracy of the
                                   ----- -----
information so recorded; provided that failure by the Lender to make any such
                         --------
recordation (or any error in any such recordation) shall not affect the obligations of the Borrower under this Revolving Credit Note or the Credit Agreement.

          This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial
-----------------
institutions from time to time parties thereto (including the Lender) (the "Lenders"), Barclays Bank PLC, as Administrative Agent for the Lenders and as
--------
Collateral Agent, and is entitled to the benefits thereof, is secured and guaranteed as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

          THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                        WESCO DISTRIBUTION, INC.

                                        By:____________________________
                                           Title:

                                                                   Schedule A to
                                                                       Revolving
                                                                     Credit Note
                                                                     -----------



                             LOANS, CONVERSIONS AND
                          PAYMENTS OF EURODOLLAR LOANS
                          ----------------------------


                                                        Amount
                      Amount of         Interest        of                                      Unpaid
                      Base Rate Loans   Period and      Eurodollar                              Principal
        Amount of     Converted         Eurodollar      Loans                   Amount          Balance
        Eurodollar    into              Rate with       Converted               of              of
        Loans         Eurodollar        Respect         into                    Principal       Eurodollar      Notation
Date    Made          Loans             Thereto         Base Rate Loans         Repaid          Loans           Made by


===============================================================================================================================

                                                                   Schedule B to
                                                                       Revolving
                                                                     Credit Note
                                                                     -----------


                             LOANS, CONVERSIONS AND
                          PAYMENTS OF BASE RATE LOANS
                          ----------------------------



                                      Amount
                     Amount of        of Base Rate                      Unpaid
                     Eurodollar       Loans                             Principal
                     Loans            Converted         bmount          Balance
        Amount of    Converted        into              of              of
        Base Rate    into Base Rate   Eurodollar        Principal       Base Rate       Notation
Date    Loan Made    Loans            Loans             Repaid          Loans           Made by



===============================================================================================================================

                                                            EXHIBIT A-2 TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------

                           [FORM OF SWING LINE NOTE]


$10,000,000.00                                                New York, New York
                                                                  March 14, 1997


          FOR VALUE RECEIVED, the undersigned, WESCO DISTRIBUTION, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to
                           --------
the order of BARCLAYS BANK PLC (the "Swing Line Lender") at the office of the
                                     -----------------
Swing Line Lender located at 222 Broadway, New York, N.Y. 10038 in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) TEN MILLION DOLLARS AND NO CENTS ($10,000,000.00) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to subsection 2.10 of the Credit Agreement referred to below, which sum shall be payable on the earlier of (i) the Termination Date (as defined in the Credit Agreement referred to below) and (ii) the date on which the Swing Line Commitment (as defined in the Credit Agreement referred to below) is terminated.

          The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time at the applicable rates per annum and on the dates specified in subsections 4.1 and 4.8 of the Credit Agreement until such principal amount is paid in full (both before and after judgment).

          The holder of this Swing Line Note is authorized to record the date and the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on its internal books and records and/or on the schedule annexed to and made a part hereof, which recordation on such schedule shall constitute prima facie
                          ----- -----
evidence of the accuracy of the information so recorded, provided that the
                                                         --------
failure by the Swing Line Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Swing Line Note or the Credit Agreement.

          This Swing Line Note is the Swing Line Note referred to in the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"),
                                                           ----------------
among the Borrower, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Barclays Bank PLC, as Administrative
                              -------
Agent for the Lenders and as Collateral Agent, and is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory and guaranteed prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

          Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Swing Line Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

          THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                WESCO DISTRIBUTION, INC.


                                By:___________________________
                                   Title:

                                                                   Schedule A to
                                                                 Swing Line Note
                                                                 ---------------

                  SWING LINE LOANS AND PAYMENTS OF PRINCIPAL
                  ------------------------------------------


        Amount of   Amount of  Unpaid
        Swing Line  Principal  Principal Notation
 Date   Loans       Repaid     Balance   Made By





=============================================================================

                                                            EXHIBIT B TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------

                   [FORM OF U.S. TAX COMPLIANCE CERTIFICATE]


          Reference is made to the Note[s] held by the undersigned pursuant to the Amended and Restated Credit Agreement (the "Agreement") dated as of March
                                                ---------
14, 1997, among WESCO DISTRIBUTION, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to
 --------
time parties to the Agreement (the "Lenders"), BARCLAYS BANK PLC, as
                                    -------
administrative agent (in such capacity, the "Administrative Agent") for the
                                             --------------------
Lenders and as Collateral Agent.  The undersigned hereby certifies that:

          (1) The undersigned is the beneficial owner of the Note[s] registered in its name;

          (2) The income from the Note[s] held by the undersigned is not effectively connected with the conduct of a trade or business within the United States (as defined below);

          (3) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"));
      ----

          (4) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this certificate, the "United States"), (ii)
                                                           -------------
     a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

          (5) The undersigned is not a natural person.

          We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrower, for the benefit of the Borrower and the Administrative Agent, in writing within thirty days of such change and (2) the undersigned shall furnish the Borrower, for the benefit of the Borrower and the Administrative Agent, a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower to the undersigned, or in either of the two calendar years preceding such payment.

          Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.


                              [NAME OF LENDER]


                              By:________________________
                                 [Address]


Dated:  ____________, 199_

                                                            EXHIBIT C TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------

                           FORM OF LANDLORD'S LETTER
                           -------------------------



NAME OF OWNER OF REAL PROPERTY:__________________________________________
                                          (the "Landlord")

ADDRESS OF REAL PROPERTY:_______________________________________________________
                                       (the "Premises")


      This Landlord's Letter is made as of this ___ day of ______, 199_. The Landlord is the tenant under the ground lease for the property located at ________________________ and the owner of the remainder of the Premises and has entered into a Master Lease Agreement, dated as of February 28, 1994, (as amended, supplemented or otherwise modified from time to time, the "Lease") with
                                                                    -----
WESCO Distribution, Inc. (the "Company"), a Delaware corporation.
                               -------

      Pursuant to the Lease the Company has acquired a leasehold or sub-leasehold interest in all or a portion of the Premises.

      Barclays Bank PLC, a banking corporation organized under the laws of the United Kingdom ("Barclays"), is acting as collateral agent (in such capacity,
                 --------
together with its successors and assigns under the Amended and Restated Credit Agreement, the "Collateral Agent") for (i) Barclays, in its capacity as
                ----------------
administrative agent (in such capacity, together with its successors and assigns under the Amended and Restated Credit Agreement, the "Administrative Agent")
                                                      --------------------
under, and the several banks and other financial institutions (the "Lenders")
                                                                    -------
from time to time parties to, the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as the same may be amended, supplemented, modified, extended, refunded, renewed or refinanced from time to time, the "Credit
                                                                  ------
Agreement"), among the Company, the Administrative Agent, the Lenders and the
---------
Collateral Agent and (ii) The Bank of Nova Scotia, a Canadian chartered bank, in its capacity as administrative agent (the "Canadian Administrative Agent")
                                           -----------------------------
under, and the several banks and other financial institutions (the "Canadian
                                                                    --------
Lenders") from time to time parties to, the Amended and Restated Credit
-------
Agreement, dated as of March 14, 1997 (as the same may be amended, supplemented, modified, extended, refunded, renewed or refinanced from time to time, the "Canadian Credit Agreement") among WESCO Distribution-Canada, Inc., an Ontario
--------------------------
corporation and a wholly owned Subsidiary of the Company (the "Canadian
                                                               --------
Borrower"), the Canadian Administrative Agent, the Canadian Lenders and
--------
Barclays, as Canadian Collateral Agent, the Collateral Agent, the Administrative Agent, the Lenders, the Canadian Administrative Agent, the Canadian Collateral Agent and the Canadian Lenders, together with their respective successors and assigns under the Credit Agreement and the Canadian Credit Agreement, being hereinafter referred to as the "Secured Parties". The Lenders and the Canadian
                                ---------------
Lenders will be providing financing (as the same may be amended, renewed, extended, modified, refinanced or replaced from time to time, the "Financing")
                                                                   ---------
to the Company and the Canadian Borrower, respectively, pursuant to the Credit Agreement and the Canadian Credit Agreement, respectively. The Company has executed a Security Agreement, dated as of February 24, 1995 (as the same may be amended, supplemented, modified, extended, refunded, renewed or refinanced, the "Security Agreement"), pursuant to which, as security for the Financing, the
 ------------------
Company has granted to the Collateral Agent, for the benefit of Secured Parties, a security interest in, among other things, all inventory and accounts, related general intangibles and books and records of the Company and its Subsidiaries (who may guarantee the Company's obligations in respect of the Financing and execute separate security agreements), including, without limitation, all such inventory, accounts, related general intangibles and books and records of the Company and its Subsidiaries which are now or in the future may become located at, installed in or affixed to, the Premises (the "Collateral"). Terms defined
                                                   ----------
in the Security Agreement and not defined herein are used herein as therein defined.

   As an inducement for the Secured Parties to enter into such financing transactions, in consideration of the Company's entering into the Lease and its other agreements and arrangements with the Landlord and for other good and valuable consideration, the receipt and sufficiency of which the Landlord hereby acknowledges, the Landlord hereby agrees as follows:

      1. The Collateral may be stored, placed, kept, utilized and/or installed at the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any of the Collateral becomes so related to the real estate that an interest therein arises under applicable real property law.

      2.  Until the date (the "Termination Date") on which all extensions of
                               ----------------
credit and other obligations under the Credit Agreement and the Canadian Credit Agreement have been paid and performed in full, the commitments to make extensions of credit thereunder shall have been terminated and all letters of credit issued thereunder shall have expired or been terminated or returned to the relevant issuing lender, the Landlord disclaims any interest in the Collateral, confirms that it has no lien or security interest therein, and agrees not to levy upon or distrain any of the Collateral or to assert any claim against any of the Collateral without the prior written approval of the Collateral Agent.

      3. Until the Termination Date, the Collateral Agent (including its officers, employees, agents and representatives), acting on behalf of the Secured Parties, shall have access to and may enter upon the Premises at any time from time to time during normal business hours to inspect, take possession of, liquidate or remove the Collateral, and may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without liability of the Secured Parties to the Landlord and in each case free of any right, claim, title, interest or lien of Landlord; provided, however, that the Collateral Agent shall promptly repair, at its expense, any physical damage to the Premises actually caused by said removal by the Collateral Agent (or any of its officers, employees, agents or representatives). The Secured Parties shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral.

      4. The Landlord shall not interfere with any sale of the Collateral, by public auction or otherwise, conducted by or on behalf of the Secured Parties on the Premises.

      5. Landlord hereby agrees that until the Termination Date, Landlord shall not exercise any right or remedy, or assert any claim, title or interest in or lien upon, or take any action or institute any suit or proceeding with respect to, the Collateral.

      6. The Lease is in full force and effect and, to the best of the Landlord's knowledge, the Company is not in default under the Lease. The Landlord agrees to provide the Collateral Agent, for the benefit of the Secured Parties, with written notice of any default, claimed default, or any event which, with the passage of time would result in a default by the Company under the Lease and, prior to the termination of the Lease, to permit the Collateral Agent, on behalf of the Secured Parties, the same opportunity without obligation, to cure or cause to be cured such default as is granted the Company under the Lease; provided, however, that the Collateral Agent shall have at least ten (10) days following receipt of said notice to cure such default. Notwithstanding any of the provisions of this Landlord's Letter, neither the Collateral Agent, nor any other Secured Party shall be under any obligation to
(i) cure any default by the Company under the Lease or (ii) otherwise pay any amounts becoming due under the Lease.

      7. This Landlord's Letter shall inure to the benefit of the Collateral Agent and the other Secured Parties and shall be binding upon Landlord, its successors and assigns. Neither the Company nor the Landlord shall amend, modify or terminate this Landlord's Letter without the prior written consent of the Collateral Agent. The Landlord shall notify any subsequent grantee or owner of the Premises or any other party who may acquire an interest in the Premises of the existence of this letter.

      8.  Counterparts.   This Landlord's Letter may be executed on any of
          ------------
separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Landlord's Letter shall be lodged with the Administrative Agent.

      9.  GOVERNING LAW.  THIS LANDLORD'S LETTER SHALL BE GOVERNED BY, AND
          -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      All notices to the Collateral Agent hereunder shall be in writing, sent by certified mail, and shall be addressed to the Collateral Agent at the following address:

            Barclays Bank PLC
            222 Broadway, 11th Floor
            New York, New York 10038
            Attention:  John Livingston
            Telecopy:  (212) 412-7511



[________________]


By:____________________________________
   Title:



WESCO DISTRIBUTION, INC.


By:____________________________________
   Title:

                         ADDENDUM TO LANDLORD'S LETTER
                         -----------------------------

Barclays Bank PLC, as collateral agent ("Barclays"), as mortgagee of the Premises, hereby (i) consents to the Landlord entering into and performing its obligations under the Landlord's Letter to which this Addendum is appended and
(ii) agrees that, if (a) any proceedings are brought by Barclays for the foreclosure of any mortgage encumbering the Premises; (b) the Premises (or any part thereof) should be sold pursuant to a trustee's sale; or (c) the Premises are conveyed by deed in lieu or assignment in lieu of foreclosure or (d) any other similar proceedings shall be instituted with respect to the Premises:

         (i) Barclays will give written notice of such event to the Collateral Agent; and

         (ii) Barclays, any affiliate thereof or any third party purchaser taking title to the Premises (each a "Successor Landlord") will be bound by
                                         ------------------
   the provisions of the Landlord Letter to which this Addendum is appended except that such Successor Landlord will permit the Collateral Agent to remain on the Premises for a period of up to one-hundred and eighty (180) days following receipt by the Collateral Agent of written notice from such Successor Landlord that such Successor Landlord has terminated the Lease, subject, however, to the payment to such Successor Landlord by the Collateral Agent, on behalf of the Secured Parties, of current market value rental for the occupied Premises for the actual period of occupancy by the Collateral Agent after such time as such Successor Landlord has become the owner of the Premises. The Collateral Agent's right to occupy the Premises under the preceding sentence shall be extended for any time period the Collateral Agent is prohibited from selling the Collateral due to the imposition of the automatic stay by the filing of bankruptcy proceedings by or against the Company or the Landlord.


BARCLAYS BANK PLC



By: _____________________________
   Name:
   Title:

                                                             EXHIBIT D-1 TO
                                                             AMENDED AND RESTATE
                                                             CREDIT AGREEMENT
                                                             -------------------


                       [Debevoise & Plimpton Letterhead]


                                                                  March 14, 1997


Barclays Bank PLC
 as Administrative Agent under the
 Credit Agreement referred to below
222 Broadway, 12th Floor
New York, New York  10038

Barclays Bank PLC
 as Collateral Agent under the
 Credit Agreement referred to below
 and as Canadian Collateral Agent
 under the Canadian Credit Agreement
 referred to below
222 Broadway, 12th Floor
New York, New York  10038

The Bank of Nova Scotia, as
 Administrative Agent under the Canadian
 Credit Agreement referred to below
Scotia Plaza Branch
44 Kind Street West
Toronto, Ontario
Canada   M5H 1H1

Each of the Lenders and Canadian
 Lenders named in Annex A attached
 hereto that are parties to the Credit
 Agreements referred to below

Barclays Bank PLC,
  as Administrative
  Agent, et al.                       2                           March 14, 1997


                            CDW Holding Corporation
                            WESCO Distribution, Inc.
                            ------------------------

Ladies and Gentlemen:

          We have acted as special counsel to WESCO Distribution, Inc., a Delaware corporation (the "Borrower"), and CDW Holding Corporation, a Delaware corporation ("Holdings"), in connection with the Amended and Restated Credit Agreement, dated as of March 14, 1997 (the "Amended and Restated Credit Agreement") amending and restating the Credit Agreement, dated as of February 24, 1995 (as previously amended by the First Amendment, dated as of March 29, 1996 and as further amended by the Second Amendment dated as of August 5, 1996), among the Borrower, the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), Barclays Bank PLC ("Barclays"), as Administrative Agent thereunder (in such capacity the "Administrative Agent"), and Barclays, as successor by assignment to Fleet Capital Corporation as successor-in-interest to Shawmut Capital Corporation in its capacity as collateral agent (the "Predecessor Collateral Agent"), as Collateral Agent (in such capacity, the "Collateral Agent").

          The opinions expressed below are furnished to you pursuant to subsection 6.1(b) of the Amended and Restated Credit Agreement. Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement and used herein shall have the meanings given to them in the Amended and Restated Credit Agreement. As used herein, the following terms shall have the following meanings: The term "Contracts" means, collectively, the contractual obligations to which the Borrower or Holdings is a party that are listed in Schedule 1 hereto. The term "DGCL" means the General Corporation Law of the State of Delaware. The term "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

          In arriving at the opinions expressed below,

Barclays Bank PLC,
  as Administrative
  Agent, et al.                      3                            March 14, 1997


          (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of (1) the Amended and Restated
                                                   -
Credit Agreement, (2) and the Revolving Credit Notes issued today, dated the
                   -
date hereof;

          (b) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the agreements to which the Borrower or Holdings is today a party that are listed in Schedule 2 hereto (together with the Amended and Restated Credit Agreement and the Notes, the "Transaction Documents");

          (c) we have examined and relied on unfiled copies of the financing statements in the form attached to Schedule 3 hereto (collectively, the "Financing Statements") naming WESCO Distribution, Inc. as debtor and the Predecessor Collateral Agent as secured party and describing certain collateral as to which security interests are intended to be perfected by filing under the UCC, which were to be filed in the filing offices in the State of New York listed in Schedule 3 hereto (the "Filing Offices") pursuant to Section 6.1(j) of the Existing Credit Agreement;

          (d) we have examined and relied as to factual matters on such corporate documents and records of the Borrower and Holdings and such other instruments and certificates of public officials, officers and representatives of the Borrower and Holdings and other Persons as we have deemed necessary or appropriate for the purposes of this opinion; and

          (e) we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

          In rendering the opinions expressed below, we have assumed with your permission, without independent investigation or inquiry, (a) the authenticity
                                                             -
of all documents submitted to us as originals, (b) the genuineness of all signa-
                                                 -
tures on all documents that we examined (other than those of any officer of the Borrower or Holdings), (c) the conformity
                        -

Barclays Bank PLC,
  as Administrative
  Agent, et al.                      4                            March 14, 1997


to authentic originals of documents submitted to us as certified, conformed or photostatic copies, and (d) the due authorization, execution and delivery of the
                         -
Amended and Restated Credit Agreement and each of the Transaction Documents by each party thereto.

          Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that:

          1.   Due Incorporation.   Each of the Borrower and Holdings (a) is
               -----------------                                       -
duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and (b) has the corporate power and authority to own and
                        -
operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged.

          2.  Corporate Power and Authority of Borrower, etc.   The Borrower has
              ----------------------------------------------
the corporate power and authority to execute and deliver the Amended and Restated Credit Agreement and the Notes and to perform its obligations under the Amended and Restated Credit Agreement, the Notes and each of the other Transaction Documents to which it is a party and to borrow under the Amended and Restated Credit Agreement and the Notes. The Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Amended and Restated Credit Agreement, the Notes and the other Transaction Documents and to authorize the execution and delivery of the Amended and Restated Credit Agreement and the Notes and the performance of the Amended and Restated Credit Agreement, the Notes and the other Transaction Documents to which it is a party. Except for (a) any consents, authorizations, approvals,
                                 -
notices and filings that have been obtained or made and are in full force and effect, (b) filings in the United States Patent and Trademark Office, in the
         -
United States Copyright Office and in appropriate offices under any applicable state trademark laws, (c) the filings described on Schedule 3 hereto to perfect
                       -
the security interests created by the Borrower Security Agreement, (d) filings
                                                                    -
pursuant to the Assignment of Claims Act of 1940, as amended, in respect of

Barclays Bank PLC,
  as Administrative
  Agent, et al.                      5                            March 14, 1997


Accounts of the Borrower the Obligor of which is the United States of America or any department, agency or instrumentality thereof and (e) those consents,
                                                       -
authorizations, approvals, notices, filings and other acts that if not made, obtained or done, could not reasonably be expected, to our knowledge, to have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or on the validity or enforceability of the Amended and Restated Credit Agreement, the Notes and the other Transaction Documents or the rights and remedies of the Collateral Agent, the Administrative Agents and the Lending Parties under the Transaction Documents, to our knowledge no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Federal, New York or Delaware (insofar as the DGCL is concerned) court or governmental authority is required to be obtained or made by the Borrower in connection with the borrowings under the Amended and Restated Credit Agreement and the Notes or with the execution or delivery of the Amended and Restated Credit Agreement and the Notes or the performance, validity or enforceability of the Amended and Restated Credit Agreement, the Notes and the other Transaction Documents to which it is a party.

          3.   Corporate Power and Authority of Holdings, etc.  Holdings has the
               ----------------------------------------------
corporate power and authority to execute and deliver the Amended and Restated Credit Agreement and to perform its obligations under the Transaction Documents to which it is a party. Holdings has taken all necessary corporate action to authorize the execution and delivery and the performance of the Transaction Documents to which it is a party. Except for (a) any consents, authorizations,
                                               -
approvals, notices and filings that have been obtained or made and are in full force and effect and (b) those consents, authorizations, approvals, notices,
                      -
filings and other acts that if not made, obtained or done, could not reasonably be expected, to our knowledge, to have a material adverse effect on business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole, or on

Barclays Bank PLC,
  as Administrative
  Agent, et al.                      6                            March 14, 1997

the validity or enforceability of the Amended and Restated Credit Agreement and the other Transaction Documents or the rights and remedies of the Collateral Agent, the Administrative Agents and the Lending Parties under the Transaction Documents, to our knowledge no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Federal, New York or Delaware (insofar as the DGCL is concerned) court or governmental authority is required to be obtained or made by Holdings in connection with the execution or delivery of the Amended and Restated Credit Agreement or the performance, validity or enforceability of the Transaction Documents to which it is a party.

          4.   Enforceability, etc.  The Amended and Restated Credit Agreement
               -------------------
and the Notes have been duly executed and delivered on behalf of the Borrower and each of the Amended and Restated Credit Agreement, the Notes and the other Transaction Documents to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Amended and Restated Credit Agreement has been duly executed and delivered on behalf of Holdings and each of the Transaction Documents to which Holdings is a party constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms.

          5.   No Violation, etc.  The execution and delivery by the Borrower of
               -----------------
the Amended and Restated Credit Agreement and the Notes or by Holdings of the Amended and Restated Credit Agreement, the performance by the Borrower or Holdings of their respective obligations under the Transaction Documents to which it is a party, the borrowings under the Amended and Restated Credit Agreement and the Notes and the use of the proceeds thereof, all as provided therein, (a) will not violate (i) the certificate of incorporation or by-laws of
          -                    -
the Borrower or Holdings, (ii) any existing Federal, New York or DGCL law, rule
                           --
or regulation applicable to the Borrower or Holdings or any of its respective material properties, (iii) any existing
                      ---

Barclays Bank PLC,
  as Administrative
  Agent, et al.                      7                            March 14, 1997


judgment, order or decree known to us of any arbitrator, court or other governmental authority binding upon the Borrower or Holdings or any of their respective material properties or to which the Borrower or Holdings or any of their respective material properties is subject or (iv) any Contract, in each
                                                    --
case under the foregoing clauses (i) through (iv), in any respect that would to our knowledge be reasonably expected to have a material adverse effect on the business, operations, property or condition (financial or otherwise), of Holdings and its Subsidiaries, taken as a whole, or on the validity or enforceability of the Amended and Restated Credit Agreement, the Notes and the other Transaction Documents or the rights and remedies of the Collateral Agent, the Administrative Agents and the Lending Parties under the Transaction Documents, and (b) will not result in, or require, the creation or imposition of
                -
any Lien (other than any Lien to be created under the Loan Documents) on any of its or their respective properties or revenues, by operation of any law, rule, regulation, judgment, order or decree referred to in the preceding clause (a) or pursuant to any Contract.

          6.  Security Interests, etc.  (a)  The provisions of the Borrower
              -----------------------
Security Agreement are effective, after giving effect to Barclays' succession as collateral agent pursuant to Section 11.6 of the Amended and Restated Credit Agreement (the "Succession"), to create valid security interests in favor of the Collateral Agent, for the benefit of the Lending Parties, in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 of the UCC (the "Collateral"), to the extent the UCC is applicable to the creation of such security interests. After giving effect to the Succession and assuming the filing of the Financing Statements in the Filing Offices, the Collateral Agent has a perfected security interest in such Collateral of the Borrower (excluding fixtures, as defined in the UCC), to the extent perfection may be accomplished by the filing of financing statements under the UCC, and no further filings are required pursuant to the UCC in the State of New York as a result of the execution and delivery of the Amended and

Barclays Bank PLC,
  as Administrative
  Agent, et al.                        8                          March 14, 1997


Restated Credit Agreement to continue such perfection. After giving effect to the Succession and assuming the delivery of the Collateral in which a security interest may be perfected by possession pursuant to the UCC to (and provided that the same has remained in the possession of) the Collateral Agent, the Collateral Agent has a perfected security interest in such Collateral, and no further action is required under the UCC by the Collateral Agent (other than the retention of possession of such Collateral) as a result of the execution and delivery of the Amended and Restated Credit Agreement to continue such perfection.

          (b) The Collateral Agent has a valid and perfected security interest, for the benefit of the Lending Parties, (i) in the Pledged Stock (as defined in
                                         -
the Holdings Stock Pledge Agreement) after giving effect to the Succession and assuming the delivery of certificates representing such Pledged Stock by Holding, upon the execution and delivery of the Holdings Stock Pledge Agreement, to the Predecessor Collateral Agent and by the Predecessor Collateral Agent, upon the execution and delivery of the Amended and Restated Credit Agreement, to the Collateral Agent (and retention of possession thereof by the Collateral Agent), and (ii) in the Pledged Stock (as defined in the Borrower Stock Pledge
             --
Agreement) after giving effect to the Succession and assuming the delivery of certificates representing such Pledged Stock by the Borrower, upon the execution and delivery of the Borrower Stock Pledge Agreement, to the Predecessor Collateral Agent and by the Predecessor Collateral Agent, upon the execution and delivery of the Amended and Restated Credit Agreement, to the Collateral Agent (and retention of possession thereof by the Collateral Agent), and, in the case of both the preceding clauses (i) and (ii), no further action is required by the Collateral Agent (other than the retention of possession of such Pledged Stock) as a result of the execution and delivery of the Amended and Restated Credit Agreement to continue such perfection. The Administrative Agent has a valid and perfected security interest, for the benefit of the Lenders, in the Pledged Stock (as defined in the Borrower Canadian Stock Pledge Agreement) assuming the

Barclays Bank PLC,
  as Administrative
  Agent, et al.                       9                           March 14, 1997


delivery, upon the execution and delivery of the Borrower Canadian Stock Pledge Agreement, of certificates representing such Pledged Stock to (and retention of possession thereof by) the Administrative Agent, and no further action by the Administrative Agent (other than the retention of possession of such Pledged Stock) is required as a result of the execution and delivery of the Amended and Restated Credit Agreement to continue such perfection.

          7.   Investment Company Act.  Neither the Borrower nor Holdings is an
               ----------------------
"investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Our opinion set forth in paragraph 4 above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium
    -
and other similar laws relating to or affecting creditors' rights or remedies generally; (b) general equitable principles (whether considered in a proceeding
            -
in equity or at law); (c) an implied covenant of good faith and fair dealing;
                       -
(d) applicable state laws and interpretations which may affect the validity or
 -
enforceability of certain remedies provided for in the Transaction Documents, which limitations, however, do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed herein); and (e) limitations on enforceability of rights to indemnification
              -
under Federal or state securities laws or regulations or to the extent such indemnification would violate public policy. We express no opinion as to (1) the
                                                                          -
enforceability of any waiver of any statutory right, (2) the security interest
                                                      -
referred to in the second paragraph of Section 9 of the Amended and Restated Credit Agreement, (3) the enforceability of the penultimate sentence of
                   -
subsection 11.6(b), (4) subsection 11.12(a) of the Amended and Restated Credit
                     -
Agreement, paragraph 21(a) of the Holdings Guarantee, and any similar provision in any other Transaction Document, insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the

Barclays Bank PLC,
  as Administrative
  Agent, et al.                       10                          March 14, 1997


Southern District of New York to adjudicate any controversy, (5) the waiver of
                                                              -
inconvenient forum set forth in subsection 11.12(b) of the Amended and Restated Credit Agreement, paragraph 21(b) of the Holdings Guarantee and any similar provision in any other Transaction Document and (6) the enforceability of
                                                 -
paragraph 19 of the Holdings Guarantee.

          We express no opinion as to the validity or perfection of any security interest, or the validity, binding effect or enforceability of any Transaction Document to the extent that such Transaction Document grants or purports to grant a security interest, (i) that is not governed by the UCC
                                        -
(including but not limited to any such security interest with respect to Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses (as such terms are defined in the Borrower Security Agreement), deposit accounts and insurance policies), (ii) in any collateral of
                                                       --
a type described in Section 9-401(1)(a) or (b) of the UCC, (iii) in any
                                                            ---
collateral that is an "uncertificated security" (as defined in Section 8-102(1)(b) of the UCC), or (iv) collateral that contains or is governed by
                           --
provisions that purport to void or prohibit the assignment thereof, or that are otherwise violated, if it is assigned pursuant to a document such as the Borrower Security Agreement, including, without limitation, any Accounts the obligor for which is the United States of America or any department, agency or instrumentality thereof. No security interest will exist with respect to after-acquired property of the Borrower or Holdings until such party has rights therein within the meaning of Section 9-203 of the UCC. We express no opinion herein as to the title or any other interest of the Borrower or Holdings in or to any of the collateral described in the Transaction Documents.

          Except as set forth in paragraph 6 above, we express no opinion as to the validity or perfection of the security interests purported to be created by any Transaction Document. We express no opinion as to the validity or perfection of such security interests:

Barclays Bank PLC,
  as Administrative
  Agent, et al.                          11                       March 14, 1997


          (i) with respect to collateral sold, exchanged or otherwise disposed of by the Borrower or Holdings;

         (ii) to the extent such security interests may be affected by (A)
                                                                        -
     Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agree ment entered into by the debtor before the commencement of the case, or (B) Section 547(b) of
                                                         -
     the United States Bankruptcy Code, relating to the power to avoid a pref-erence;

        (iii)  with respect to proceeds, to the extent of limitations under
     Section 9-306 of the UCC on the perfection of a security interest in proceeds;

         (iv) as to any collateral acquired by the party granting such security interest more than four months after such party changes its name, identity or corporate structure so as to make the relevant financing statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such party are properly filed before the expiration of such four months; and

          (v)  as to any securities, to the extent of limitations under
     Section 8-321 of the UCC on the creation, perfection and continuation of a security interest therein.

We call to your attention that (i) in the event that a debtor that maintains a
                                -
place of business in more than one county in the State of New York should at any time in the future maintain a place of business in only one county in such state, or a debtor that maintains a place of business in only one county in the State of New York relocates such place of business to another county in such state, continued perfection of a security interest granted by such debtor may require filing of an appropriate financing statement in the office of the filing officer of such county, (ii) the UCC
                         --

Barclays Bank PLC,
  as Administrative
  Agent, et al.                       12                          March 14, 1997


requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto and (iii) Sections
                                                                  ---
8-304 and 8-311 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Transaction Documents not registered in the name of or issued to the Collateral Agent and not originally issued in bearer form.

          We express no opinion as to the priority of the security interests purported to be created by the Transaction Documents. Our opinion in paragraph 6(b) above is subject to the effects of the attachment provisions of Section 324 of the DGCL. In rendering the opinion set forth in paragraph 6 above, we have assumed, with your consent, that all collateral under the Transaction Documents in which a security interest may be perfected only by possession will be held at all times by the Collateral Agent or the Administrative Agent, as the case may be, in New York, New York.

          We express no opinion as to the validity, binding effect or enforceability of any provision of any Transaction Document that purports (i) to
                                                                           -
waive, release or vary any right of, or any duties owing to, the Borrower or Holdings, to the extent limited by Section 1-102(3) or 9-501(3) of the UCC or other provisions of applicable law, (ii) to prohibit the Borrower or Holdings
                                     --
from transferring its respective rights in the collateral described in the Transaction Documents or any proceeds thereof, as a result of the operation of
Section 9-311 of the UCC, or (iii) to permit the Collateral Agent or the
                              ---
Administrative Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Transaction Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral.

          We express no opinion as to the effect of, or compliance with, any Federal or state laws regarding fraudu-

Barclays Bank PLC,
  as Administrative
  Agent, et al.                        13                         March 14, 1997


lent transfers or conveyances, or of provisions of Delaware or New York law restricting dividends, loans or other distributions by a corporation or for the benefit of its stockholders, or any Federal or State securities laws, rules or regulations, including without limitation as to the effect thereof on the validity, binding effect or enforceability of any of the Transaction Documents.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America. In particular (and without limiting the generality of the foregoing), we express no opinion as to the law of Canada or any province thereof or as to the effect of such law (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any Loan Party or of any other party to or beneficiary of any of the Transaction Documents. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Lending Party is located which limits the rate of interest that such Lending Party may charge or collect.

          The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinion nor this opinion letter may be furnished or disclosed to or relied upon by any other person.

                              Very truly yours,

                              /s/ Debevoise & Plimpton

                                                                         Annex A
                                                                         -------

                                    LENDERS


ABN AMRO Bank N.V.
Barclays Bank PLC
Bank of America Illinois
Bank of Montreal
The Chase Manhattan Bank
The First National Bank of Chicago
General Electric Capital Corporation
Mellon Bank, N.A.
National Bank of Canada
NationsBank N.A.
The Bank of New York
The Bank of Nova Scotia
PNC Bank, National Association
The Toronto-Dominion Bank



                                CANADIAN LENDERS


Bank of Montreal
The Bank of Nova Scotia
The Toronto-Dominion Bank
General Electric Capital Canada Inc.
Mellon Bank Canada
National Bank of Canada

                                                                      Schedule 1
                                                                      ----------

                            CONTRACTUAL OBLIGATIONS


1. Asset Acquisition Agreement, dated as of February 15, 1994, between Holdings and Westinghouse U.S.

2. Asset Acquisition Agreement, dated as of February 28, 1994, between the Canadian Borrower and Westinghouse Canada.

3. Master Lease, dated as of February 28, 1994, between CDW Realco, Inc. and the Borrower.

4. First Mortgage Note, dated as of February 28, 1994 (the "RealCo Note"), by CDW Realco, Inc. in favor of Westinghouse U.S.

5. First Mortgage Note, dated as of February 28, 1994 (the "Canadian Note"), by the Canadian Borrower in favor of Westinghouse Canada.

6. Cash Collateral and Security Agreement, dated as of February 28, 1994, between CDW Realco, Inc. and Westinghouse U.S.

7. Cash Collateral and Security Agreement, dated as of February 28, 1994, between the Canadian Borrower and Westinghouse Canada.

8. Guarantee, dated as of February 28, 1994, by Holdings in favor of Westinghouse U.S., endorsed on the RealCo Note.

8. Guarantee, dated as of February 28, 1994, by the Borrower in favor of Westinghouse U.S., endorsed on the RealCo Note.

9. Guarantee, dated as of February 28, 1994, by Holdings in favor of Westinghouse Canada, endorsed on the Canadian Note.

10. Guarantee, dated as of February 28, 1994, by the Borrower in favor of Westinghouse Canada, endorsed on the Canadian Note.

11. Guarantee, dated as of February 28, 1994, by CDW Realco, Inc. in favor of Westinghouse Canada, endorsed on the Canadian Note.

12. Supply Agreement, dated February 18, 1983, between North American Philips Electric Corp. and Westinghouse Electric Supply Company, as amended as of the date hereof.

13. WESCO Distributor Agreement, dated January 31, 1984, between Eaton Corporation and Westinghouse U.S.

14. Master Agreement/Distributor Agreement, dated March 30, 1993, between ABB Power T&D Company, Inc. and WESCO Utility Operations.

15. Premier Utility Distributor Agreement, dated March 30, 1993, between ABB Power T&D Company, Inc. and Westinghouse Electric Supply Co.

16. Transitional Services Agreement, dated as of February 28, 1994, between Westinghouse Electric Corporation and CDW Holding Corporation.

17. National Purchase Agreement for Electrical Products, dated as of February 28, 1994, between Westinghouse Electric Corporation and CDW Acquisition Corporation.

18. Exclusive Distribution and Purchasing Services Agreement, dated as of February 28, 1994, between Westinghouse Industry Services Asia Pte Limited and CDW Acquisition Corporation.

19. Letter, dated April 6, 1993, from Diamond Wire & Cable Co. to Westinghouse Electric Supply Company, regarding terms of earned volume discount program.

20. Distribution Agreement, dated as of March 21, 1991, between Bryant Electric, Inc. and Westinghouse Electric Supply Company.

21. Asset Purchase Agreement, dated as of the date hereof, between the Borrower and CDW Realco, Inc. and EESCO, Inc., EESCO Buying Group, Inc., EESCO Factoring Corporation, EESCO Communication Systems, Inc., EESCO Data Services, Inc. and EveryFuse, Inc.

                                                                      Schedule 2
                                                                      ----------

                             TRANSACTION DOCUMENTS


1.   The Amended and Restated Credit Agreement.

2.   The Notes.

3. Security Agreement, dated as of February 24, 1995, made by the Borrower in favor of the Collateral Agent.

4. Trademark Security Agreement, dated as of February 24, 1995, made by the Borrower in favor of the Collateral Agent.

5. Stock Pledge Agreement, dated as of February 24, 1995, made by Holdings in favor of the Collateral Agent.

6. Stock Pledge Agreement, dated as of February 24, 1995, made by the Borrower in favor of the Collateral Agent.

7. Stock Pledge Agreement, dated as of February 24, 1995, made by the Borrower in favor of the Administrative Agent.

8. Guarantee, dated as of February 24, 1995, made by Holdings in favor of the Collateral Agent.

                                                                      Schedule 3
                                                                      ----------

                    FILING JURISDICTIONS IN NEW YORK STATE


1.   Secretary of State

                                                            EXHIBIT E TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------



                      MONTHLY BORROWING BASE CERTIFICATE
                      ----------------------------------

          Pursuant to subsection 7.2(c) of the Amended and Restated Credit Agreement, dated as of March 14, 1997 (the "Credit Agreement"), among WESCO
                                            ----------------
Distribution, Inc. (the "Borrower"), the Lenders (as defined therein), BARCLAYS
                         --------
BANK PLC, as Administrative Agent and as Collateral Agent, the Borrower hereby certifies, and represents and warrants, that this Monthly Borrowing Base Certificate and the attached Schedules are a true, correct and complete statement regarding the status of Accounts, Eligible Accounts, Inventory and Eligible Inventory of the Borrower and the Additional Subsidiaries and that the amounts set forth in such Schedules are in compliance with the provisions of the Credit Agreement. The Borrower acknowledges that the Revolving Credit Loans and the Swing Line Loans made to it and the Letters of Credit issued on its behalf will be based upon the Administrative Agent's, the Collateral Agent's and the Lenders' reliance on the information contained herein and therein.

          The Borrower hereby certifies, and represents and warrants, that it has been in compliance with the Borrowing Base applicable to it throughout the period subsequent to the date of delivery of the Monthly Borrowing Base Certificate most recently delivered prior to this one. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.


Date:_________________        WESCO DISTRIBUTION, INC.



                              By:_________________________
                                 Name:
                                 Title:

                                 SCHEDULE I TO
                       MONTHLY BORROWING BASE CERTIFICATE
                       ----------------------------------

(1)  The Borrowing Base as of __________,
     199__ is computed as follows:


     (A)  Value of 85% of Eligible Accounts     $
          from Schedule A                        ----------------
               ----------
     (B)  Value of 60% of Eligible Inventory    $
          from Schedule B                        ----------------
               ----------
     (C)  U.S. Inventory Sublimit Amount        $
                                                 ----------------
     (D)  Lesser of lines 1(B) and 1(C)         $
                                                 ----------------
(2)  Sum of lines (1)(A) and (1)(D) (Gross      $
     Revolving Availability)                     ----------------

(3)  ABB Payable Reserve                        $
                                                 ----------------
(4)  Difference between lines (2) and (3)
     (The Borrowing Base)                       $
                                                 ----------------

(5)  Aggregate principal amount of Revolving    $
     Credit Loans outstanding as of the date     ----------------
     hereof

(6)  Aggregate L/C Obligations outstanding      $
     as of the date hereof                       ----------------

(7)  Aggregate principal amount of Swing        $
     Line Loans outstanding as of the date       ----------------
     hereof

(8)  Sum of lines (5), (6) and (7)              $
                                                 ===============
(9)  Difference between lines (4) and (8)       $
     (Net Revolving Availability)                ===============

                                 SCHEDULE A TO
                       MONTHLY BORROWING BASE CERTIFICATE
                       ----------------------------------


                               ELIGIBLE ACCOUNTS
                               -----------------


     1.  ACCOUNTS RECONCILIATION


                                                     TOTAL
                                                     -----
---------------------------------------------------------------
Previous Month's Accounts Balance (per Aged      $
Trial Balance)
---------------------------------------------------------------
Add:      Sales
---
---------------------------------------------------------------
          Debit Adjustments
---------------------------------------------------------------
Less:     Collections
----
---------------------------------------------------------------
          Credit Adjustments
---------------------------------------------------------------
          Credit Memos
---------------------------------------------------------------
End of Month's Accounts Balance (per Aged        $
 Trial Balance)
===============================================================


     2.   AGED TRIAL BALANCE


     Detailed Attachment To Be Provided By the Borrower.

                           VALUE OF ELIGIBLE ACCOUNTS
                           --------------------------



                                          TOTAL
                                          -----
---------------------------------------------------------------
Gross Accounts Receivable               $
---------------------------------------------------------------
Less Ineligibles:
-----------------
---------------------------------------------------------------
        Over 60 Days Past Due           $
---------------------------------------------------------------
        Legal/Notes
---------------------------------------------------------------
        Cross Age
---------------------------------------------------------------
        Aged Credits
---------------------------------------------------------------
        Contra Accounts
---------------------------------------------------------------
        Government Receivables (1)
---------------------------------------------------------------
        Foreign Accounts
---------------------------------------------------------------
        Excluded Guam Accounts (2)
---------------------------------------------------------------
        Claims & Deductions
---------------------------------------------------------------
        Related Party
---------------------------------------------------------------
        Miscellaneous Reserves

Total Ineligibles                       $
---------------------------------------------------------------

---------------------------------------------------------------
Eligible Accounts                       $
---------------------------------------------------------------
Advance Rate                                   85%
---------------------------------------------------------------
Availability                            $
===============================================================

Notes:
-----

(1)  Excess over $6MM unless Assignment of Claims.

(2)  Excluded Guam Accounts represent non-government, non-power authority
     Accounts.

                                 SCHEDULE B TO
                       MONTHLY BORROWING BASE CERTIFICATE
                       ----------------------------------


                               ELIGIBLE INVENTORY
                               ------------------


                                                        TOTAL
                                                        -----
---------------------------------------------------------------
Gross Book Inventory                            $
---------------------------------------------------------------
Less Ineligibles:
-----------------
---------------------------------------------------------------
        Slow Moving                             $
---------------------------------------------------------------
        Less:  New Product Add Back              (           )
        -----
---------------------------------------------------------------
        In Transit
---------------------------------------------------------------
        Full Absorption
---------------------------------------------------------------
        Singapore Inventory
---------------------------------------------------------------
        Specialized Inventory (1)
---------------------------------------------------------------
        Direct Ship Inventory
---------------------------------------------------------------
        ABB Security Interest
---------------------------------------------------------------
        Test Count
---------------------------------------------------------------
        Intercompany Profit
---------------------------------------------------------------
Total Ineligibles                               $
---------------------------------------------------------------

---------------------------------------------------------------
Eligible Inventory                              $
---------------------------------------------------------------
Advance Rate                                            60%
---------------------------------------------------------------
Availability                                    $
===============================================================

Notes:
-----

(1)  Specialized inventory is considered eligible up to $5MM.

                                                            EXHIBIT F TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                        [FORM OF SUBSIDIARY GUARANTEE]


          SUBSIDIARY GUARANTEE, dated as of March 14, 1997, made by each of the corporations that are signatories hereto (the "Guarantors") in favor of BARCLAYS
                                               ----------
BANK PLC, a banking corporation organized under the laws of the United Kingdom ("Barclays"), in its capacity as collateral agent (in such capacity, the
  --------
"Collateral Agent") for (i) Barclays, in its capacity as administrative agent
-----------------
(in such capacity, the "Administrative Agent") under, and the several banks and
                        --------------------
other financial institutions (the "Lenders") from time to time parties to, the
                                   -------
Amended and Restated Credit Agreement, dated as of March 14, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among WESCO DISTRIBUTION, INC., a Delaware corporation (the
-----------------
"Borrower"), the Administrative Agent, the Lenders and the Collateral Agent and
 --------
(ii) The Bank of Nova Scotia, a Canadian chartered bank, in its capacity as administrative agent (in such capacity, the "Canadian Administrative Agent")
                                             -----------------------------
under, and the several banks and other financial institutions (the "Canadian
                                                                    --------
Lenders") from time to time parties to, the Amended and Restated Credit
-------
Agreement, dated as of March 14, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Canadian Credit Agreement"), among
                                              -------------------------
WESCO DISTRIBUTION-CANADA, INC., an Ontario corporation and a wholly owned Subsidiary of the Borrower (the "Canadian Borrower"), the Canadian
                                 -----------------
Administrative Agent, the Canadian Lenders and Barclays, as Canadian Collateral Agent.


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Extensions of Credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, it is a condition precedent to the obligations of the Lenders to continue to make their respective initial Extensions of Credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the benefit of the Secured Parties;

          WHEREAS, pursuant to the Canadian Credit Agreement, the Canadian Lenders have severally agreed to make Canadian Extensions of Credit to the Canadian Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower has guaranteed the obligations of the Canadian Borrower under the Canadian Credit Agreement and the other Canadian Loan Documents pursuant to the Borrower Guarantee;

          WHEREAS, it is a condition precedent to the obligations of the Canadian Lenders to continue to make their respective initial Canadian Extensions of Credit to the Canadian Borrower under the Canadian Credit Agreement that the Guarantors shall have executed and delivered this Guarantee to the Collateral Agent for the benefit of the Secured Parties;

          WHEREAS, the Borrower owns directly or indirectly not less than eighty percent of the issued and outstanding stock of each Guarantor, and it is to the advantage of the Guarantors that the Lenders make the Extensions of Credit to the Borrower and that the Canadian Lenders make the Canadian Extensions of Credit to the Canadian Borrower;

          WHEREAS, the proceeds of the Extensions of Credit and the Canadian Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses; and

          WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit and the Canadian Extensions of Credit;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to perform their obligations under the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower thereunder, and to induce the Canadian Administrative Agent, the Canadian Collateral Agent and the Canadian Lenders to perform their obligations under the Canadian Credit Agreement and to induce the Canadian Lenders to continue to make their respective Canadian Extensions of Credit to the Canadian Borrower thereunder, the Guarantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

          1.   Defined Terms.  (a)  Unless otherwise defined herein, terms
               -------------
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms shall have the following meanings:

          "Acceptance Reimbursement Obligations":  as defined in the Canadian
           ------------------------------------
     Credit Agreement.

          "Borrower Obligations":  the collective reference to the unpaid
           --------------------
     principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations (as defined in the Credit

     Agreement) and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations (as defined in the Credit Agreement) and all other obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent and the Lenders (including, without limitation, the Issuing Lender (as defined in the Credit Agreement) and the Swing Line Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes (as defined in the Credit Agreement), the Letters of Credit (as defined in the Credit Agreement), the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or any Lender that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

          "Canadian Obligations":  all obligations and liabilities of the
           --------------------
     Borrower to the Canadian Administrative Agent for the benefit of the Canadian Secured Parties, whether direct or indirect, due or to become due or now existing or hereinafter incurred, which may arise under, out of, or in connection with, the Borrower Guarantee.

          "Commitments":  the collective reference to the Commitments (as
           -----------
     defined in the Credit Agreement) and the Canadian Commitments.

          "Default":  the occurrence of any "Default" under, and as defined in,
           -------
     the Credit Agreement or any "Default" under, and as defined in, the Canadian Credit Agreement.

          "Event of Default":  the occurrence of any "Event of Default" under,
           ----------------
     and as defined in, the Credit

     Agreement, or any "Event of Default" under, and as defined in, the Canadian Credit Agreement.

          "Guarantee":  this Guarantee, as the same may be amended, supplemented
           ---------
     or otherwise modified from time to time.

          "Issuing Lender":  the collective reference to the Issuing Lender (as
           --------------
     defined in the Credit Agreement) and the Canadian Issuing Lender.

          "Letters of Credit":  the collective reference to the Letters of
           -----------------
     Credit (as defined in the Credit Agreement) and the Canadian Letters of Credit.

          "Notes":  the collective reference to the Notes (as defined in the
           -----
     Credit Agreement) and the Canadian Notes.

          "Obligations":  the collective reference to the Borrower Obligations
           -----------
     and the Canadian Obligations.

          "Reimbursement Obligations":  the collective reference to the
           -------------------------
     Reimbursement Obligations (as defined in the Credit Agreement) and the Canadian Reimbursement Obligations.

          "Secured Parties":  the collective reference to the Collateral Agent,
           ---------------
     the Administrative Agent, the Lenders (including, without limitation, the Issuing Lender (as defined in the Credit Agreement) and the Swing Line Lender), the Canadian Administrative Agent, the Canadian Collateral Agent and the Canadian Lenders (including, without limitation, the Canadian Issuing Lender and the Canadian Swing Line Lender) and their respective successors.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.   Guarantee.  (a)  Subject to the provisions of Section 2(b), each
               ---------
of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Collateral Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) Anything herein or in any other Loan Document or Canadian Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents to which it is a party shall in no event exceed an amount which, under applicable federal and state laws, including those relating to the insolvency of debtors, would result in the avoidance or illegality of the obligations of such Guarantor hereunder and under the other Credit Documents to which it is a party.

          (c) Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, the termination of the

Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

          (d) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.

          (e) No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any other Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations pursuant to this Guarantee, remain liable for the Obligations until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, the termination of the Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit.

          (f) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Collateral Agent and such Secured Party in writing that such payment is made under this Guarantee for such purpose.

          3.   Right of Contribution.  Each Guarantor hereby agrees that to the
               ---------------------
extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of paragraph 5 hereof. The provisions of this paragraph 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the other Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

          4.   Right of Set-off.  Upon the occurrence and during the continuance
               ----------------
of any Event of Default, the Collateral Agent and each other Secured Party are hereby irrevocably authorized at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Collateral Agent or such other Secured Party may elect, against or on account of the obligations and liabilities of such Guarantor then due and owing to the Collateral Agent or such other Secured Party hereunder, whether or not the Collateral Agent or such other Secured Party has made any demand for payment. The Collateral Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application (which shall be made in accordance with paragraph 9(c) hereof) made by the Collateral Agent or such other Secured Party, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the
         --------
validity of such set-off and application. The rights of the Collateral Agent and each other Secured Party under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such other Secured Party may have.

          5.   No Subrogation.  Notwithstanding any payment or payments made by
               --------------
any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, the termination of the Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when (i) the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations shall not have been paid and performed in full and/or (ii) the Commitments shall not have been terminated and/or (iii) the Letters of Credit shall not have expired, been terminated or been returned to the relevant Issuing Lender, such amount shall be returned to the Borrower or such other Guarantor, as the case may be, or, if an Event of Default shall have occurred and be continuing, shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be held as collateral security for the Obligations, whether matured or unmatured, and/or then or at any time thereafter applied against the Obligations then due and owing, in the order of priority set forth in paragraph 9(c) hereof.

          6.   Amendments, etc. with respect to the Obligations; Waiver of
               -----------------------------------------------------------
Rights.  Each Guarantor shall remain obligated hereunder notwithstanding that,
------
without any reservation of rights against any Guarantor, and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such other Secured Party, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, and the Credit Agreement, the Canadian Credit Agreement or any other Credit Document (other than this Guarantee), and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent, the Canadian Administrative Agent, the Lenders (or any requisite portion thereof) or the Canadian Lenders (or any requisite portion thereof), as applicable, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other Guarantor or guarantor, or any release of the Borrower or such other Guarantor or guarantor, shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          7.   Guarantee Absolute and Unconditional.  Each Guarantor waives any
               ------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower, the Canadian Borrower, any other Credit Party and any of the Guarantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, the Canadian Borrower, any other Credit Party or any of the Guarantors with respect to the Obligations. To the extent permitted by law, this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

          (a) The validity or enforceability of, or any contest by the Borrower or any other Person as to the validity or enforceability of, any terms of the Credit Agreement, the Canadian Credit Agreement or any other Credit Document, any of the Obligations (including, without limitation, the amount thereof) or any other collateral security therefor (including, without limitation, the perfection and priority thereof) or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party;

          (b) Any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, the Canadian Borrower or any other Credit Party against the Collateral Agent or any other Secured Party, including, without limitation, any defense or cause of action available to the Borrower, the Canadian Borrower, any Guarantor or any other Credit Party based on any irregularity or default, whether or not negligent, in the manner or procedure by which any of the Secured Parties deals with or realizes on the security which the Collateral Agent holds on behalf of the Secured Parties or may hold pursuant to the terms and conditions of the Credit Agreement, the Canadian Credit Agreement, any other Credit Document, this Guarantee or otherwise, including the taking and giving up of securities, the accepting of compositions and the granting of releases and discharges of or to any Credit Party inconsistent with the terms of the Credit Agreement, the Canadian Credit Agreement or any other Credit Document;

          (c) Any extension of the time or times for payment of the Obligations or any other indulgences any of the Secured Parties may grant to the Borrower, the Canadian Borrower or any other Credit Party; or

          (d) Any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, the Canadian Borrower or any other Credit
     Party) (other than
     payment and performance in full of the Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower, the Canadian Borrower or any other Credit Party for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance.

When pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, the Canadian Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower, the Canadian Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, the Canadian Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations and, to the extent then due and owing, all other Obligations, the termination of the Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit, notwithstanding that from time to time the Borrower may be free from any Obligations.

          8.   Reinstatement.  This Guarantee shall continue to be effective, or
               -------------
be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Canadian Borrower, any Guarantor or any other Credit Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, the Canadian Borrower, any Guarantor, any Credit Party or any substantial part of any of their property, or otherwise, all as though such payments had not been made.

          9.   Payments; Application of Payments.  (a)  Each Guarantor shall
               ---------------------------------
make payment of the amount of the Obligations and all other amounts payable by it to any of the Secured Parties hereunder forthwith after demand therefor is made in writing to it. Such demand shall be deemed to have been effectively made (i) when an envelope containing such demand addressed to it at its address as set forth under its signature below (or such other address as may be notified to the Secured Parties pursuant thereto) is personally delivered to such address; or (ii) if sent by telex, telecopy or other similar means of telecommunications, on the Business Day next following the day on which it is so sent.

          (b) Each Guarantor hereby agrees that all payments made by it hereunder in respect of the Obligations will be paid to the Collateral Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Collateral Agent set forth in subsection 11.2 of the Credit Agreement.

          (c) All payments received by the Collateral Agent hereunder in respect of the Obligations shall be held by the Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may be applied by the Collateral Agent against the Acceptance Reimbursement Obligations, the Reimbursement Obligations and, to the extent then due and owing, all other Obligations, in the following order of priority:

          FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent and the Administrative Agent in connection with this Guarantee, the Credit Agreement, any other Loan Document or any of the Borrower Obligations, including all court costs and the reasonable fees and expenses of their agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Collateral Agent and the Administrative Agent of any right or remedy under this Guarantee, the Credit Agreement or any other Loan Document;

          SECOND, to the ratable satisfaction of all other Borrower Obligations;

          THIRD, to the payment of all reasonable costs and expenses incurred by the Canadian Collateral Agent and Canadian Administrative Agent in connection with this Guarantee, the Canadian Credit Agreement, any other Canadian Loan Document or any of the Canadian Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Canadian Collateral Agent and Canadian Administrative Agent of any right or remedy under this Guarantee, the Canadian Credit Agreement or any other Canadian Loan Document;

          FOURTH, to the ratable satisfaction of all other Canadian Obligations; and

          FIFTH, to the Guarantors or their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

          10.  Representations and Warranties.  Each Guarantor represents and
               ------------------------------
warrants to the Collateral Agent and the other Secured Parties that:

          (a) it is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) it has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect;

          (c) it has the corporate power and authority to make, deliver and perform its obligations under this Guarantee and the other Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Credit Documents to which it is a party;

          (d) this Guarantee and the other Credit Documents to which it is a party have been duly executed and delivered on behalf of such Guarantor and constitute legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

          (e) the execution, delivery and performance of this Guarantee and the other Credit Documents to which it is a party will not violate any Requirement of Law or Contractual Obligation of such Guarantor in any respect that would reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to any Credit Document);

          (f) no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of such Guarantor or any other Credit Party in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any of the other Credit Documents to which it is a party, except for such as have been obtained or made;

          (g) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any of the other Credit Documents to which it is a party or any of the transactions contemplated hereby or thereby, or (ii) which, taking into account any indemnification by Westinghouse pursuant to the Acquisition Agreements, would reasonably be expected to have a Material Adverse Effect;

          (h) it has good marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except for Liens permitted by subsection 8.3 of the Credit Agreement;

          (i) it has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect, or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Guarantor); and no tax Lien has been filed, and, to the knowledge of such Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge other than real property taxes that are not yet delinquent.

          Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of
(i) each Extension of Credit to (or on behalf of) the Borrower under the Credit Agreement and (ii) each Canadian Extension of Credit to (or on behalf of) the Canadian Borrower under the Canadian Credit Agreement, in each case as though made hereunder on and as of such date.

          11.  Covenants.  Each Guarantor hereby covenants and agrees with the
               ---------
Collateral Agent and the other Secured Parties that, from and after the date of this Guarantee until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, the termination of the Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit, such Guarantor shall refrain from taking any action that would result in a violation of any of the covenants of the Borrower or any other Loan Party contained in the Credit Agreement or any other Loan
Document.

          12.  Further Assurances.  Each Guarantor hereby covenants and agrees
               ------------------
with the Collateral Agent and the other Secured Parties that, from and after the date of this Guarantee until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, the termination of the Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Guarantor, such Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Guarantee and the other Credit Documents to which it is a party and of the rights and powers herein and therein granted.

          13.  Authority of Collateral Agent.  Each Guarantor acknowledges that
               -----------------------------
the rights and responsibilities of the Collateral Agent under this Guarantee or any other Credit Document to which the Collateral Agent is a party with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or in any other Credit Document to which the Collateral Agent is a party or resulting or arising out of this Guarantee or any other Credit Document to which the Collateral Agent is a party shall, as among the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and the Canadian Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and such Guarantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation to make any inquiry respecting such authority.

          14.  Notices.  All notices, requests and demands under this Guarantee
               -------
shall be given in accordance with subsection 11.2 of the Credit Agreement and subsection 12.2 of the Canadian Credit Agreement and, in the case of each Guarantor, its address or transmission number for notices shall be as set forth under its signature below.

          The Secured Parties and the Guarantors may change their respective addresses and transmission numbers for notices by notice in the manner provided in subsection 11.2 of the Credit Agreement and subsection 12.2 of the Canadian Credit Agreement.

          15.  Counterparts.  This Guarantee may be executed by one or more of
               ------------
the Guarantors on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee signed by all the Guarantors shall be lodged with the Collateral Agent.

          16.  Term of Agreement.  Subject to the terms of paragraph 8 hereof,
               -----------------
this Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms until the payment and performance in full of the Notes, the Acceptance Reimbursement Obligations, the Reimbursement Obligations, and, to the extent then due and owing, all other Obligations, the termination of the Commitments and the expiration, termination or return to the relevant Issuing Lender of the Letters of Credit, notwithstanding that from time to time during the respective terms of the Credit Agreement and the Canadian Credit Agreement the Borrower and/or the Canadian Borrower may be free from any Obligations.

          17.  Severability.  Any provision of this Guarantee which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          18.  Integration.  This Guarantee represents the entire agreement of
               -----------
each Guarantor and the Collateral Agent with respect to the subject matter hereof and there are no promises or representations by any Guarantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not reflected or referred to herein.

          19.  Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None
               -----------------------------------------------------
of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Collateral Agent, provided that, at any Guarantor's
                                         --------
request, any provision of this Guarantee for the benefit of the Collateral Agent and/or the Secured Parties may be waived by the Collateral Agent and the other Secured Parties in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent.

          (b) Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to paragraph 19(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          20.  Judgment Currency.  (a)  If for the purposes of obtaining
               -----------------
judgment in any court it is necessary hereunder or under any other Credit Document to convert all or any part of the Obligations denominated in any currency (the "Original Currency") into another currency (the "Other Currency"), each Guarantor to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be the Current Exchange Rate in effect on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is paid or otherwise satisfied.

          (b) The obligation of each Guarantor in respect of any sum due hereunder in the Original Currency shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Secured Party of any sum adjudged to be so due in such Other Currency such Secured Party could, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Secured Party in the Original Currency, such Guarantor shall, as a separate obligation and notwithstanding any such judgment, indemnify such Secured Party against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to such Secured Party, such Secured Party shall remit such excess to such Guarantor.

          21.  Section Headings.  The section headings used in this Guarantee
               ----------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          22.  Submission To Jurisdiction; Waivers.  Each of the Guarantors and
               -----------------------------------
the Collateral Agent hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof, and, to the extent such legal action or proceeding relates to any of the Canadian Loan Documents to which it is a party, or is for recognition and enforcement of any judgment in respect thereof, the courts of the province of Ontario and the appellate courts thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Guarantor or the Collateral Agent, as the case may be, at its address referred to in paragraph 14 or at such other address of which the Collateral Agent or such Guarantor, as applicable, shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph 22 any punitive damages.

          23.  Acknowledgements.  Each Guarantor hereby acknowledges that:
               ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Credit Documents to which it is a party;

          (b) neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Credit Documents, and the relationship between the Collateral Agent and other Secured Parties, on the one hand, and the Borrower and the Guarantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

          24.  Successors and Assigns.  This Guarantee shall be binding upon the
               ----------------------
successors and assigns of each Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties. Any change or changes in the name or reorganization (whether by way of recapitalization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) of the Borrower or its business shall not affect or in any way limit or lessen the liability of any Guarantor hereunder and this Guarantee shall extend to any person, firm or corporation acquiring or from time to time carrying on the business of the Borrower so long as such person, firm or corporation shall be liable under the Obligations.

          25.  GOVERNING LAW.  THIS GUARANTEE SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          26.  Addition of Guarantors.  Subject to the terms and conditions of
               ----------------------
the Credit Agreement, from time to time the Borrower may create one or more Additional Subsidiaries. Concurrently with each creation of an Additional Subsidiary, the Borrower shall cause such Additional Subsidiary to execute and deliver to the Collateral Agent a supplement hereto, in substantially the form of Exhibit A hereto, whereupon such Additional Subsidiary shall be deemed for all purposes hereunder to be a Guarantor under this Guarantee, commencing on the effective date of such supplement.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the day first above written.


                              [INSERT NAME OF GUARANTOR]


                              By:__________________________
                                 Title:

                              Address for Notices:

                              _____________________________
                              _____________________________

                              Attention:  Chief Financial
                                           Officer
                              Telecopy:  __________________



ACKNOWLEDGED AND AGREED AS
OF THE DATE HEREOF BY:

BARCLAYS BANK PLC,
 as Collateral Agent


By:_______________________
   Title:

                                                            EXHIBIT A to the
                                                            Subsidiary Guarantee
                                                            --------------------

                  FORM OF ADDITIONAL SUBSIDIARIES SUPPLEMENT


          SUPPLEMENT, dated __________ __, to the Subsidiary Guarantee, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee"), made by each of the subsidiaries of WESCO
           --------------------
Distribution, Inc. (the "Borrower") from time to time parties thereto (the
                         --------
"Guarantors") in favor of Barclays Bank PLC, as Collateral Agent for the Secured
-----------
Parties (as defined therein).

                             W I T N E S S E T H :

          WHEREAS, the Subsidiary Guarantee provides that any Subsidiary of the Borrower, although not originally a Guarantor thereunder, may become a Guarantor thereunder by executing and delivering to the Collateral Agent a supplement in substantially the form of this Supplement; and

          WHEREAS, the undersigned desires to become a Guarantor under the Subsidiary Guarantee;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

          The undersigned agrees to be bound by all of the provisions of the Subsidiary Guarantee applicable to a Guarantor thereunder and agrees that it shall, on the date this Supplement is accepted by the Collateral Agent, become a Guarantor, for all purposes of the Subsidiary Guarantee to the same extent as if originally a party thereto.

          Terms defined in the Subsidiaries Guarantee shall have their defined meanings when used herein.

          IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                    [INSERT NAME OF ADDITIONAL SUBSIDIARY]


                    By:_____________________________
                       Title:


ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN:

BARCLAYS BANK PLC,
  as Collateral Agent

By:________________________
   Title:

                                                            EXHIBIT G TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------

                      [FORM OF ASSIGNMENT AND ACCEPTANCE]

                           ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Amended and Restated Credit Agreement, dated as of March 14, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among WESCO DISTRIBUTION, INC., a Delaware
              ----------------
corporation (the "Borrower"), the several banks and other financial institutions
                  --------
from time to time parties thereto (the "Lenders"), BARCLAYS BANK PLC, as
                                        -------
administrative agent for the Lenders (in such capacity, the "Administrative
                                                             --------------
Agent") and as collateral agent (in such capacity, the "Collateral Agent").
-----                                                   ----------------
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          __________________ (the "Assignor") and _____
                                   --------
________ (the "Assignee") agree as follows:
               --------

          1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Transfer Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under
      -----------------
     the Credit Agreement with respect to those credit facilities provided for in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a
     ------------------                      -------------------
     principal amount for each Assigned Facility as set forth on Schedule 1.

          2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any other Credit Party or any other obligor or the performance or observance by the Borrower, any other Credit Party or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements and other information delivered pursuant to subsections 5.1 and 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including its obligations pursuant to the paragraph 11.15 of the Credit Agreement, and, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to subsection 4.12(b) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be __________ ___, 19__ (the "Transfer Effective Date"). Following the
                                -----------------------
     execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to subsection 11.6 of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

          6. From and after the Transfer Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. Notwithstanding any other provision hereof, if the consent of the Borrower or the Administrative Agent hereto is required under subsection
     11.6 of the Credit Agreement, this Assignment and Acceptance shall not be effective unless such consent shall have been obtained.

          8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                               SCHEDULE 1 to the
                           Assignment and Acceptance
                           -------------------------


     Re: Amended and Restated Credit Agreement, dated as of March 14, 1997, among WESCO Distribution, Inc., the Lenders from time to time parties thereto, Barclays Bank PLC, as Administrative Agent and as Collateral Agent.


Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:

      Credit                   Commitment            Commitment Percentage
 Facility Assigned           Amount Assigned                Assigned

                             $_______________         ___._____________%


[NAME OF ASSIGNEE]                  [NAME OF ASSIGNOR]


By: ______________________          By:______________________
    Title:                             Title:


Accepted:                           Consented To:

BARCLAYS BANK PLC,
  as Administrative Agent           WESCO DISTRIBUTION, INC.


By: ______________________          By:______________________
    Title:                             Title:

                                                            EXHIBIT H TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


                                    FORM OF
                           CAF ADVANCE CONFIRMATION


                                                              _________ __, 199_


Barclays Bank PLC, as
  Administrative Agent
222 Broadway
New York, New York  10038

         Reference is made to the Amended and Restated Credit Agreement, dated as of March 14, 1997, among the undersigned, the Lenders named therein and Barclays Bank PLC, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                           ----------------
Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.5(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the CAF Advance Lender(s) to make CAF Advances to the undersigned on __________, 199_ under subsection 2.5(d) in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                              Very truly yours,

                              WESCO DISTRIBUTION, INC.


                              By_________________________
                                Title:

[NOTE: The Borrower must attach CAF Advance offer list prepared by the CAF Advance Agent with accepted amount entered by the Borrower to the right of each CAF Advance offer].

                                                            EXHIBIT I TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------



                                    FORM OF
                               CAF ADVANCE OFFER

                                                              ___________, 199__


Barclays Bank PLC, as
  Administrative Agent
222 Broadway
New York, New York  10038

          Reference is made to the Amended and Restated Credit Agreement, dated as of March 14, 1997, among the undersigned, the Lenders named therein and Barclays Bank PLC, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                           ----------------
Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          In accordance with subsection 2.5 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:

============================================================================
Borrowing Date:                    Aggregate Maximum Amount: $_________
     __________, 199__
============================================================================
Maturity Date 1:                   Maximum Amount: $__________
     __________, 199__             $________ offered at _______*
                                   $________ offered at _______*
============================================================================
Maturity Date 2:                   Maximum Amount: $__________
     __________, 199__             $________ offered at _______*
                                   $________ offered at _______*
============================================================================
Maturity Date 3:                   Maximum Amount: $__________
     __________, 199__             $________ offered at _______*
                                   $________ offered at _______*
============================================================================

     [NOTE: Insert the interest rate offered for the specified CAF Advance where indicated by an asterisk (*). In the case of LIBOR Rate CAF Advances, insert a margin bid. In the case of Fixed Rate CAF Advances, insert a fixed rate bid.]

                              Very truly yours,

                              [NAME OF LENDER]


                              By___________________________
                                Title:
                                Telephone No.:
                                Telecopy No.:

                                                            EXHIBIT J TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------



                                    FORM OF
                              CAF ADVANCE REQUEST


                                                               __________, 199__

Barclays Bank PLC, as
  Administrative Agent
222 Broadway
New York, New York  10038

          Reference is made to the Amended and Restated Credit Agreement, dated as of March 14, 1997, among the undersigned, the Lenders named therein and Barclays Bank PLC, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                           ----------------
Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          This is a [Fixed Rate] [LIBOR Rate] CAF Advance Request pursuant to subsection 2.5 of the Credit Agreement requesting offers for the following CAF
Advances:

          [NOTE: Pursuant to the Credit Agreement, a CAF Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a CAF Advance Request shall contain the information specified in the second paragraph of this form.]


                          Loan 1       Loan 2       Loan 3
--------------------------------------------------------------
 Aggregate Principal    $__________  $__________  $_________
 Amount
--------------------------------------------------------------
 Borrowing Date
--------------------------------------------------------------
 CAF Advance Maturity
 Date
--------------------------------------------------------------

--------------------------------------------------------------
 CAF Advance Interest
 Payment Dates
==============================================================


                                    Very truly yours,

                                    WESCO DISTRIBUTION, INC.

                                    By_______________________
                                      Title:

                                                            EXHIBIT K TO
                                                            AMENDED AND RESTATED
                                                            CREDIT AGREEMENT
                                                            --------------------


Barclays Bank PLC
222 Broadway
New York, New York  10038

WESCO Distribution, Inc.
Commerce Court
Suite 700
Four Station Square
Pittsburgh, Pennsylvania  15219

Ladies and Gentlemen:

          Reference is made to (a) the Amended and Restated Credit Agreement, dated as of March 14, 1997, among WESCO Distribution, Inc., the several banks and other financial institutions from time to time parties thereto and Barclays Bank PLC, as administrative agent and as collateral agent, and (b) the Amended and Restated Credit Agreement, dated as of March 14, 1997, among WESCO Distribution-Canada, Inc., the several banks and other financial institutions from time to time parties thereto, The Bank of Nova Scotia, as administrative agent, and Barclays Bank PLC, as collateral agent (collectively, the "Credit Agreements"). Terms defined in the Credit Agreements shall have their defined meanings when used herein.

          The undersigned hereby resigns as Collateral Agent under the Credit Agreements, effective as of the "Effective Date" (as such term is defined in the Credit Agreements). In connection therewith, the undersigned agrees to execute and deliver all such instruments and documents (including, without limitation, UCC-3 assignment forms and amendments to the Security Documents and Guarantees) as may be reasonably requested by Barclays, the successor Collateral Agent, to reflect the assignment to Barclays of the rights and obligations of the undersigned as Collateral Agent effected hereby and by the Credit Agreements.

                              Very truly yours,

                              FLEET CAPITAL CORPORATION


                              By__________________
                                Title:


Agreed to and Accepted:

WESCO DISTRIBUTION, INC.


By____________________
  Title:

WESCO DISTRIBUTION-CANADA,INC.


By____________________
   Title:



CDW HOLDING CORPORATION


By____________________
   Title:



BARCLAYS BANK PLC


By____________________
   Title:

          FIRST AMENDMENT (this "First Amendment"), dated as of February 13,
                                 ---------------
1998, to the Amended and Restated Credit Agreement, dated as of March 14, 1997 (the "Credit Agreement"), among WESCO DISTRIBUTION, INC., a Delaware corporation
 ---------------------
(the "Borrower"), the several banks and other financial institutions from time
      --------
to time parties thereto (the "Lenders"), BARCLAYS BANK PLC, a banking
                              -------
corporation organized under the laws of the United Kingdom ("Barclays"), as
                                                             --------
administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), and as collateral agent for the Lenders thereunder (in
 --------------------
such capacity, the "Collateral Agent").
                    ----------------

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, the Borrower has requested and the Administrative Agent, the Collateral Agent and the Lenders have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement for the purpose of, among other things, (i) modifying the definition of "Margin Reduction Percentage", (ii) modifying the definitions of "Borrowing Base" and "Borrowing Base Elimination Period", (iii) modifying the definition of "Change of Control", (iv) modifying the definition of "Termination Date", (v) modifying the definition of "Consolidated Funded Indebtedness", (vi) modifying the definition of "Consolidated EBITDA", (vii) modifying the definition of "Consolidated Interest Expense", (viii) modifying the Consolidated Net Worth covenant, (ix) modifying the covenant relating to the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA, (x) increasing the permitted Indebtedness basket, (xi) increasing the basket for sale and leaseback transactions, (xii) modifying the basket for sales of assets, (xiii) deleting the capital expenditures covenant,
(xiv) modifying the acquisitions covenant, (xv) releasing all of the Collateral and releasing the Collateral Agent from its obligations under the Credit Agreement and (xvi) increasing the Commitments by the aggregate amount of $85,000,000.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Credit Agreement as follows:

          1.   Defined Terms. Capitalized terms used herein and not defined
               -------------
herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by this First Amendment.

          2.   Amendment to Section 1 of the Credit Agreement.
               ----------------------------------------------

          a. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

          "Bond Rating": the Moody's Bond Rating and the S&P Bond Rating.
           -----------

          "First Amendment":  the First Amendment, dated as of February 13,
           ---------------
     1998, to this Credit Agreement.

          "First Amendment Effective Date":  as defined in paragraph 12 of the
           ------------------------------
     First Amendment.

          "Moody's":  Moody's Investors Service, Inc.
           -------

          "Moody's Bond Rating":  for any day, the actual rating of the
           -------------------
     Borrower's senior long-term unsecured debt by Moody's in effect at 9:00 A.M., New York City time, on such day. If Moody's shall have changed its system of classifications after the date of the First Amendment, the Moody's Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to such specified level under the old rating system.

          "S&P": Standard and Poor's Ratings Service.
           ---

          "S&P Bond Rating":  for any day, the actual rating of the Borrower's
           ---------------
     senior long-term unsecured debt by S&P in effect at 9:00 A.M., New York City time, on such day. If S&P shall have changed its system of classifications after the date of the First Amendment, the S&P Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to such specified level under the old rating system.

          b. Section 1 of the Credit Agreement is hereby amended by deleting the definitions of "Borrowing Base", "Borrowing Base Elimination Period", "Change of Control", "Consolidated EBITDA", "Consolidated Funded Indebtedness", "Consolidated Interest Expense", "Margin Reduction Percentage" and "Termination Date", each in its entirety and replacing each with the following:

          "Borrowing Base":  an amount equal to the aggregate Commitments.
           --------------

          "Borrowing Base Elimination Period":  the period commencing on the
           ---------------------------------
     First Amendment Effective Date and ending on the Termination Date.

          "Change of Control":  the occurrence of any one or more of the
           -----------------
     following events: (i) at any time prior to the date upon which shares of common stock of

     Holdings shall have been sold in an underwritten public offering for aggregate gross cash proceeds of at least $150,000,000, CD&R, C&D Fund IV and the Affiliates of C&D Fund IV and CD&R shall in the aggregate beneficially own shares of Voting Stock of Holdings constituting less than 30% of the total voting power of all outstanding shares of Voting Stock of Holdings; or (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) other than CD&R, C&D Fund IV and the Affiliates of C&D Fund IV and CD&R shall have acquired (a) beneficial ownership of more than 30% of the outstanding shares of Voting Stock of Holdings or (b) the power (whether or not exercised) to elect a majority of Holdings' directors; or (iii) Holdings shall cease for any reason to own beneficially and of record 100% of the Capital Stock of the Borrower; or
     (iv) the Borrower shall cease for any reason to own beneficially and of record 100% of the Capital Stock of the Canadian Borrower and of RealCo; or
     (v) except as permitted by subsection 8.5 or 8.6, the Borrower, directly or indirectly through one or more Additional Subsidiaries, shall cease for any reason to own beneficially and of record at least 80% of the Capital Stock of each Additional Subsidiary; (vi) except as permitted by subsection 9.1 or 9.2 of the Canadian Credit Agreement, the Canadian Borrower, directly or through one or more of its Subsidiaries, shall cease for any reason to own beneficially and of record 100% of the Capital Stock of each Subsidiary of the Canadian Borrower or (vii) during any two year period, individuals who at the beginning of such period constituted Holdings' board of directors (together with any new directors whose election by the board of directors of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings; as used in this paragraph, "Voting Stock" shall mean
                                                        ------------
     shares of Capital Stock entitled to vote generally in the election of directors.

          "Consolidated EBITDA":  of any Person, for any period, the
           -------------------
     Consolidated Net Income of such Person for such period, adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash interest expense and any other non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits and (h) any gains or losses associated with the sale or write-up or write-down of assets, provided that in the event that such
                                          --------
     Person makes an Investment in any other Person pursuant to subsection 8.10(g) on any date during such period, the Consolidated

     EBITDA for such period shall be computed on the assumption that such Investment and any related financing thereof was completed on the first day of such period.

          "Consolidated Funded Indebtedness":  of the Borrower and its
           --------------------------------
     consolidated Subsidiaries, at the date of determination thereof, (i) all Indebtedness of the Borrower hereunder and of the Canadian Borrower under the Canadian Credit Agreement (in each case, regardless of when such Indebtedness matures), (ii) the aggregate then net unrecovered purchase price of any purchasers of receivables from the Borrower or any of its Subsidiaries in a transaction permitted by Section 8.6(i), and (iii) all other Indebtedness of the Borrower and its consolidated Subsidiaries (other than Indebtedness referred to in clause (e) of the definition thereof), determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after such date, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date;

     provided that Indebtedness of the Borrower and its consolidated
     --------
     Subsidiaries in respect of the First Mortgage Notes shall be excluded from the calculation of Consolidated Funded Indebtedness.

          "Consolidated Interest Expense":  of any Person, for any period, cash
           -----------------------------
     interest expense of such Person for such period on its Indebtedness determined on a consolidated basis in accordance with GAAP, provided that
                                                                 --------
     in the event that the such Person makes an Investment in any other Person pursuant to subsection 8.10(g) on any date during such period the Consolidated Interest Expense for such period shall be computed on the assumption that such Investment and any related financing thereof was completed on the first day of such period.

          "Margin Reduction Percentage":  (a)  during the period from and
           ---------------------------
     including the Closing Date to but excluding the Adjustment Date which occurs concurrently with the delivery by the Borrower pursuant to subsection 7.1(c) of its financial statements for the quarterly period ended June 30, 1995, zero and (b) during each Margin Adjustment Period which commences on or after the Adjustment Date referred to in clause (a) above, and

          (i) if the Borrower's Moody's Bond Rating and/or S&P Bond Rating on the last day of the quarter immediately proceeding the commencement of such Margin Adjusted Period is at or above Baa3/BBB-, and if either the Moody's Bond Rating or the S&P Bond Rating on such day is (A) at or above A3/A-, .85% (when used in the definitions of Applicable Margin and L/C Commission Rate) and .425% (when used in the definition of Facility Fee Rate), (B) at or above Baa1/BBB+, but below A3/A-, .81% (when used in the definitions of

          Applicable Margin and L/C Commission Rate) and .415% (when used in the definition of Facility Fee Rate), (C) at or above Baa2/BBB, but below Baa1/BBB+, .775% (when used in the definitions of Applicable Margin and L/C Commission Rate) and .40% (when used in the definition of Facility Fee Rate), (D) at or above Baa3/BBB-, but below Baa2/BBB, .75% (when used in the definitions of Applicable Margins and L/C Commission Rate) and .35% (when used in the definition of Facility Fee
          Rate);

          (ii if the Borrower's Moody's Bond Rating and/or S&P Bond Rating on the last day of the quarter immediately preceding the commencement of such Margin Adjusted Period is below Baa3/BBB-, and if the Fixed Charge Coverage Ratio for the four consecutive fiscal quarters of the Borrower ending immediately preceding the commencement of such Margin Adjustment Period (determined by reference to the certificates delivered pursuant to subsection 7.2(b) concurrently with the financial statements delivered under subsection 7.1(a) or (c), or the Annual Unaudited Financial Statements (as defined below in this definition), as the case may be, with respect to such four consecutive fiscal quarters) is (i) less than 3.00:1, zero, (ii) less than 3.50:1 but greater than or equal to 3.00:1, 0.125% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.125% (when used in the definition of Facility Fee Rate), (iii) less than 4.00:1 but greater than or equal to 3.50:1, 0.375% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.125% (when used in the definition of Facility Fee Rate), (iv) less than 4.50:1 but greater than or equal to 4.00:1, 0.5625% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.1875% (when used in the definition of Facility Fee Rate), (v) less than 5.00:1 greater than or equal to 4.50:1, 0.65% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.25% (when used in the definition of Facility Fee Rate), (vi) greater than or equal to 5.00:1, .725% (when used in the definitions of Applicable Margin and L/C Commission Rate) and 0.275% (when used in the definition of Facility Fee Rate);

       provided that notwithstanding the forgoing paragraph (b):
       --------

               (w) if at any time the percentage determined pursuant to paragraph (b)(i) by reference to a Bond Rating exceeds the percentage determined by reference to the other respective Bond Rating, the Margin Reduction Percentage shall be the higher percentage (unless the difference between the two Bond Ratings is two or more levels, in which case the Margin Reduction Percentage shall be determined by reference to the Bond Rating which is one level higher than the lower of such two Bond Ratings);

               (x) during any period from and including the date on which an Event of Default has occurred to but excluding the date on which such Event of Default is no longer continuing, the Margin Reduction Percentage shall be zero;

               (y) if for any Margin Adjustment Period the rate is determined pursuant to paragraph (b)(ii), above, and the Borrower delivers to the Administrative Agent any financial statements referred to in clause
          (b) of the definition of Adjustment Date (each, an "Annual Unaudited
                                                              ----------------
          Financial Statement") and thereafter the financial statements
          -------------------
          delivered pursuant to subsection 7.1(a) in respect of the period covered by such Annual Unaudited Financial Statement demonstrates a Fixed Charge Coverage Ratio for such period which differs from that demonstrated by such Annual Unaudited Financial Statement, any change in the Margin Reduction Percentage occurring as a result of such difference shall be given retroactive effect to the first Business Day after delivery of such Annual Unaudited Financial Statement; and

               (z) if any Financial Statement Delivery Default becomes an Event of Default, the Margin Reduction Percentage (if greater than zero) that was in effect for the period commencing on the date such Financial Statement Delivery Default occurred to the date such Financial Statement Delivery Default became an Event of Default shall be retroactively adjusted to zero for such period and shall remain zero until the first Business Day following receipt by the Administrative Agent of the financial statements the failure to deliver which gave rise to such Financial Statement Delivery Default, which date shall constitute an Adjustment Date and upon which date the Margin Adjustment Percentage shall be determined in accordance with the other provisions of this definition.

     If payments are made hereunder on the basis of a Margin Reduction Percentage that is retroactively adjusted as a result of the occurrence of any of the events described in clauses (x), (y) or (z) of the proviso to the immediately preceding sentence, the Lenders and the Borrower shall make such payments to the Administrative Agent (which shall credit the account of the Borrower or allocate such payments among the Lenders in accordance with their respective interests in the payments theretofore made hereunder, as the case may be, on the basis of the Margin Reduction Percentage that was so retroactively adjusted) as may be necessary to give effect to such adjustment, such payments to be calculated by the Administrative Agent (which shall notify the Borrower and the Lenders thereof) and to be made as soon as practicable (but in any event no later than two Business Days after such notice is given by the Administrative Agent) and to include interest at the applicable Federal Funds Effective Rate for the period from the date to which the Margin Reduction Percentage has been retroactively adjusted to the date of the applicable payment on any amounts required to be paid as a result of such retroactive adjustment.

          "Termination Date":  February 28, 2001.
           ----------------

          3.   Amendment of Sections 8.1(a) and 8.1(b) to the Credit Agreement.
               ---------------------------------------------------------------
Sections 8.1(a) and 8.1(b) are hereby amended by deleting them in their entirety and substituting in lieu thereof the following:

          "(a)  Maintenance of Net Worth.  Permit Consolidated Net Worth of
                ------------------------
     Holdings and its consolidated Subsidiaries at any time to be less than $100,000,000.

          (b) Ratio of Consolidated Funded Indebtedness to Consolidated EBITDA.
              ----------------------------------------------------------------
Permit, on the last day of any fiscal quarter of Holdings ending during any period set forth below (each a "Test Period"), the ratio of Consolidated Funded
                                -----------
Indebtedness to Consolidated EBITDA of Holdings and its consolidated Subsidiaries for the period of four consecutive fiscal quarters of Holdings ending on such day to be greater than the ratio set forth opposite such Test Period below:

              Test Period                    Ratio
----------------------------------------  -----------

            12/31/97-3/30/98               5.00 : 1.0
            3/31/98-6/29/98                4.50 : 1.0
            6/30/98-9/29/98                4.25 : 1.0
            9/30/98-3/30/00                4.00 : 1.0
               Thereafter                 3.75 : 1.0"

          4.  Amendment of Section 8.2(e) to the Credit Agreement.  Section
              ---------------------------------------------------
8.2(e) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

          "(e) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease, a sale and leaseback transaction or otherwise) otherwise permitted pursuant to this Agreement in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $35,000,000 at any one time outstanding."

          5.  Amendment of Section 8.2(m) to the Credit Agreement.  Section
              ---------------------------------------------------
8.2(m) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

          "(m) additional Indebtedness of the Borrower or any of its Subsidiaries not exceeding $30,000,000 in aggregate principal amount at any one time outstanding; and"

          6.  Amendment of Section 8.6(g) to the Credit Agreement.  Section
              ---------------------------------------------------
8.6(g) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

          "(g) Dispositions of assets in a transaction or series of related transactions where (i) the amount, if any, by which the aggregate book value of the assets subject to any single Disposition or series of related Dispositions exceeds the aggregate Net Cash Proceeds of such Disposition or series of Dispositions not greater than $30,000,000 and (ii) after giving effect to any such Disposition, the amount, if any, by which the aggregate book value of all assets subject to Dispositions during the period from the First Amendment Effective Date to and including the date of such Disposition exceeds the aggregate Net Cash Proceeds of all Dispositions during such period is not greater than $60,000,000, provided that (i) no
                                                         --------
     Default or Event of Default shall occur and shall be continuing on the date of any such Disposition or would occur as a result thereof, (ii) such Net Cash Proceeds are applied to the repayment of the Extensions of Credit pursuant to subsection 4.4(c), (iii) the proceeds of such Disposition consist solely of cash and are in an amount not less than the fair market value of the assets subject to such Disposition and (iv) notwithstanding the foregoing, no Disposition constituting a Mixed Asset Sale shall be permitted hereunder if, after giving effect thereto, the sum of (A) the Aggregate Asset Sale Shortfall Amount and (B) the U.S. Dollar equivalent (determined on the basis of then Current Exchange Rates from time to time) of the Canadian Aggregate Asset Shortfall Amount would exceed $15,000,000;"

          7.  Amendment of Section 8.6 to the Credit Agreement.  Section 8.6 is
              ------------------------------------------------
hereby amended by adding the following as new paragraph (i):

          "(i) sales without recourse of receivables, provided that (i) the
                                                      --------
     aggregate Net Cash Proceeds of all such sales does not exceed $100,000,000,
     (ii) no Default or Event of Default shall have occurred and shall be continuing on the date of any such sale or would occur as a result thereof,
     (iii) such Net Cash Proceeds are applied to the repayment of the Extensions of Credit pursuant to subsection 4.4(c), and (iv) the proceeds of such sales consist solely of cash and are in an amount not less than the fair market value of the receivables sold."

          8.   Amendment of Section 8.9 to the Credit Agreement.  Section 8.9 is
               ------------------------------------------------
hereby amended by deleting it in its entirety.

          9.  Amendment of Section 8.10(g) to the Credit Agreement.  Section
              ----------------------------------------------------
8.10(g) is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

          "(g) Investments by the Borrower or any of its Subsidiaries consisting of the acquisition by purchase or otherwise of all or substantially all of the business or assets of, or evidences of beneficial ownership of, any Person or any division thereof; provided that on or prior to the date which
                                     --------
     is 5 Business Days prior to such Investment, the Borrower shall have delivered to each Lender a certificate of a Responsible Officer confirming and setting forth in reasonable detail computations showing that after giving effect to such Investment (i) the Borrower would be in compliance with the provisions of subsection 8.1 as at and for the applicable period ending on the last day of the then most recently ended fiscal quarter for which financial statements shall have been delivered to the Lenders pursuant to subsection 7.1 after giving pro forma effect to such Investment by assuming such Investment and any related financing thereof was completed on the first day of such period, (ii) immediately before and after giving effect to such Investment or series of related Investments, no Default or Event of Default shall have occurred or be continuing and (iii) the Available Commitments would exceed $25,000,000."

          10.  Amendment of Section 8.13 to the Credit Agreement.  Section 8.13
               -------------------------------------------------
is hereby amended by deleting it in its entirety.

          11.  Amendment of Schedule 1 to the Credit Agreement.  The table of
               -----------------------------------------------
Commitment Amounts set forth in Part A of Schedule 1 of the Credit Agreement is hereby deleted in its entirety and replaced by the table set forth in Part A of
Schedule 1 to this First Amendment.

          12.  Termination of Existing Security Documents.  The Administrative
               ------------------------------------------
Agent and the Lenders hereby agree to (i) terminate all "Security Documents" (as defined in the Credit Agreement), and (ii) release and return, without recourse, representation or warranty, all collateral security delivered under such Security Documents. The Collateral Agent is hereby released by the Lenders, the Borrower and the Administrative Agent from any duties and obligations in its capacity as Collateral Agent under the Agreement.

          13.  Conditions of Effectiveness.  This First Amendment shall become
               ---------------------------
effective upon satisfaction of each of the following conditions: (i) the signing of this First Amendment, or, as the case may be, the consent hereto provided for below, by the Lenders

(after giving effect to this First Amendment), the
Borrower, the Canadian Borrower, the Canadian Lenders, Holdings and each Subsidiary Guarantor, (ii) the occurrence of the "First Amendment Effective Date" under and as defined in the First Amendment, dated as of February __, 1998 to the Canadian Credit Agreement and (iii) the first date upon which each of the conditions precedent set forth below are satisfied (the date upon which all the conditions set forth in clauses (i), (ii) and (iii) above shall be satisfied, the "First Amendment Effective Date").
     ------------------------------

          a.  Representations and Warranties.  Each of the representations and
              ------------------------------
     warranties made by any Loan Party (other than RealCo) pursuant to the Credit Agreement, this First Amendment or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any such Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date.

          b.  No Default.  No Default or Event of Default shall have occurred
              ----------
     and be continuing on and as of the First Amendment Effective Date.

          c.  Revolving Credit Notes.  The Administrative Agent shall have
              ----------------------
     received on behalf of each Lender a new Revolving Credit Note duly executed and delivered by the Borrower which shall be exchanged for the existing Revolving Credit Note payable to such Lender (which existing Revolving Credit Note shall be returned to the Borrower).

          d.  Legal Opinions.  The Administrative Agent shall have received,
              --------------
     with a copy for each Lender, the executed legal opinions of (A) Debevoise & Plimpton, special counsel to the Borrower and the other Credit Parties, substantially in the form of Exhibit A and (B) the General Counsel of the
                                  ---------
     Borrower, substantially in the form of Exhibit B.
                                            ---------

          e.  Corporate Proceedings of the Borrower.  The Administrative Agent
              -------------------------------------
     shall have received, with a copy for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing
     (i) the execution, delivery and performance of this First Amendment, the Revolving Credit Notes to be delivered pursuant to clause (c) of this paragraph 3 and the other related documents to which it is or will be a party and (ii) the increase in the amount of the Commitments contemplated hereby, certified by the Secretary or an Assistant Secretary of the Borrower as of the First Amendment

     Effective Date, which certificate shall
     be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded.

          f.  Incumbency Certificates of the Borrower.  The Administrative Agent
              ---------------------------------------
     shall have received, with a copy for each Lender, a certificate of a Responsible Officer of the Borrower, dated the First Amendment Effective Date, as to the incumbency and signature of the officers of the Borrower executing this First Amendment and any related document, reasonably satisfactory in form and substance to the Administrative Agent.

          14.  Prepayment of Loans.  On the First Amendment Effective Date, the
               -------------------
Borrower agrees to prepay all of the Loans outstanding under the Credit Agreement as well as any unpaid and accrued interest thereon and any amounts payable pursuant to subsections 4.5, 4.8 and 4.13 of the Credit Agreement therewith.

          15.  APPLICABLE LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND
               --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          16.  Counterparts.  This First Amendment may be executed in two or
               ------------
more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

          17.  Headings.  Section headings used in this First Amendment are for
               --------
convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

          18.  Credit Agreement.  Except as expressly amended hereby, the Credit
               ----------------
Agreement shall continue in full force and effect in accordance with the provisions thereof in effect on the date hereof. As used therein, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the First Amendment Effective Date, unless the context otherwise specifically requires, the Credit Agreement as amended by this First Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                  WESCO DISTRIBUTION, INC.


                  By: /s/
                     -----------------------------------------
                  Name:
                  Title:


                  BARCLAYS BANK PLC, as Administrative Agent,
                  Collateral Agent, Issuing Bank,
                  Swing Line Lender and a Lender



                  By: /s/
                     -----------------------------------------
                  Name:
                  Title:


                  BANK OF AMERICA NATIONAL TRUST AND
                  SAVINGS ASSOCIATION, as a Co-Agent and
                  a Lender



                  By: /s/
                     -----------------------------------------
                  Name:
                  Title:

                  THE BANK OF NEW YORK, as a Co-Agent and
                  a Lender



                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:


                  THE BANK OF NOVA SCOTIA, as a Co-Agent
                  and Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:

                  THE CHASE MANHATTAN BANK, as a Co-Agent
                  and a Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:


                  THE FIRST NATIONAL BANK OF CHICAGO, as a
                  Co-Agent and a Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:

                  MELLON BANK, N.A., as a Co-Agent and a Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:


                  NATIONSBANK, N.A., as a Co-Agent and a Lender

                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:


                  PNC BANK, National Association, as a Co-Agent and Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:


                  ABN AMRO BANK, N.V., as a Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:

                  NATIONAL CITY BANK OF PENNSYLVANIA, as
                  a Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:









                  THE TORONTO-DOMINION BANK, as a Lender


                  By: /s/
                     -------------------------------------------
                  Name:
                  Title:

Consented and Agreed to:


THE BANK OF NOVA SCOTIA, as
     Administrative Agent under the Canadian
     Credit Agreement, Canadian Swing Line
     Lender and a Canadian Lender


By: /s/
   ---------------------------------------
     Name:
     Title:


BARCLAYS BANK PLC, as Collateral Agent
     under the Canadian Credit Agreement


By: /s/
   ---------------------------------------
     Name:
     Title:


MELLON BANK CANADA, as a Co-Agent under
     the Canadian Credit Agreement and a
     Canadian Lender


By: /s/
   ---------------------------------------
     Name:
     Title:

THE TORONTO-DOMINION BANK, as a
     Canadian Lender


By: /s/
   ---------------------------------------
     Name:
     Title:



CDW HOLDINGS CORPORATION, as a
     Guarantor under the Credit Agreement


By: /s/
   ---------------------------------------
     Name:
     Title:


WESCO DISTRIBUTION CANADA, INC.,
     as the Borrower under the
     Canadian Credit Agreement


By: /s/
   ---------------------------------------
     Name:
     Title:

                             COMMITMENTS; ADDRESSES


A.   Commitment Amounts




                Lender                            Commitment
----------------------------------------------------------------------
Barclays Bank PLC                                           62,841,558
----------------------------------------------------------------------
First Chicago/NBD                                           39,000,000
----------------------------------------------------------------------
NationsBank                                                 42,500,000
----------------------------------------------------------------------
PNC Bank                                                    47,500,000
----------------------------------------------------------------------
Bank of Nova Scotia                                         23,500,000
----------------------------------------------------------------------
Toronto Dominion                                            20,908,442
----------------------------------------------------------------------
Mellon                                                      30,250,000
----------------------------------------------------------------------
Bank of America                                             35,000,000
----------------------------------------------------------------------
Chase                                                       30,000,000
----------------------------------------------------------------------
Bank of New York                                            25,000,000
----------------------------------------------------------------------
National City Bank                                          25,000,000
----------------------------------------------------------------------
ABN-AMRO                                                    18,500,000
----------------------------------------------------------------------

TOTAL                                                     $400,000,000
======================================================================

                [FORM OF LEGAL OPINION OF DEBEVOISE & PLIMPTON-
           SPECIAL COUNSEL TO THE BORROWER AND OTHER CREDIT PARTIES]



                    See attached

           [FORM OF LEGAL OPINION OF GENERAL COUNSEL OF THE BORROWER]



                    See attached

                                       20